--------------------------------------------------------------------------------
    As filed with the Securities and Exchange Commission on November 9, 2001
                                                 Registration No. 333-68912


                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1
                                     TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------
                           BIOVEST INTERNATIONAL, INC.
                 (Name of Small Business Issuer in its Charter)

               Delaware                                  2834                                41-1412084
   --------------------------------          ----------------------------              ----------------------
     (State or other jurisdiction            (Primary standard industrial                 (I.R.S. employer
   of incorporation or organization)          classification code number)              identification number)

                                540 Sylvan Avenue
                           Englewood Cliffs, NJ 07632
                                 (201) 816-8900
              -----------------------------------------------------
              (Address and Telephone Number, of Principal Executive
                                    Offices)


                                540 Sylvan Avenue
                           Englewood Cliffs, NJ 07632
                    -----------------------------------------
                     (Address of Principal Place of Business
                    or Intended Principal Place of Business)

                             Christopher Kyriakides
                             Chief Executive Officer
                                540 Sylvan Avenue
                           Englewood Cliffs, NJ 07632
                                 (201) 816-8900
               --------------------------------------------------
                (Name, Address, and Telephone Number, of Agent or
                                    Service)

                                   Copies to:

                              Robert H. Cohen, Esq.
                            Jonathan K. Bender, Esq.
                     Morrison Cohen Singer & Weinstein, LLP
                              750 Lexington Avenue
                            New York, New York 10022
                                 (212) 735-8600

         Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.       [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.       [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.     [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.      [ ]

                     --------------------------------------

                         Calculation of Registration Fee


----------------------------- ---------------------- ----------------------- ---------------------- -----------------------

    TITLE OF EACH CLASS                                    MAXIMUM            PROPOSED MAXIMUM           AMOUNT OF
    OF SECURITIES TO BE          AMOUNT TO BE           OFFERING PRICE            AGGREGATE             REGISTRATION
         REGISTERED               REGISTERED            PER SHARE (1)          OFFERING PRICE               FEE
----------------------------- ---------------------- ----------------------- ---------------------- -----------------------

Common stock, $.01 par value       13,915,968               $ 3.00               $41,747,904             $10,437.00
per share(2)
----------------------------- ---------------------- ----------------------- ---------------------- -----------------------
Common stock, $.01 par value          807,500               $ 5.00               $ 4,037,500             $ 1,010.00
per share(3)
----------------------------- ---------------------- ----------------------- ---------------------- -----------------------
Common stock, $.01 par value           25,000               $ 7.50               $   187,500             $    47.00
per share(3)
----------------------------- ---------------------- ----------------------- ---------------------- -----------------------
Common stock, $.01 par value          125,000               $10.00               $ 1,250,000             $   313.00
per share(3)
----------------------------- ---------------------- ----------------------- ---------------------- -----------------------
Common stock, $.01 par value           25,000               $20.00               $   500,000             $   125.00
per share(3)
----------------------------- ---------------------- ----------------------- ---------------------- -----------------------
Total                              14,898,468                                    $47,722,904             $11,932.00
----------------------------- ---------------------- ----------------------- ---------------------- -----------------------
Amount previously paid(4)..............................................................................  $ 2,471.40
----------------------------- ---------------------- ----------------------- ---------------------- -----------------------
Amount owed ...........................................................................................  $ 9,460.60
----------------------------- ---------------------- ----------------------- ---------------------- -----------------------



-------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act of 1993, as amended.

(2) Includes (i) 1,022,500 shares issuable upon exercise of warrants at various prices, all of which are less than or equal to the maximum offering price per share; (ii) 2,340,000 shares issuable upon exercise of incentive stock options at various prices, all of which are less than or equal to the maximum offering price per share; (iii) 617,500 shares issuable upon exercise of non-qualified stock options at various prices, all of which are less than or equal to the maximum offering price per share and (iv) 574,996 shares of common stock issuable upon conversion of convertible notes. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement covers any additional shares of the Registrant's common stock that may become issuable pursuant to the anti-dilution provisions in the warrants, options and convertible notes.

(3)       Includes shares of Common Stock issuable upon exercise of warrants.

(4) The Registrant previously paid $2,471.40 in connection with the filing on September 4, 2001.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  Subject to completion dated November 9, 2001




The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    -----------------------------------------



                       14,898,468 Shares of common stock



                           BIOVEST INTERNATIONAL, INC.


         This prospectus relates to the resale by the selling stockholders listed on pages 38 through 44 of this prospectus of up to 14,898,468 shares of our common stock. The selling stockholders may sell our common stock in a public or private transaction, in the principal market on which the stock is traded, if any, at prevailing market prices, or at privately negotiated prices. The selling stockholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. Sales of shares of our common stock by the selling stockholders may be at whatever price they negotiate or at prices and terms prevailing at the then current market. The registration of shares of our common stock that may be offered pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered and sold. For more information, see "Plan of Distribution." Certain of the selling stockholders may be deemed underwriters of the shares of common stock that they are offering pursuant to this prospectus.


         There is currently no public market for our common stock and it is possible that no such market will develop or that trading will not commence for a substantial period of time after the date of this prospectus.

         We will not receive any proceeds from the sale of our common stock by the selling stockholders. However, we may receive up to $11,983,125 of proceeds from the sale of 4,962,500 shares of our common stock issuable upon exercise of warrants or options by the selling stockholders and the cancellation of $1,724,988 of debt owed by us from the conversion of certain notes into shares of common stock. No shares of our common stock have been registered since we emerged from bankruptcy.


         Please see "Risk Factors" beginning on page 7 to read about certain factors you should consider before buying shares of common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                        [ ], 2001

         Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

         You should rely only on information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling stockholders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other then the date on the front page of this prospectus.

                                TABLE OF CONTENTS
                                -----------------

SPECIAL NOTES REGARDING FORWARD LOOKING STATEMENTS................................................................1
PROSPECTUS SUMMARY................................................................................................1
RISK FACTORS......................................................................................................7
DIVIDEND POLICY..................................................................................................15
USE OF PROCEEDS..................................................................................................15
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.........................................................15
CAPITALIZATION...................................................................................................17
SELECTED FINANCIAL DATA..........................................................................................18
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS.......................................................20
BUSINESS.........................................................................................................24
MANAGEMENT.......................................................................................................34
INDEMNIFICATION FOR SECURITIES ACT LIABILITY.....................................................................38
SELLING STOCKHOLDERS.............................................................................................38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................47
PLAN OF DISTRIBUTION.............................................................................................48
DESCRIPTION OF SECURITIES........................................................................................50
LEGAL MATTERS....................................................................................................51
EXPERTS..........................................................................................................51
ADDITIONAL INFORMATION...........................................................................................51
INDEX TO FINANCIAL STATEMENTS...................................................................................F-1

               SPECIAL NOTES REGARDING FORWARD LOOKING STATEMENTS

         Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis or Plan of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "intend," "forecast," "anticipate," "believe," "estimate," "predict," "potential," "continue" or the negative of these terms or other comparable terminology. The forward-looking statements contained in this prospectus involve known and unknown risks, uncertainties and other factors that may cause our or our industry's current results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. These factors include, among others, those listed under "Risk Factors" and elsewhere in this prospectus.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on forward-looking statements.


                               PROSPECTUS SUMMARY

         The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all the information you should consider. Therefore, you should also read the more detailed information set out in this prospectus and the financial statements.


                           BIOVEST INTERNATIONAL, INC.


                                  OUR BUSINESS


         We are a biotechnology company that possesses an ability to produce cells in a patented process that the National Cancer Institute ("NCI") has selected as the process of choice for their continuing development of patient-specific cancer vaccines. Historically, we have focused on providing cell culture production to third parties and on utilizing our cell culture production platform to develop proprietary drugs internally or in conjunction with others. We have historically developed, manufactured and marketed patented cell culture systems and performed contract production services, including cell selection line, optimization and subcloning, white cell and secreted protein production and cell banking.


         We offer innovative perfusion technologies generally used today by emerging diagnostic and biotechnology companies to develop and manufacture human health care products including diagnostic products such as pregnancy and drug testing kits and diagnostic imaging products used for the diagnosis of various types of cancer. Our customers have the ability to scale up to larger volume producing systems as their products progress from the research stage to commercial-scale production. We also provide contract cell production services to produce genetically engineered products such as whole cells, monoclonal antibodies and recombinant proteins for industrial research, diagnostic production and clinical studies for injectable therapeutics and diagnostics targeted for the treatment of various cancers and a broad spectrum of other diseases. We have been selected by the National Institutes of Health to establish and operate the National Cell Culture Center ("NCCC") which is a five year grant, renewed in 2001, to assist promising researchers. Through the NCCC, we also provide subsidized production of a variety of cells and bioproducts for research institutions throughout the United States.


         Since our formation, we have been a leading supplier of perfusion cell culture systems and services with over 1,000 cell culture systems installed in 24 countries worldwide and have provided contract cell culture services to over 60 companies and 500 academic research organizations.

                             OUR MARKET OPPORTUNITY


         We believe the market for our perfusion-based systems and contract production services will increase as growing numbers of biotherapeutic products emerge from the FDA approval process, particularly those products derived from monoclonal antibodies and novel proteins. In May 2001, UBS Warburg estimated the market for 10 currently marketed monoclonal antibodies for the year 2000 was in excess of $2 billion. UBS estimates that this market will be in excess of $6 billion by 2005 and up to $24 billion by 2010. Currently, there are over 500 monoclonal antibodies under early and late stage development.



         In September 2001, we entered into a Collaborative Research and Development Agreement ("CRADA") with the NCI to jointly develop a personalized vaccine for B-cell lymphomas, which is currently in Phase III clinical trials in the United States. We believe that the NCI has recognized our technology as being the preferred choice to manufacture their personalized cancer vaccines and to use this technology to further develop additional vaccines and other personalized medicines. If approved by the FDA, we anticipate this cancer vaccine will be produced at commercial production levels utilizing our proprietary cell culture production system, however, there can be no assurance that we will receive FDA approval for any products or that we will be able to produce the vaccine at commercial production levels. We expect that our production system will be utilized to satisfy all vaccine production requirements during the Phase III trials. It is our strategy to continue to pursue securing additional rights to proprietary therapeutics by leveraging our production system as an essential element of the commercial production of any such product.



                                  OUR STRATEGY


         Our strategy for growth emphasizes the continued development of our manufacturing process to facilitate our commercial development of a patient-specific cancer vaccine. We also plan to continue expanding our share of the mammalian cell culture bioreactor and contract cell production services markets while exploring additional uses for and greater acceptance of our innovative perfusion-based cell culture technology. We believe this strategy positions us to capitalize on the rapidly expanding biotechnology market, while avoiding the risks associated with dependency on a new and developing market or on a single product or technology.


                        OUR BANKRUPTCY AND REORGANIZATION


         On July 31, 1999, we emerged from Chapter 11 Bankruptcy Reorganization with new management, officers and directors. On July 7, 1999, the United States Bankruptcy Court, District of Minnesota, Third Division, entered the order confirming our Modified First Amended Plan of Reorganization dated June 28, 1999 (the "Plan") which became effective July 30, 1999. For financial reporting purposes, the effective date of the Plan is considered to be July 31, 1999 (the "Effective Date"). References to the "Predecessor Company" refer to us before our reorganization effective July 31, 1999.

                                  ORGANIZATION

         We were incorporated under the laws of the State of Minnesota in October 1981 under the name Endotronics, Inc. In February 1993, we changed our name to Cellex Biosciences, Inc., and in May 2001 we changed our name to Biovest International, Inc. In July 2001, we reincorporated under the laws of the State of Delaware.

         Our principal executive offices are located at 540 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. Our telephone number is (201) 816-8900. Our website is located at www.biovest.com, but the information on our website is not in any way a part of, or incorporated by reference in, this prospectus.

                                  THE OFFERING


Type of security                                 Common stock

Offering price                                   Sales of shares of our common
                                                 stock by the selling
                                                 stockholders may be at whatever
                                                 price they negotiate or at
                                                 prices and terms prevailing at
                                                 the then current market.

Total proceeds raised by offering                None; however, we may receive
                                                 up to $11,983,125 from the sale
                                                 of shares of our common stock
                                                 issuable upon the exercise of
                                                 warrants and options and the
                                                 cancellation of $1,724,988 of
                                                 debt owed by us from the
                                                 conversion of the debt into
                                                 shares of common stock.

Shares of common stock offered                   14,898,468

Common stock to be outstanding after the
  offering(1)                                    15,157,192

Use of proceeds                                  We will not receive any of the
                                                 proceeds from the selling
                                                 stockholders' sale of their
                                                 common stock, however we will
                                                 receive proceeds from the
                                                 exercise of options and
                                                 warrants. We plan to use any
                                                 proceeds we receive for working
                                                 capital and general corporate
                                                 purposes.

(1) Does not include 1,898,100 shares of our common stock issuable pursuant to the exercise of stock options and warrants outstanding as of September 30, 2001 (excluding shares of common stock offered in this prospectus issuable upon exercise of warrants).

                             Summary Financial Data

         The following summary financial information is derived from our financial statements included at the back of this prospectus. You should read this summary financial information in conjunction with our financial statements and the related notes to those statements appearing elsewhere in this prospectus. You should also read "Use of Proceeds" and "Capitalization."


                             SUMMARY FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   PREDECESSOR
                                     COMPANY
                                   ------------
Summary of Operating Data:          TEN MONTHS        TWO MONTHS              YEAR              NINE MONTHS
                                      ENDED              ENDED                ENDED                ENDED
                                     JULY 30,         SEPTEMBER 30,         SEPTEMBER 30,         JUNE 30,
                                       1999              1999                  2000         2000           2001
                                       ----              ----                  ----         ----           ----
                                                                                                 (UNAUDITED)
Revenues                             $4,173              $869                $5,863         $3,743       $7,823

Cost of sales                         2,819               674                 3,970          2,334        5,385

Operating expenses                    1,601               335                 3,662          2,259        5,897

Loss from operations                  (247)             (140)               (1,769)          (850)      (3,459)

Interest expense                      (423)              (57)                 (152)          (140)         (99)

Other income (expense)                    2                 -                    37             33            -

Reorganization items                (2,602)                 -                     -              -            -

Net loss before
extraordinary item                  (3,270)             (197)               (1,884)          (957)      (3,558)

Gain on discharge of debt             9,014                 -                     -              -            -

Net income (loss)                    $5,744            $(197)              $(1,884)         $(957)     $(3,558)

Net loss per common
share-basic and diluted                   *           $(0.19)               $(0.38)        $(0.25)      $(0.39)

                                                                                                        June 30,
                                                                                                          2001
Balance Sheet:                                                                                        (unaudited)
-------------                                                                                         -----------
    Working capital                                                                                     $ 1,486
    Total assets                                                                                          9,728
    Long-term debt, less
      current portion                                                                                       375
    Shareholders' equity                                                                                  5,554

* Pursuant to the Plan, as of the Effective Date, the Predecessor Company's existing common stock, preferred stock, options and warrants were deemed canceled and 1,000,003 shares of new common stock were deemed issued to the Company's new investors and creditors. Loss per common share has not been computed because such information is not considered meaningful.

                                  RISK FACTORS


         You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price, if any, of our common stock could decline, and you may lose all or part of your investment. References to the "Predecessor Company" refer to us before our reorganization effective July 31, 1999.


                          RISKS SPECIFIC TO THE COMPANY


WE HAVE A HISTORY OF OPERATING LOSSES


         The Predecessor Company incurred significant losses and cash flow deficits in each year since our reorganization in 1988 resulting in an accumulated deficit of $40,323,000 immediately preceding our reorganization as of July 30, 1999. Subsequent to the reorganization in 1999, we accumulated a deficit of $5,639,000 because we incurred a net loss of $197,000 for the two months ended September 30, 1999, a net loss of $1,884,000 for the full fiscal year ended September 30, 2000 and a net loss of $3,558,000 for the nine months ended June 30, 2001. Although management expects our core business to improve in the future, there can be no assurance that we will achieve profitable operations on a consistent basis, if at all.


WE WILL NEED ADDITIONAL FINANCING


         We have incurred significant operating losses and cash flow deficits in previous years. During 2000 and for the nine months ended June 30, 2001, we experienced $2,216,000 and $602,000 of negative cash flow from operations, respectively, and met our cash requirements through the sale of equity securities, the exchange of equity instruments for services and short-term loans from affiliates. Currently, we are in the process of exploring various financing alternatives to meet our cash needs, including additional short-term loans from our stockholders and the sale of equity securities; however, there can be no assurance that we will be able to obtain such additional funds on acceptable terms, if at all.



         We need to obtain significant additional funding to meet our obligations under the CRADA. Such additional financing could be sought from a number of sources, including the sale of equity or debt securities, strategic collaborations or recognized research funding programs. No assurance can be given that we would be able to obtain such additional funds on terms acceptable or favorable to us, if at all. Substantial delays in obtaining such financing would have an adverse effect on our ability to perform under the CRADA.

BECAUSE OUR PRODUCT DEVELOPMENT EFFORTS DEPEND ON NEW TECHNOLOGIES, AND BECAUSE CERTAIN OF OUR PRODUCT CANDIDATES ARE IN AN EARLY STAGE OF DEVELOPMENT, THERE IS A HIGH RISK OF FAILURE


         We are pursuing novel and unproven technologies and products in both the therapeutic and diagnostic areas. To date, companies have developed and commercialized relatively few products based on patient-specific vaccines. Many of our product candidates are in early stages of development, and commercialization of these products involves the risks of failure inherent in developing products based on new technologies and, with respect to our perfusion technology business, the risks associated with drug development generally. These risks include the possibility that:

         o these technologies or all or any of the products based on these technologies will be ineffective or toxic, or otherwise fail to receive necessary regulatory approvals;

         o the products will be difficult to manufacture on a large scale or uneconomical to market;


         o proprietary rights of third parties will prevent us or our collaborators from marketing products;

         o        third parties will market superior or equivalent products; and


         o        the products will not attain market acceptance.

         Our products and product candidates fall into two categories: unregulated research products and regulated diagnostic and therapeutic products. Our regulated products, including all of our cell culture systems and services, must receive regulatory approval before being marketed and, in connection therewith, must satisfy rigorous standards of safety and efficacy before they can be approved by the FDA and international regulatory authorities for commercial use. In many cases, we will need to conduct significant additional research and pre-clinical testing and clinical trials before we can file applications with the FDA for product approval. Clinical trials are expensive and have a high risk of failure. We cannot assure you that later stage results will be consistent with pre-clinical or earlier clinical results. Based on results at any stage of development, including later-stage clinical trials, we may decide to discontinue development of one or more products.

WE MIGHT BE UNABLE TO MANUFACTURE PRODUCTS ON A COMMERCIAL SCALE


         Manufacturing, supply and quality control problems could arise as we, either alone or with subcontractors, attempt to scale-up manufacturing capabilities for products under development. We might be unable to scale-up in a timely manner or at a commercially reasonable cost. Problems could lead to delays or pose a threat to the ultimate commercialization of our products and cause us to fail.


         We or any of our contract manufacturers could encounter manufacturing difficulties relating to, among other things:


                  o     the ability to scale up manufacturing capacity;


                  o     production yields;


                  o     quality control and assurance; or


                  o     shortages of components or qualified personnel.


         Our manufacturing facilities and those of our contract manufacturers are or will be subject to periodic regulatory inspections by the FDA and other federal and state regulatory agencies and these facilities are subject to Quality System Regulation, or QSR, requirements of the FDA. If we or our third-party manufacturers fail to maintain facilities in accordance with QSR regulations, other international quality standards, or other regulatory requirements, then the manufacture process could be suspended or terminated, which would harm us.

WE DEPEND ON SUPPLIERS FOR MATERIALS, WHICH COULD IMPAIR OUR ABILITY TO MANUFACTURE OUR PRODUCTS


         Outside vendors provide key components and raw materials used in the manufacture of our products. Although we believe that alternative sources for these components and raw materials are available, any supply interruption in a limited or sole source component or raw material would harm our ability to manufacture our products until a new source of supply is identified and qualified. In addition, an uncorrected defect or supplier's variation in a component or raw material, either unknown to us or incompatible with our manufacturing process, could harm our ability to manufacture products. We might not be able to find a sufficient alternative supplier in a reasonable time period, or on commercially reasonable terms, if at all. If we fail to obtain a supplier for the components of our products, our operations could be disrupted.


BECAUSE CLINICAL TRIALS FOR OUR PRODUCTS WILL BE EXPENSIVE AND THEIR OUTCOME IS UNCERTAIN, WE MUST INCUR SUBSTANTIAL EXPENSES THAT MIGHT NOT RESULT IN ANY VIABLE PRODUCTS


         Conducting clinical trials is a lengthy, time-consuming and expensive process. Before obtaining regulatory approvals for the commercial sale of any regulated products, we must demonstrate through pre-clinical testing and clinical trials that our product candidates are safe and effective for use in humans. We will incur substantial expense for, and devote a significant amount of time to, pre-clinical testing and clinical trials.


         Historically, the results from pre-clinical testing and early clinical trials often have not been predictive of results obtained in later clinical trials. A number of new drugs have shown promising results in clinical trials, but subsequently failed to establish sufficient safety and efficacy data to obtain necessary regulatory approvals. Data obtained from pre-clinical and clinical activities are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. In addition, regulatory delays or rejections could be encountered as a result of many factors, including changes in regulatory policy during the period of product development.


         Clinical trials conducted by us or by third parties on our behalf might not demonstrate sufficient safety and efficacy to obtain the requisite regulatory approval for our products. Regulatory authorities might not permit us to undertake any additional clinical trials for our product candidates.


         Completion of clinical trials will take several years or more. The length of time generally varies substantially according to the type, complexity, novelty and intended use of the product candidate. Our commencement and rate of completion of clinical trials could be delayed by many factors, including:


         o inability to manufacture sufficient quantities of materials for use in clinical trials;


         o slower than expected rate of patient recruitment or variability in the number and types of patients in a study;


         o        inability to adequately follow patients after treatment;


         o        unforeseen safety issues or side effects;


         o        lack of efficacy during the clinical trials; or


         o        government or regulatory delays.


BECAUSE WE HAVE LIMITED EXPERIENCE IN DEVELOPING PRODUCTS, WE MIGHT BE UNSUCCESSFUL IN OUR EFFORTS TO DEVELOP PRODUCTS


         The extent to which we develop and commercialize patient-specific vaccines and cell culture systems and, in the future, other products to which we have retained commercial rights, will depend on our ability to:


         o        develop products internally;


         o        complete laboratory testing;

         o        obtain necessary regulatory approval;


         o        deploy sales and marketing resources effectively; and


         o enter into arrangements with third parties to provide these functions.


         Although we have started clinical trials with respect to potential products, we have limited experience with these activities and might not be successful in developing or commercializing these or other products.


COMPETING TECHNOLOGIES MAY ADVERSELY AFFECT US


         Biotechnology and perfusion technology have undergone, and are expected to continue to undergo, rapid and significant technological change. New developments in biotechnological processes are expected to continue at a rapid pace in both industry and academia, and these developments are likely to result in commercial applications competitive with our current products and products under development. We expect to encounter intense competition from a number of companies that offer products in our targeted application areas. We anticipate that our competitors in these areas will consist of both well-established and development-stage companies and will include:


         o        health care companies;


         o        chemical and biotechnology companies;


         o        biopharmaceutical companies;  and


         o        companies developing drug discovery technologies.


         The perfusion technology business is also intensely competitive and is in many areas dominated by large service providers. In many instances, our competitors have substantially greater financial, technical, research and other resources and larger, more established marketing, sales, distribution and service organizations than us. Moreover, these competitors may offer broader product lines and have greater name recognition than us and may offer discounts as a competitive tactic.


         Our competitors might succeed in developing, marketing, or obtaining FDA approval for technologies, products, or services that are more effective or commercially attractive than those we offer or are developing, or that render our products or services obsolete. As these companies develop their technologies, they might develop proprietary positions, which might prevent us from successfully commercializing products. Also, we might not have the financial resources, technical expertise or marketing, distribution or support capabilities to compete successfully in the future.


THE UNCERTAINTY OF PATENT AND PROPRIETARY TECHNOLOGY PROTECTION AND OUR POTENTIAL INABILITY TO LICENSE TECHNOLOGY FROM THIRD PARTIES MAY ADVERSELY AFFECT US


         Our success will depend in part on obtaining and maintaining meaningful patent protection on our inventions, technologies and discoveries. Our ability to compete effectively will depend on our ability to develop and maintain proprietary aspects of our technology, as well as to operate without infringing, or, if necessary, to obtain rights to, the proprietary rights of others. Our pending patent applications might not result in the issuance of patents. Our patent applications might not have priority over others' applications and, even if issued, our patents might not offer protection against competitors with similar technologies. Any patents issued to us might be challenged, invalidated or circumvented and the rights created thereunder may not afford us a competitive advantage.


         Our commercial success also depends in part on our neither infringing patents or proprietary rights of third parties nor breaching any licenses we have obtained from third parties permitting us to incorporate technology into our products. It is possible that we might infringe these patents or other patents or proprietary rights of third parties. In the future we might receive notices claiming infringement from third parties. Any legal action against us or our collaborative partners claiming infringement and damages or seeking to enjoin commercial activities relating to our products and processes may require us or our collaborative partners to obtain licenses in order to continue to manufacture or market the affected products and processes. In addition, these actions may subject us to potential liability for damages. We or our collaborative partners might not prevail in an action, and any license required under a patent might not be made available on commercially acceptable terms, or at all.


         There are many U.S. and foreign patents and patent applications held by third parties in our areas of interest, and we believe that there may be significant litigation in the industry regarding patent and other intellectual property rights. Potential future litigation could result in substantial costs and the diversion of management's efforts regardless of the merits or result of the litigation. Additionally, from time to time we are engaged in the defense and prosecution of interference proceedings before the U.S. Patent and Trademark Office, or USPTO, and related administrative proceedings that can result in our patent position being limited or in substantial expense to us and significant diversion of effort by our technical and management personnel. In addition, laws of some foreign countries do not protect intellectual property to the same extent as do laws in the United States, which could subject us to additional difficulties in protecting our intellectual property in those countries.


         We also rely on trade secrets, technical know-how and continuing inventions to develop and maintain our competitive position. Others might independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology, and we may not be able to protect our rights to our trade secrets. We seek to protect our technology and patents, in part, by confidentiality agreements with our employees and contractors. Our employees might breach their existing proprietary information, inventions and dispute resolution agreements. Accordingly, these agreements may not protect our intellectual property, and our employees' breaches of those agreements could have a material adverse effect on us.


OUR OPERATING RESULTS MAY FLUCTUATE WIDELY BETWEEN REPORTING PERIODS


         Our operating results may vary significantly from quarter to quarter or year to year, depending on factors such as timing of biopharmaceutical development and commercialization of products by our customers, the timing of increased research and development and sales and marketing expenditures, the timing and size of contracts and whether we introduce to the market new products or processes. Consequently, revenues, profits or losses may vary significantly from quarter to quarter or year to year, and revenue or profits in any period will not necessarily be indicative of results in subsequent periods. These period-to-period fluctuations in financial results may have a significant impact on the market price, if any, of our securities.


OUR CONTRACT CELL PRODUCTION SERVICES ARE SUBJECT TO PRODUCT LIABILITY CLAIMS


         The contract production services for therapeutic products that we offer expose us to an inherent risk of liability as the proteins or other substances manufactured by us, at the request and to the specifications of our customers, could foreseeably cause adverse effects. We obtain agreements from our contract production customers indemnifying and defending us from any potential liability arising from such risk. There can be no assurance, however, that we will be successful in obtaining such agreements in the future or that such indemnification agreements will adequately protect us against potential claims relating to such contract production services. We may also be exposed to potential product liability claims by users of our products. We may seek to increase our insurance coverage in the future in the event of any significant increases in our level of contract production services. There can be no assurance that we will be able to maintain our existing coverage or obtain additional coverage on commercially reasonable terms, or at all, or that such insurance will provide adequate coverage against all potential claims to which we might be exposed. A successful partially or completely uninsured claim against us would have a material adverse effect on our operations.

IF WE LOSE OUR KEY PERSONNEL OR ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL, OUR EFFORTS WOULD BE HINDERED AND WE MIGHT BE UNABLE TO DEVELOP OUR OWN PRODUCTS OR PURSUE COLLABORATIONS


         Our success will depend on our ability to attract and retain key employees and scientific advisors. Competition among biotechnology and biopharmaceutical companies, as well as among other organizations and companies, academic institutions and government entities, for highly skilled scientific and management personnel is intense. There is no guarantee that we will be successful in retaining our existing personnel or advisors, or in attracting additional qualified employees. If we fail to acquire personnel or if we lose existing personnel, our business could be seriously interrupted.


WE DO NOT EXPECT TO PAY ANY DIVIDENDS


         We have not declared or paid cash dividends since our inception. We currently intend to retain all of our earnings to finance future growth and therefore do not expect to declare or pay cash dividends in the foreseeable future.


OUR TAX-LOSS CARRYFORWARDS ARE SUBJECT TO RESTRICTIONS


         At September 30, 2000 and June 30, 2001, we had net operating loss carryforwards ("NOLS") for federal income tax purposes of approximately $41,000,000 available to offset future taxable income. Under Section 382 of the Internal Revenue Code of 1986, as amended, utilization of prior NOLS is limited after an ownership change, as defined in Section 392, to an annual amount equal to the value of the loss corporation's outstanding stock immediately before the date of the ownership change multiplied by the federal long-term exempt tax rate. Due to the various changes in our ownership, and as a result of our Chapter 11 bankruptcy proceeding, virtually all of these carryforwards are subject to significant restrictions with respect to our ability to use those amounts to offset future taxable income. Use of our NOLS may be further limited as a result of future equity transactions.


OUR CERTIFICATE OF INCORPORATION AND BYLAWS CONTAIN PROVISIONS THAT COULD DISCOURAGE A TAKEOVER


         The anti-takeover provisions in our certificate of incorporation and our bylaws could make it more difficult for a third party to acquire us without approval of our board of directors. These provisions could delay, discourage or prevent a takeover attempt or third party acquisition that our stockholders consider to be in their best interests, including a takeover attempt that results in a premium over the market price for the shares held by our stockholders.



                                 INDUSTRY RISKS


WE ARE SUBJECT TO VARIOUS GOVERNMENT REGULATION


         The cell culture systems and services that we sell are subject to significant regulation by the FDA under the Federal Food, Drug and Cosmetic Act. Our cell culture bioprocessing systems are regulated as Class I medical devices and must be manufactured in accordance with the FDA's current Good Manufacturing Practice ("cGMP") requirements. Our cell culture instruments must comply with a variety of safety regulations to be sold in Europe, including, but not limited, to the directives commonly referred to as "CE". Our customers who use these cell culture bioprocessing systems must also comply with more extensive and rigorous FDA regulation. The process of complying with FDA regulations and obtaining approvals from the FDA is costly and time consuming. The process from investigational stage until approval to market can take a minimum of seven and up to as many as ten to twelve years currently and is subject to unanticipated delays. Furthermore, there is no assurance that our customers will be able to obtain FDA approval for bioproducts produced with their systems.


WE USE HAZARDOUS MATERIALS IN OUR BUSINESS. ANY CLAIMS RELATING TO IMPROPER HANDLING, STORAGE OR DISPOSAL OF THESE MATERIALS COULD BE COSTLY AND TIME CONSUMING


         Our manufacturing, clinical laboratory, and research and development processes involve the storage, use and disposal of hazardous substances, including hazardous chemicals and biological hazardous materials. Because we handle biohazardous waste with respect to our contract production services, we are required to conform our customers' procedures and processes to the standards set by the United States Environmental Protection Agency ("EPA"), as well as those of local environmental protection authorities. Accordingly, we are subject to federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. Although we believe that our safety and environmental management practices and procedures for handling and disposing of these hazardous materials are in accordance with good industry practice and comply with applicable laws, permits, licenses and regulations, the risk of accidental environmental or human contamination or injury from the release or exposure of hazardous materials cannot be completely eliminated. In the event of an accident, we could be held liable for any damages that result, including environmental clean-up or decontamination costs, and any such liability could exceed the limits of, or fall outside the coverage of, our insurance. We may not be able to maintain insurance on acceptable terms, or at all. We could be required to incur significant costs to comply with current or future environmental and public and workplace safety and health laws and regulations.





                          RISKS RELATED TO THE OFFERING


NO PUBLIC MARKET FOR OUR COMMON STOCK


         There is currently no public market for our common stock. We cannot be certain that an active trading market will develop or, if developed, sustained. We also cannot be certain that purchasers of the common stock in this offering will be able to resell their common stock at prices equal to or greater than their purchase price. The development of a pubic market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time. We do not have any control whether there will be sufficient numbers of buyers and sellers. Accordingly, we cannot be certain that an established and liquid market for the common stock will develop or be maintained. The market price of the common stock could experience significant fluctuations in response to our operating results and other factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These fluctuations, and general economic and market conditions, may hurt the market price of the common stock.


         In addition, if our common stock is quoted on the OTC Bulletin Board, an investor might find it more difficult than it would be on a national exchange to dispose of, or to obtain accurate quotations as to the market value of, our securities. We are also subject to a Securities and Exchange Commission rule that, if we fail to meet certain criteria set forth in such rule, the rule imposes various sales practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may have an adverse effect on the ability of broker-dealers to sell our securities and may affect the ability of our stockholders to buy and sell our securities in the secondary market. The Commission has adopted rules that define a "penny stock." In the event the common stock were subsequently to become characterized as a penny stock, broker-dealers dealing in our securities would be subject to the disclosure rules for transactions involving penny stocks. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in penny stocks, which could reduce the liquidity of the common stock and have a material adverse effect on the trading market for our securities.


THE VALUE OF YOUR SHARES WILL BE DILUTED


         Investors purchasing shares in this offering will incur immediate and substantial dilution in net tangible book value per share. To the extent outstanding options and warrants to purchase our common stock are exercised, there will be further dilution in net tangible book value per share.


THE PRICE OF OUR STOCK, IF EVER PUBLICLY TRADED, MAY BE HIGHLY VOLATILE


         The market price for our common stock, if it is ever publicly traded, is likely to fluctuate along with the highly volatile market prices of securities of biotechnology companies. You may not be able to resell shares of our common stock following periods of volatility. In addition, you may not be able to resell shares at or above your purchase price.


         Our stock price will be affected by the following factors, many of which are outside of our control:


         o actual or anticipated variations in quarterly operating results;


         o announcements of technological innovations or new products or services by us or our competitors;


         o        changes in financial estimates by securities analysts;


         o        conditions or trends in the biotechnology industry;


         o changes in the economic performance or market valuations of other biotechnology companies;


         o announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, or capital commitments;


         o        additions or departures of key personnel; and


         o        sales of our common stock.


         In the past, securities class action litigation has often been instituted against a company following periods of volatility in the stock price. If we were sued in this type of litigation we could incur substantial costs and our management's attention and resources would be diverted from our operations.

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We currently anticipate that we will retain all of our future earnings for use in the development and expansion of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our financial condition, operating results and other factors as the board of directors, in its discretion, deems relevant.


                                 USE OF PROCEEDS


         This prospectus applies to shares of our common stock that may be offered from time to time by the selling stockholders of our company. None of the proceeds from the sale of shares of common stock pursuant to this offering will be paid to us, except for the exercise price paid by the selling stockholders for their stock options and warrants. If the selling stockholders convert all their convertible securities and exercise all options and warrants, we estimate we will receive gross proceeds of approximately $11,983,125 and the cancellation of $1,724,988 of debt owed by us. We anticipate that any proceeds that we receive from the exercise of options and warrants will be used for working capital and general corporate purposes. Pending the use of any proceeds, we intend to invest these funds in short term, interest bearing investment obligations.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Pursuant to our Plan of Reorganization (the "Plan"), all equity securities of the Predecessor Company were canceled and 1,000,003 shares of new common stock were deemed issued, of which 520,000 shares (52%) were issued to Biovest LLC and 250,003 shares (25%) were issued to our unsecured creditors. Until March 15, 2000, the remaining 230,000 (23%) shares were being held in escrow to be released to LLC or the Schuster Group, our secured creditors, pursuant to an agreement, which was incorporated into the Plan. Biovest LLC was successful in paying and obtaining the release of direct claims and indirect guarantee claims of the Schuster Group in the approximate amount of $2,300,000, and the escrowed shares were issued to Biovest LLC. See Notes 4 and 8 in the Notes to our Financial Statements.

         In addition, pursuant to our reorganization, an additional 26,836 shares of our new common stock were issued to employees and former officers of the Predecessor Company. Those shares are unregistered.

         Our Predecessor Company common stock was quoted on NASDAQ SmallCap market under the symbol "CLXX" until it was delisted on October 7, 1998 and commenced trading over-the-counter on pink sheets under the same symbol until such stock was canceled pursuant to our company's reorganization. During the period October 7, 1998 through the Effective Date of our reorganization, the trading of this common stock on the over-the-counter "pink sheet" market was minimal and the market value de minimus. At that time, 6,887,489 shares of the Predecessor Company's common stock was outstanding. In addition, holders of the Predecessor Company's convertible preferred stocks held the common share equivalent of 1,605,224 shares. Also outstanding were warrants and options to purchase an aggregate of approximately 10,112,000 old common shares. As mentioned above, upon the Effective Date of our reorganization on July 30, 1999, we canceled all of the above securities and issued 1,000,003 shares of new common stock to our company's new investors and unsecured creditors.


         As of September 30, 2001, there were 469 stockholders of record.


         In March 2000, we issued 239,998 shares of our common stock to two of our officers in lieu of compensation that we owed to them for services rendered through March 31, 2000.

         Effective May 25, 2000, we acquired substantially all the assets and technology, and assumed certain liabilities, of Unisyn Technologies, Inc. In exchange for Unisyn's assets, we issued 930,000 shares of our common stock.

         From February to May 31, 2000, we sold 2,785,200 shares of our common stock at $1.25 per share for approximately $3,481,000 pursuant to a private placement offering. The proceeds from this offering were $3,215,000, net of issuance costs of $266,000.

         During 2000, we entered into an agreement with a group of investment advisors under which the advisors purchased 400,000 shares of our common stock at $1.25 per share during August 2000 and agreed to provide financial consulting services in exchange for equity interests in our company. On January 5, 2001, a new agreement was entered into that defined the equity interests to be provided in exchange for the consulting services to be rendered. Under the terms of the new agreement, the advisors are to provide consulting services to us for a one-year period from August 15, 2000 to August 15, 2001 in exchange for 800,000 irrevocable warrants. The warrants are exercisable at any time within five years from January 5, 2001; 550,000 warrants have an exercise price of $1.25 per share and 250,000 warrants have an exercise price of $2.00 per share.

         On March 13, 2001, our stockholders approved the Cellex Biosciences, Inc. 2000 Stock Option Plan under which the Board of Directors may grant to employees, officers, directors, consultants and advisors options to purchase up to 7,000,000 shares of our common stock. During fiscal year 2000, our Board of Directors approved the granting of 2,200,000 stock options to our executive officers and directors. The options have an exercise price of $1.50 per share and have a five year term; half are exercisable six months from the date of grant and the remaining half are exercisable one year from the date of the grant. The stock option grants were subject to stockholder approval of a stock option plan for our Company.

         The Board also approved the grant of 140,000 stock options to an outside advisor for services rendered. At the time our stockholders approved our 2000 Stock Option Plan, compensation expense for services rendered was recognized in the amount of $64,000 based upon the estimated fair value of the options.

         During the nine months ended June 30, 2001, we issued 123,000 shares of common stock as compensation to several employees and 30,000 shares to pay for services rendered by an outside consultant. The shares were valued at $1.25 per share, which resulted in approximately $154,000 and $38,000 of expense.


         On June 6, 2001, our Board of Directors approved the granting of 688,100 options to employees, 607,500 options to non-employees and 1,200,000 options to two officers of the Company. All options are priced at $1.25 per share except those granted to two of our officers which are priced at $1.375 per share. All options are exercisable over 10 years with vesting for the options to non-employees at one-third on the date of grant, one-third on the first anniversary of the date of grant and one-third on the second anniversary of the date of grant. Options granted to employees and officers vest one-third each year beginning on the first anniversary date of the grant and for each of the next two years thereafter. Compensation expense for services rendered for the 607,500 options granted to non-employees was recognized in the amount of $523,000 based upon the estimated fair value of the options at that date.

         In September 2001, we issued 196,281 shares of common stock to Biovest LLC in exchange for discharging our obligation to Biovest LLC in the amount of $245,351.



         We have never declared or paid any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We currently anticipate that we will retain all of our future earnings for use in the development and expansion of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our financial condition, operating results and other factors as the board of directors, in its discretion, deems relevant.

                                 CAPITALIZATION

         The following table sets forth, as of June 30, 2001, our actual capitalization. This table should be read in conjunction with the financial statements, including the notes thereto, which are included in this prospectus.

                                                                                                JUNE 30, 2001
                                                                                                -------------

Shareholders' equity
   Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued
     and outstanding                                                                       $          -
   Common stock, no par value, 50,000,000 shares authorized; 9,423,390 shares
     issued and outstanding(1)................................................                    11,424,000
   Accumulated deficit (accumulated since July 31, 1999, the effective date of the Company's Amended Plan of Reorganization).........................
                                                                                                  (5,639,000)
   Stock subscription receivable..............................................                      (231,000)
                                                                                                 -----------
         Total shareholders' equity...........................................             $       5,554,000
                                                                                                 ===========





         (1) Excludes 6,545,600 shares of our common stock issuable pursuant to the exercise of stock options and warrants outstanding as of June 30, 2001.

                             SELECTED FINANCIAL DATA

         The Selected Financial Data presented below for each of the periods in the two-year period ended September 30, 2000 and as of September 30, 2000 were derived from our audited Financial Statements included elsewhere in this prospectus. The Selected Financial Data presented below for the nine month periods ended June 30, 2000 and 2001 and as of June 30, 2001 are derived from our unaudited Financial Statements included elsewhere in this prospectus and, in the opinion of management, include all material adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial condition and results of operations for such periods. The Predecessor Company financial information is derived from the audited financial statements for the ten month period prior to our recapitalization out of bankruptcy.

         Historical results are not necessarily indicative of results to be expected for the entire year. The Selected Financial Data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operations" and the Financial Statements and related Notes included elsewhere in this prospectus.

                                                               SELECTED FINANCIAL DATA
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   PREDECESSOR
                                     COMPANY
                                   -----------
Summary of Operating Data:          TEN MONTHS         TWO MONTHS            YEAR                 NINE MONTHS
                                      ENDED              ENDED               ENDED                   ENDED
                                     JULY 30,        SEPTEMBER 30,       SEPTEMBER 30,             JUNE 30,
                                    ----------      --------------       -------------            -------------
                                       1999              1999                  2000              2000         2001
                                       ----              ----                  ----              ----         ----
                                                                                                    (UNAUDITED)

Revenues                             $4,173              $869                $5,863            $3,743        $7,823
Cost of sales                         2,819               674                 3,970             2,334         5,385
Operating expenses                    1,601               335                 3,662             2,259         5,897
Loss from operations                  (247)             (140)               (1,769)             (850)       (3,459)
Interest expense                      (423)              (57)                 (152)             (140)          (99)
Other income (expense)                    2                -                     37                33            -
Reorganization items                (2,602)                 -                     -                 -             -
Net loss before
extraordinary item                  (3,270)             (197)               (1,884)             (957)       (3,558)
Gain on discharge of debt             9,014                 -                 -                     -             -
Net income (loss)                    $5,744            $(197)              $(1,884)            $(957)      $(3,558)
Net loss per common
share-basic and diluted                   *           $(0.19)               $(0.38)           $(0.25)       $(0.39)

                                                                                                           June 30,
                                                                                                             2001
                                                                                                           --------
Balance Sheet:                                                                                            (UNAUDITED)
-------------
    Working capital                                                                                       $ 1,486
    Total assets                                                                                            9,728
    Long-term debt, less
      current portion                                                                                         375
    Shareholders' equity                                                                                    5,554

* Pursuant to the Plan, as of the Effective Date, the Predecessor Company's existing common stock, preferred stock, options and warrants were deemed canceled and 1,000,003 shares of new common stock were deemed issued to the Company's new investors and creditors. Loss per common share has not been computed because such information is not considered meaningful.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

OVERVIEW

     On July 31, 1999, we emerged from Chapter 11 Bankruptcy Reorganization with new management, officers and directors.

     As of July 31, 1999, we adopted fresh start reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). SOP 90-7 calls for the adoption of "fresh-start reporting" if the reorganization value of the emerging entity immediately before the effective date is less than the total of all post-petition liabilities and pre-petition allowed claims and if holders of existing voting shares immediately before confirmation receive less than 50% of the voting shares of the emerging entity, both conditions of which we satisfied. See Note 4 to our Financial Statements.

     Due to our emergence from Chapter 11 Reorganization and implementation of fresh-start reporting, the financial statements for the reorganization company (the "Reorganized Company") will not be comparable to those of the Company for the periods prior to July 31, 1999 (the "Predecessor Company").

     Fresh-start reporting resulted in material changes to our balance sheet, including valuation of assets at fair value in accordance with principles of the purchase method of accounting, valuation of liabilities pursuant to provisions of the Plan and valuation of equity based on the reorganization value of the ongoing business. In accordance with fresh-start reporting, the gain on discharge of debt resulting from the reorganization proceedings was reflected in the financial statements of the Predecessor Company for the ten months ended July 30, 1999. In addition, the accumulated deficit of the Predecessor Company was eliminated and at July 31, 1999, the Reorganized Company's financial statements reflected no beginning retained earnings or deficit. In addition, our capital structure was recast in conformity with the Plan. See Note 4 to our Financial Statements.

     Consequently, results of the Predecessor Company for the ten months ended July 30, 1999 are not comparable to those of the Reorganized Company.

     As a result of our adoption of fresh-start reporting, the discussion under the "Results of Operations" for the fiscal year ended September 30, 1999 is accomplished by combining the financial results for the two months ended September 30, 1999 and those for the ten months ended July 30, 1999. Because of the application of fresh-start reporting, the financial statements for the periods after reorganization are not necessarily comparable to the financial statements for the periods prior to reorganization.

RESULTS OF OPERATIONS

     We have included in our financial statements the assets and liabilities recorded in connection with the acquisition of certain assets and assumption of certain liabilities of Unisyn Technologies, Inc. The Unisyn acquisition was recorded under the purchase method of accounting. Accordingly, the results of operations related to Unisyn since May 25, 2000, the effective date, have been included in our statement of operations.

                         NINE MONTHS ENDED JUNE 30, 2001

     REVENUES. Revenues for the nine months ended June 30, 2001 of $7,823,000 were up 109% from $3,743,000 for the nine months ended June 30, 2000. Contract cell culture production services for the nine months ended June 30, 2001 increased 121% from $2,121,000 to $4,695,000. The increases are primarily due to the inclusion of $3,615,000 of Unisyn contract production sales in fiscal year 2001. The other components of revenues for the nine months ended June 30, 2001 were higher than the comparable period for last year. System sales for the nine months ended June 30, 2001 increased 180% from $445,000 to $1,244,000.

     GROSS MARGIN. The overall gross margin for the first nine months of fiscal year 2001 decreased versus the comparable period last year from 38% to 31%. The decrease is due to the change in product mix compared to a year ago, and inventory adjustments associated with consumable and instrument inventories and lower than anticipated Unisyn margins.

     OPERATING EXPENSES. Research and development expenses for the nine months ended June 30, 2001 increased approximately $1,568,000 or 461% over last year, reflecting increased expenses for the CRADA and the inclusion of Unisyn. CRADA expenses for the nine months ended June 30, 2001 were approximately $1,800,000. These expenses are associated primarily with initial manufacturing start up, site and clinical trial facility preparation in New York and design engineering expense associated with designing a more efficient bioreactor for vaccine production. Marketing, general and administrative expenses increased $2,070,000 for the nine months ended June 30, 2001 versus the same period in fiscal year 2000. The increase is attributed largely to the inclusion of Unisyn expenses in fiscal year 2001, increased compensation costs and corporate expenses and expenses related to our financing activities and litigation proceedings.

     OTHER EXPENSE, Net. Other expense, net consists of interest expense on our long-term debt that was assumed pursuant to our reorganization and interest on the short-term loans from affiliates. Interest expense for the first nine months of fiscal year 2001 was $41,000 lower than for the first nine months of fiscal year 2000 due to the significant amount of debt converted to equity and debt repaid between the periods, offset by increased interest expense in fiscal year 2001 associated with the short-term loans from affiliates.

                          YEAR ENDED SEPTEMBER 30, 2000


     REVENUES. Sales for the fiscal year ended September 30, 2000 were 16% higher than fiscal year 1999. Contract cell culture production sales increased by approximately 31%. Unisyn contract cell culture sales were $1,287,000 for the period from May 25, 2000 to September 30, 2000 or 22% of total sales and 38% of contract cell culture sales.

     GROSS MARGIN. The overall gross margin for the fiscal year ended September 30, 2000 increased to approximately 32% from 31%, due primarily to the increased sales of contract cell culture production services.

     OPERATING EXPENSES. Research and development expenses for fiscal year 2000 compared to fiscal year 1999 increased 36% primarily due to continued increased spending to enhance our instrument design and software systems. Marketing, general and administrative expenses during the fiscal year ended September 30, 2000 increased by 101% over fiscal year 1999 primarily due to the recognition of increased amortization expense of approximately $252,000 related to the amortization of patents and the reorganization value, expenses related to our litigation proceedings, increased corporate expenses not incurred during our reorganization period and the inclusion of Unisyn expenses in the last quarter of fiscal year 2000.

     OTHER EXPENSE, Net. Other expense, net consists predominantly of interest expense on the Company's long-term debt which was assumed pursuant to our reorganization. Such long-term debt was $3,910,000 at September 30, 1999 of which $127,000 was current. As of September 30, 2000 long-term debt was $614,000 of which $129,000 was current.

LIQUIDITY AND CAPITAL RESOURCES

     On June 30, 2001, we had working capital of $1,486,000 compared to $3,945,000 at September 30, 2000 and $557,000 at September 30, 1999. During the year ended September 30, 2000 and the nine months ended June 30, 2001, we used $2,216,000 and $602,000 in cash in operating activities, primarily due to net losses we incurred.

     During the year ended September 30, 2000 and the nine months ended June 30, 2001, we utilized $257,000 and $274,000 of cash for capital expenditures.

     We have incurred significant operating losses and cash flow deficits in previous periods. During fiscal year 2000 and the nine months ended June 30, 2001 we experienced $2,216,000 and $602,000 of negative cash flow from operations, and met our cash requirements through the sale of equity securities, the exchange of equity instruments for services and short-term loans from affiliates. We expect our core business to improve, but to continue to utilize cash, though at a significantly reduced level. Currently, we are in the process of exploring various financing alternatives to meet our cash needs, including additional short-term loans from our stockholders and the sale of equity securities. We believe we have sufficient cash and borrowing capacity to ensure that we will continue operations in the near term.


     In September 2001 we were successful in entering into a definitive CRADA with the NCI for phase III clinical trials and ultimate commercialization of a patient-specific vaccine for non-Hodgkin's low grade follicular lymphoma. The terms of the CRADA include, among other things, a requirement that we provide $530,000 in quarterly payments to the NCI for expenses as well as commitments to supply 50 to 60 full-time employees annually to the project. We need to obtain significant additional funding to meet our obligations under the CRADA. Such additional financing could be sought from a number of sources, including the sale of equity or debt securities, strategic collaborations or recognized research funding programs. No assurance can be given that we will be able to obtain such additional funds on terms acceptable or favorable to us, if at all. Substantial delays in obtaining such financing would have an adverse effect on our ability to perform under the CRADA.


FLUCTUATIONS IN OPERATING RESULTS

     Our operating results may vary significantly from quarter to quarter or year to year, depending on factors such as timing of biopharmaceutical development and commercialization of products by our customers, the timing of increased research and development and sales and marketing expenditures, the timing and size of orders and the introduction of new products or processes by us. Consequently, revenues, profits or losses may vary significantly from quarter to quarter or year to year, and revenue or profits in any period will not necessarily be indicative of results in subsequent periods.

IMPACT OF FOREIGN SALES

     A significant amount of our operating revenue has been and is expected to continue to be derived from export sales. Our export sales were 38% and 50% of total revenue for the ten months ended July 30, 1999 and the two months ended September 30, 1999, 30% for the year ended September 30, 2000, and 28% and 27% for the nine months ended June 30, 2000 and 2001. While we invoice our customers in U.S. dollars, we will be subject to risks associated with foreign sales, including the difficulty of maintaining cross-cultural distribution relationships, economic or political instability, shipping delays, fluctuations in foreign currency exchange ratios and foreign patent infringement claims, all of which could have a significant impact on our ability to deliver products on a timely and competitive basis. In addition, future imposition of, or significant increases in, the level of customs duties, export quotas or other trade restrictions could have an adverse effect on our business.

TAX LOSS CARRYFORWARDS

     At September 30, 2000 and June 30, 2001, we had net operating loss carryforwards ("NOLS") for federal income tax purposes of approximately $41,000,000 available to offset future taxable income. Under Section 382 of the Internal Revenue Code of 1986, as amended, utilization of prior NOLS is limited after an ownership change, as defined in Section 392, to an annual amount equal to the value of the loss corporation's outstanding stock immediately before the date of the ownership change multiplied by the federal long-term exempt tax rate. Due to various changes in our ownership, and as a result of our Chapter 11 bankruptcy proceeding, virtually all of these carryforwards are subject to significant restrictions with respect to our ability to use these amounts to offset future taxable income. Use of our NOLS may be further limited as a result of future equity transactions.


RECENT ACCOUNTING PRONOUNCEMENT

     On July 20, 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) 142, Goodwill and Intangible Assets. SFAS 142 is effective for fiscal years beginning after December 15, 2001, though earlier adoption is permitted. Under the new pronouncement, among other provisions, goodwill, including reorganization value in excess of amounts allocable to identifiable assets, and intangible assets with indefinite lives will no longer be subject to amortization and will be tested for impairment annually and whenever there is an impairment indicator.

     The Company has not yet determined when it will adopt SFAS 142, nor what will be the effect on its financial statements.

                                    BUSINESS

GENERAL

         Our company, Biovest International, Inc. (f/k/a Cellex Biosciences, Inc.) is a biotechnology company focused on providing cell culture production to third parties and on utilizing our cell culture production platform to develop proprietary drugs internally or in conjunction with others. We have historically developed, manufactured and marketed patented cell culture systems and performed contract production services including cell selection line, optimization and subcloning, whole cell and secreted protein production and cell banking. Previously, our focus was on instrument sales. While continuing this business, new management has chosen to re-orient our focus, assets and operations to increase contract cell production and biologic drug development and ownership.

         We originated in 1981 as a Minnesota-based corporation, furnishing cell culture instrumentation and biologic contract production services to researchers, biopharmaceuticals, and government agencies. Hollow fiber technology is the basis for our instruments and production. This technology, which we believe is the best-suited for certain biologic production, simulates human capillaries and provides an environment conducive to biologic (cell) replication at high densities.

         In 1998, Biovest LLC invested in our Company by recapitalizing it out of bankruptcy for the purpose of applying hollow fiber technology to the field of biologic therapeutics. Recognizing the need to enhance current therapeutic models, particularly in the areas of cancer and AIDS, new management saw biologics as the key to the next significant advancement in drug discovery, diagnostics and therapeutics.

         By 2000, biologics such as monoclonal antibodies were demonstrating tremendous value in disease therapeutics and had finally emerged on the commercial pharmaceutical market. Since these pioneer drugs emerged, many more have gained licensure and there are currently thousands in the pipeline. These biologics are unique in many ways, including their precise specificity to diseases on the molecular level. Further, there has been the emergence of even more specific and effective biologics. With the mapping of the human genome recently released, new management also recognized this trend and the potential value of patient specific therapeutics.

         We furthered our production capabilities in May of 2000 by acquiring Massachusetts-based Unisyn Technologies, Inc. A main competitor of our Company, Unisyn provided clean room production capabilities in Certified Good Manufacturing Practices ("cGMP") FDA validated space utilizing isolation suites that are ideal for the therapeutic biologic manufacturing protocols. Unisyn further provided, through our San Diego manufacturing plant, hollow fiber bioreactor and flow path production capabilities to support expanded production operations.

         In 2000, the National Institutes of Health renewed its grant to us so that we may oversee and manage the National Cell Culture Center, which provides cell culture production services to leading researchers and academic institutions throughout the United States. This five-year grant, originally placed with M.I.T. in the 1980's, has now been awarded to us three times in succession.

         New management believed that the time was right for us to leverage our core production competency and technological superiority to obtain increased market share in production of biological drugs. In 2000, the NCI sought a production house with the technology to produce a vaccine for non-Hodgkin's lymphoma that was made from a patient's own tumors. We applied to the NCI to discuss involvement in this project. Already familiar with our hollow fiber instrumentation and the NCCC, the NCI accepted our bid to produce the patient specific biologic. We were awarded a contract in June of 2000 for the production of the patient-specific vaccine for an FDA-approved Phase III clinical trial.

     On November 14, 2000, we were notified by the NCI that we were invited to enter into a Cooperative Research and Development Agreement ("CRADA") for the development of idiotype tumor vaccines for the treatment of B-cell lymphomas and in September 2001, we entered into a definitive CRADA with the NCI.

     Under the terms of the CRADA, we have certain financial and staffing obligations. We are required to make certain payments to the NCI including a payment of $530,000 each quarter for expenses incurred by the NCI and a payment of $100,000 for costs associated with the NCI's sponsorship. In consideration for our financial and staffing commitments, we are granted an exclusive option to negotiate with the NCI for a license to commercialize certain intellectual property resulting from the research conducted pursuant to the CRADA. There can be no assurance that research under the CRADA will be successful or, if it is successful, that we will be able to negotiate a license on favorable terms. In addition, we may not be able to derive any revenue from a license for a number of years, if at all.


         It is anticipated that, if approved by the FDA, this cancer vaccine will be produced at commercial production levels utilizing our proprietary cell culture production system. We expect that our production system will be utilized to satisfy all vaccine production requirements during the Phase III trials. Successful negotiations and development of this vaccine from Phase III clinical trials through commercialization will likely commit us to several years of significant expenditures prior to realization of revenues.

         It is our strategy to continue to pursue securing additional rights to proprietary therapeutics by leveraging our production system as an essential element of the commercial production of any such product. We intend to continue to expand our mammalian cell culture and contract cell production services businesses while exploring additional uses for and greater acceptance of our more innovative perfusion-based bioreactor cell culture technology. The technology being used for the NCI patient-specific biologic vaccine project is a platform technology that may be used for other patient-specific biologics.

         Originally, we were incorporated under the laws of the State of Minnesota but recently we reincorporated in the State of Delaware. We have corporate headquarters located in Englewood Cliffs, New Jersey with research and development, manufacturing and contract cell culture production operations located in Minneapolis, Minnesota. With the acquisition of the assets of Unisyn Technologies, Inc. we added research and development, manufacturing and contract cell culture production operations located in Hopkinton and Worcester, Massachusetts and San Diego, California.


         We have incurred significant operating losses and cash flow deficits in previous years. During fiscal year 2000 and the nine months ended June 30, 2001, we experienced $2,216,000 and $602,000 of negative cash flow from operations and met our cash requirements through the sale of equity securities, the exchange of equity instruments for services and short term loans from affiliates. We expect our core business to improve, but to continue to utilize cash, though at a significantly reduced level. Currently, we are in the process of exploring various financing alternatives to meet our cash needs, including additional short-term loans from our stockholders and the sale of equity securities; however, there can be no assurance that we will be able to obtain such additional funds on acceptable terms, if at all.



EVENTS LEADING TO REORGANIZATION

         Due in part to the underdeveloped nature of the market it served, the Predecessor Company incurred significant operating losses. The Predecessor Company obtained capital from various sources including term loans, lines of credit, corporate partners and equity financings consisting of public offerings and numerous private placement financings. However, these financings typically were not sufficient to bring the Predecessor Company to a positive working capital position.

         On October 10, 1997, the Predecessor Company entered into an agreement with Unisyn, a hollow fiber technology systems company and a competitor, to form a combined new company. The Predecessor Company initiated a $3.8 million debt financing to serve as the bridge to the completion of the merger and a post-merger equity financing. Unisyn unilaterally terminated the merger on February 27, 1998.

         The termination had a significant negative impact on the Predecessor Company's results of operations for fiscal year 1998. Beyond the financial burden that already existed, the Predecessor

Company was then saddled with bridge financing of $3,800,000 and was forced to write-off over $400,000 in merger costs.

         On October 6, 1998, three participants in the Predecessor Company's bridge financing to the Unisyn merger filed an involuntary Chapter 11 Bankruptcy. New investors were identified and provided the necessary capital to fund the Predecessor Company's recapitalization and on-going operations. On December 8, 1998, the Predecessor Company filed a Consent to Order for Relief with the U.S. Bankruptcy Court and began operating as a debtor-in-possession.

         During that period, Biovest LLC, a biotechnology investment group, agreed to provide debtor-in-possession financing and fund a consensual plan of reorganization in exchange for equity control of our company. On July 7, 1999, the United States Bankruptcy Court, District of Minnesota, Third Division, confirmed our company's Modified First Amended Plan of Reorganization dated June 28, 1999 (the "Plan") which became effective July 30, 1999. For financial reporting purposes, the effective date of the Plan is considered to be July 31, 1999, the Effective Date. See Note 4 in the notes to our Financial Statements.


OUR CURRENT BUSINESS

         Industry. Worldwide R&D spending by pharmaceutical and biotechnology companies is estimated to be over $50 billion in 2001. Growth has accelerated in recent years and is expected to continue growing between 9-11% per year in the near term based on pending patent expirations and the need for novel therapies (source: Parexel's Pharmaceutical R&D Statistical Sourcebook 2000). The 4-year Compounded Annual Growth Rate of outsourced biologics manufacturing in the U.S. is estimated at over 30% (source: Arthur D. Little, Industry Sources, and Dain Rauscher Wessels).

         Biologic Drug Preeminence. Historically, diagnostic and therapeutic health care products have been, and continue to be, predominantly developed and manufactured by pharmaceutical companies using chemical transmutation techniques or bacteria, fungi and yeast cell cultures. Stirred tank cell culture and fermentation systems are typically used to grow such bacteria, fungi and yeast cell cultures. During the 1980s, in connection with the advent of genetic engineering, a variety of additional and, for some purposes, more effective cell production technologies were also developed. The perfusion technology (hollow fibers) employed by our mammalian cell culture systems are examples of these newer cell culture technologies.

         The biotechnology industry has grown rapidly and produced many diverse companies focusing on and developing a variety of diagnostic and therapeutic health care products. These new biotechnology products (genetically expressed proteins) are potentially far more potent and result in less harmful side effects than their chemical and bacterial derived forerunners. These products are being introduced to the commercial market in steadily growing numbers and with expanding market potential.

         From the outset, attempts to produce more complex genetically engineered proteins from traditional bacteria, fungi and yeast cells proved disappointing. These cells were found to be incapable of expressing structurally competent proteins which result in the desired therapeutic or diagnostic effect. Scientists have since identified mammalian cells as the best source for production of functional or physiologically competent genetically expressed proteins. However, mammalian cells typically are more complex and less cost effective for use as a production methodology for recombinant protein. Consequently, we believe that the successful commercialization of many bioproducts will be dependent on the availability of manufacturing processes and facilities that produce mammalian cell proteins economically and efficiently.

         Currently, most biotechnology and pharmaceutical companies manufacture mammalian cell proteins using traditional fermentation and stirred tank cell culture ("fermentation") technologies; however, no one cell culture technology is suitable for the production of every mammalian cell or mammalian cell-derived bioproduct. Each type of mammalian cell is unique and its economical production is highly dependent on the cell culture technology used. For example, traditional fermentation technologies, while quite effective for the production of some mammalian cells and bioproducts, encounter technical difficulties in the production of others, such as many of the monoclonal antibodies. As a result, perfusion technologies, such as our hollow fiber technology have emerged within the last decade as a preferable alternative to traditional fermentation approach.

         Market Overview. As noted in Biospace News (May 11, 1999), outsourcing of bio-pharmaceutical manufacturing is increasing in popularity, and the market is quickly approaching $1 billion in annual sales. Our management has recognized the growth potential in the biologic cell production segment of the biotechnology market. The Jackson Laboratories study predicts that 50% of biological production will be dedicated to patient-specific medicine in the year 2020. These projections increase to nearly 100% by the year 2040. The present shortage of production capacity for biologics in general will increase as this market segment rapidly expands. We believe that our patented and proprietary technology is well suited to satisfy this need for production capacity and have positioned ourselves to benefit from the expected increase in demand. The release of the mapping of the human genome, stimulating further research and development of biologic drugs, will serve only to increase demand for production services.

         Future growth in the biotechnology industry, and specifically in the contract cell production services market, is expected to be driven by biotechnology-based development in the pharmaceutical industry.
Biopharmaceuticals are tied to large scale production of mammalian cells.


FUTURE STRATEGY

         Our new management has adopted a forward-looking strategy, which utilizes the strengths of the Predecessor Company and augments those historical strong points with a focus on the new and dynamic field of biologic therapeutic production.

         The strategy begins with a commitment to maintain and grow our core business of contract production. With a history of state-of-the-art technology as applied to cell culture and cell production beginning with small research quantities in non-GMP facilities that we have, our perfusion systems have become recognized as a favored technology for this production. We have now expanded that technological leadership role and applied it to GMP production of clinical-grade material in the extensive clean-room GMP production space acquired in the Unisyn asset purchase. With the ability to design, manufacture and supply our own patented flowpaths and bioreactors for use in our contract production business, we are positioned to take advantage of the anticipated rapid rise in demand for production services in the next five years. With the universal outlook in the biotech press predicting that production capability is the one component most lacking in the industry, we have taken steps to address this void and to provide a strong and growing contract production capability.


     In light of the emerging trend within the biotechnology industry toward the development of patient-specific biologics for the treatment of many diseases, we see an opportunity to leverage our core competency in cell culture technology and biologic production to exploit the emerging trend toward outsourcing of production and to explore the promising field of patient-specific medicine. Utilizing our existing expertise in cell culture, contract production and instrument development, new management seeks to apply these capabilities in the emerging patient-specific biologic market. All indicators point to many patient-specific protocols, wherein production capacity will be a bottleneck. We intend to explore applying our technology to this bottleneck. We have already been successful in winning the production contract for the NCI-sponsored non-Hodgkins lymphoma vaccine, and we have entered into a definitive CRADA with the NCI to take that vaccine through the final Phase III trials and into commercial distribution. Our management believes that we can successfully compete for a good share of the contract production business in this emerging field, and for equity ownership of selected patient-specific drugs that show potential for commercial success.

         This drug ownership role is part of the final portion of our new strategy for success in the biotech market. Through participation in the NCCC and early-stage research we will explore opportunities in larger-scale biologic production. Our Scientific Advisory Committee will constantly observe and evaluate emerging drugs and allow us to make informed decisions as to drugs with which we should seek to become more involved. Using our platform technologies and our innovative approach to the patient-specific biologic field, we plan to obtain proprietary ownership interests in selected biological drugs over the next several years to allow it to stay at the forefront in the production and commercialization of new biological drugs.


OUR CORE TECHNOLOGY

         Mammalian Cell Culture Technology. We have developed considerable expertise with in vitro (outside the living body) simulation of in vivo (in the living body) physiological environments for a wide variety of mammalian cells. Mammalian cells are very complicated and dynamic, with constantly changing needs. The human body has evolved very elaborate control mechanisms to maintain cells in their proper environment. We employ mechanical, electrical, biochemical, and software engineers in addition to cell culture scientists and other cell culture professionals who collaborate with outside medical professionals to simulate and automate these control mechanisms. We have received several patents for our perfusion cell culture technology.

         Hollow-Fiber Technology. Hollow fibers are hair-like fibers with hollow centers, or alumen, made of plastic polymers. We use hollow fibers to simulate human capillaries. Thousands of these fibers are inserted in a cartridge to make a bioreactor for the growth and maintenance of mammalian cells. In the bioreactor, the cells are grown on the outside of the hollow fibers while nutrient media is delivered through the alumen of the fibers. The fiber walls have extremely small pores, allowing nutrients to pass from the alumen to the cells. All re-created products (biologicals) are continuously harvested from the bioreactor for an extended period of time (months).

         Hollow-fiber bioreactors provide significant advantages for large-scale production of mammalian cell products. The hollow-fiber bioreactors simulate the in vivo environment, enabling cells to grow to high densities which approach the density of cells in body tissue. The fibers act as filters and yield concentrated secreted products. The cells are immobilized in the bioreactor so that a pump can harvest the concentrated product from the bioreactor. This permits harvests with high purities, thereby reducing the cost of further purification. The hollow-fiber bioreactors also reduce the amount of costly serum and growth factors that are required for cell growth.


OUR PRODUCTS AND SERVICES

         We applied our mammalian cell culture expertise and hollow-fiber and ceramic core technologies to contract cell culture production services for mammalian cell-derived products and to the design and development of a line of perfusion cell culture systems to facilitate the research and production of mammalian cells and cell-derived products.

         Cell Production Services. In addition to our products business, an integral part of our strategy is the business of providing contract production services to our customers who preferred to outsource the business rather than purchase hardware. This service allows the customer to realize the benefits of our proprietary perfusion technology without a large initial investment in hardware, people, facility and training. The benefit to us is that this business strategy allows access to smaller customers and to larger companies that prefer to outsource production.

         During 1991, our previous management began providing contract services for production of mammalian cell derived monoclonal antibodies for diagnostic applications in accordance with the FDA's cGMP guidelines. Currently, we produce whole cells, monoclonal antibodies and recombinant proteins for research, diagnostic and clinical therapeutic products.

         National Cell Culture Center Production Services. In September 1990, the NIH awarded us a five year grant to establish and operate the NCCC at our facility in Minneapolis, Minnesota. Subsequently the NIH awarded two successive renewals of this grant to us, the latest of which continues the Center through the year 2005.

         Since our establishment, the Center has provided services to research laboratories within major universities and non-profit research institutions in the United States, including Harvard Medical School, Scripps Research Institute, Dana Farber Institute, Yale Medical School, Stanford Medical School, University of California at Berkeley and the University of Chicago.

         The Center's services include production of monoclonal antibodies; non-hybridoma cell products such as recombinant proteins, growth factors, tumor antigens, hormones and enzymes; mammalian tumor and lymphoid cells.

         Production Cell Culture Systems. Our production cell culture systems are known by the acronym ACUSYST which stands for automated cell culture system. We added the CellPharm line of instruments as a result of the Unisyn asset purchase. We applied our mammalian cell culture expertise and hollow-fiber technologies to the design and development of a line of perfusion cell culture systems to facilitate the research and production of mammalian cells and cell-derived products and contract cell culture production services for mammalian cell-derived products.

         Consumables and Supplies. We offer consumable products required for use with our systems, including hollow fiber bioreactors, cultureware, tubing sets and other cell growth chambers. Because of the nature of cell culture, these products can normally be used only once for a culture period of weeks to several months. Typically, a cell culture system will utilize three to four sets of consumables each year. All cultureware is supplied pre-assembled and sterilized for convenient operation.


CUSTOMERS

         We market our products and services through internal and external resources to biopharmaceutical and biotech companies as well as to medical schools, universities, research institutes, hospitals, private laboratories and laboratories of the federal government.


RESEARCH AND DEVELOPMENT

         We seek to be a leader in serving the outsourcing needs of the biotechnology market through further scale-up of our systems' production capabilities, developing or acquiring new, more cost effective cell culturing technologies and processes and broadening the uses of our cell culture technology. Research and development expenditures for fiscal year 2000 were $491,000, and $1,908,000 for the nine months ended June 30, 2001.


COMPETITION

         Our hollow fiber contract production services recognize competition from the alternative manufacturing processes of stirred tank fermentors, transgenics (plants and animals), and ascites production in mice. Companies utilizing alternative production technologies compete with us in three differing segments of the market: commercial scale therapeutic cGMP, diagnostic and clinical phase therapeutics, and research non-GMP. The commercial scale production segment presents competition from companies such as Covance Inc., DSM Biologics, and Lonza Ltd, , and is dominated by stirred tank fermentor technology. Companies such as BioReliance, Primedica, and Chiron Corp. represent the diagnostic and clinical phase therapeutic segment competition, while the research non-GMP market is spread out through numerous small organizations. These latter two segments represent the current focus of our manufacturing services.

         We believe that our ability to compete is dependent in large part upon our ability to continually enhance and improve our manufacturing processes and technologies. In order to do so, we must effectively utilize and expand our research and development capabilities and, once developed, expeditiously convert new technology processes. Competition is based primarily on scientific and technological superiority, technical support, availability of patent protection, access to adequate capital, the ability to develop, acquire and market contract manufacturing processes successfully, the ability to obtain governmental approvals and the ability to serve the particular needs of commercial customers. Factors such as cost, on-time delivery, flexibility, and technical expertise are important customer considerations in selecting contract-manufacturing services. Corporations and institutions with greater resources than us may, therefore, have a significant competitive advantage.


PATENTS, TRADEMARKS AND PROTECTION OF PROPRIETARY TECHNOLOGY

         We have applied for and received patents on certain aspects of each of our hollow fiber bioreactor technology, instrumentation, cellular engineering technology, proprietary cell culturing methods and certain aspects of our cellular immunotherapy technology. Currently, we have approximately twenty (20) issued United States patents and their foreign counterparts. The expiration dates of our presently issued United States patents range from April 2002 to November 2017, and the expiration dates of our presently issued foreign patents range from April 2003 to August 2009.

         We consider our current patents to be of primary importance. To the extent possible, we also intend to seek patent protection for any new products or product enhancements that we develop or acquire. To date, no consistent policy has emerged regarding the breadth of claims covered in biotechnology patents and there can be no assurance that our patents will not be circumvented or invalidated. In addition, companies which have or obtain patents relating to such products or processes could bring legal actions against us (and any entities that may license technology from us) claiming damages and seeking to enjoin us from producing or marketing such products and processes. Such proceedings could cause delays in our product and process market introductions or could prevent us from developing, producing or selling certain products. Insofar as we rely on agreements with employees and consultants, trade secrets and unpatented technology to maintain our competitive position, there can be no assurance that others may not independently develop similar technology or that trade secrets, confidentiality and non-disclosure agreements will not be breached. In addition, other private and public entities, including universities and the federal government, have filed for, or have been issued, patents which, if valid, may require us to obtain licenses. There can be no assurance that such licenses, if required, can be obtained on reasonable commercial terms.

         We consider all trademarks to be of primary importance to our business. We also hold the trademarks relating to Acusyst, CellPharm and the "Biolafitte" trade name in the United States.


GOVERNMENT REGULATION

         Food and Drug Administration. The FDA has extensive regulatory authority over biopharmaceutical products (drugs and biological products), manufacturing protocols and procedures and the facilities in which mammalian proteins will be manufactured. Any new bioproduct intended for use in humans (including, to a somewhat lesser degree, in vivo biodiagnostic products), is subject to rigorous testing requirements imposed by the FDA with respect to product efficacy and safety, possible toxicity and side effects. FDA approval for the use of new bioproducts (which can never be assured) requires several rounds of extensive preclinical testing and clinical investigations conducted by the sponsoring pharmaceutical company prior to sale and use of the product. At each stage, the approvals granted by the FDA include the manufacturing process utilized to produce the product. Accordingly, our cell culture systems used for the production of therapeutic or biotherapeutic products are subject to significant regulation by the FDA under the Federal Food, Drug and Cosmetic Act, as amended (the "FD&C Act").

         Our cell culture systems used to produce cells for diagnostic uses are regulated under the FD&C Act as Class I medical devices. Medical devices are classified by the FDA into three classes (Class I, Class II and Class III) based upon the potential risk to the consumer posed by the medical device (Class I devices pose the least amount of risk, while Class III devices and "new" devices are presumed to inherently pose the greatest amount of risk). As Class I devices, our systems must be manufactured in accordance with GMP guidelines. Sales of such systems to customers using them to manufacture materials for clinical studies and licensure do not require prior FDA approval.

         The process of complying with FDA regulations and obtaining approvals from the FDA of applications to market biopharmaceutical products is costly, time consuming and subject to unanticipated delays. There is no assurance that our customers will be able to obtain FDA approval for bioproducts produced with our systems, and failure to receive such approvals may adversely affect the demand for our instruments.

         Under the FD&C Act, our customers must establish and validate Standard Operating Procedures ("SOPs") utilizing our cell culture technologies in their Drug Master Files. We provide assistance in operational, validation, calibration and preventive maintenance SOPs to customers, as needed, to support their product development and commercialization processes. For example, we will typically provide existing and prospective customers who are utilizing our contract production services or constructing production facilities based on our cell culture technologies with information to enable such customers to comply with the FDA's GMP requirements for facility layout and design. This information may be provided either in a drug/biologic Master File which we give permission to customers to cross reference in their submission to the FDA or provided to customers to include in their FDA submissions.

         We have established the capability, at our facility, to provide contract production services of cell-secreted products in compliance with the FDA's GMP requirements for biodiagnostic products and with the somewhat more stringent GMP requirements for investigational biotherapeutic products. We filed a Type I Drug Master File with the FDA in December 1992 describing the procedures, equipment and facilities that we have in place to support the production of investigational biotherapeutic products for human clinical studies.

         In addition, our cell culture systems must comply with a variety of safety regulations to be sold in Europe including but not limited to the directives commonly referred to as "CE" (Communite' Europe).

         Environmental Protection Agency. The handling of potentially hazardous materials, wastes and chemicals is regulated by municipal, state and federal statutes. The EPA is concerned with disposal of materials such as cells and their secreted waste products and hazardous chemical waste. We are required to conform our procedures and processes to the standards set by the EPA, as well as by local pollution authorities; however, because the volume of biological waste products and hazardous chemical waste produced by us is quite small, the costs of complying with federal, state and local environmental laws has not historically been material to our operations.


INSURANCE

         We may be exposed to potential product liability claims by users of our products. We presently maintain product liability insurance coverage in connection with our systems and other products and services, including our contract production services in the amount of $1 million per occurrence up to $2 million per year and general liability coverage in the amount of $2 million per year. In addition, we maintain umbrella coverage in the amount of $3 million. Although we believe that our current level of coverage is adequate to protect our business from foreseeable product liability claims, we may seek to increase our insurance coverage in the future in the event that it significantly increases our level of contract production services. There can be no assurance, however, that we will be able to maintain our existing coverage or obtain additional coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims to which we may be exposed. A successful partially or completely uninsured claim against us could have a material adverse effect on our operations.

         Our production services also expose us to an inherent risk of liability in the event the proteins or other substances manufactured by us, at the request and to the specifications of our customers, cause adverse effects. We believe, however, that customers that contract with us for the production of protein or other substances will be primarily responsible for any possible adverse effects resulting from the sale of their end products. Therefore, we obtain agreements from contract production customers indemnifying us from any potential liability resulting therefrom. There can be no assurance, however, that we will be successful in obtaining such agreements or that any indemnification agreements obtained will adequately protect us against potential claims relating to such contract production services.

         The terms and conditions of our sales and instruments include provisions which are intended to limit our liability for indirect, special, incidental or consequential damages.


EMPLOYEES

         As of July 31, 2001, we had 74 full-time employees, including 12 in research and product development, 23 in manufacturing and quality control, 20 in contract production services, 5 in marketing, sales and technical services and 14 in management, administrative or clerical positions. We supplement our staff with temporary employees and consultants as required. We believe that our relations with employees are satisfactory.

         Our ability to continue to develop and improve marketable products and to establish and maintain our competitive position in light of technological developments will depend, in part, upon our ability to attract and retain qualified technical personnel.


PROPERTY

         We lease approximately 2,000 square feet of executive headquarters office space on the second floor of an office building in Englewood Cliffs, New Jersey. The lease expired on March 31, 2001 and has been renewed on a month to month basis. Rent expense was $ 42,000 for the year ended September 30, 2000.

         In addition, we lease a two-story building of approximately 33,000 square feet in Minneapolis, Minnesota. This building contains laboratory, manufacturing, office and warehousing areas to support the production of perfusion cell culture systems and contract cell culture services. Total rent expense, for the Minneapolis, Minnesota facility for the ten months ended July 30, 1999 and the two months ended September 30, 1999 was $202,000 and $40,000, respectively, and for the year ended September 30, 2000 was $242,000.

         We lease approximately 12,000 square feet of floor area of a 53,000 square foot building in Hopkinton, Massachusetts. This building provides space for office and non-GMP contract services. The lease expired on May 31, 2001, and rent expense was $33,000 for the period from May 25, 2000 through September 30, 2000. We entered into an oral agreement to lease the premises on a month to month basis until the end of the calendar year.

         We lease approximately 7,000 square feet of floor are on the first floor of a building in San Diego, California. This facility provides space for office, clean room and light manufacturing. The lease expires on December 31, 2002, and rent expense was $24,000 for the period from May 25, 2000 through September 30, 2000.

         We lease approximately 14,000 square feet on the first floor of a four-story building in a 93,000 square foot biotech park in Worcester, Massachusetts. This facility houses approximately 8,000 square feet for cGMP cell production, 1,000 square feet for administration, and an additional 4,000 square feet for future expansion. The lease expires on February 28, 2006, and rent expense was $130,000 for the period from May 25, 2000 through September 30, 2000.

LEGAL PROCEEDINGS

         As of the date of this registration statement, we are not a party to any legal proceedings that will have a material adverse effect on our operations or financial condition. However, from time to time we are a party to legal matters arising in the general conduct of business.

                                   MANAGEMENT


         The following individuals are our directors and executive officers:

                      Name                                 Age                             Position
                      ----                                 ---                             --------
Dr. Christopher Kyriakides                                  40            Chairman of the Board, Chief Executive
                                                                          Officer and Director
Othon Mourkakos                                             43            President, Chief Operating Officer,
                                                                          Secretary and Director
David DeFouw, Ph.D.                                         56            Director
Thomas F. Belleau                                           58            Chief Financial Officer
Mark Hirschel, Ph.D.                                        49            Chief Scientific Officer


         We plan to add two outside directors to the Board during the year 2001. Such directors will comprise the Compensation Committee and Audit Committee.

         The following provides some biographical information regarding our directors, officers, key employees and affiliates:

         DR. CHRISTOPHER KYRIAKIDES has been our Chairman of the Board since July 31, 1999 and our Chief Executive Officer since September 20, 1999. He has also been Chief Executive Officer and Chairman of the Board of Biovest, LLC since its inception in January 1999. For the last six years, Dr. Kyriakides has also served as President and Medical Director of Sports Medicine and Orthopedic Rehabilitation, P.C., a private enterprise of which he is a founder.

         OTHON MOURKAKOS has been a director of our company since July 31, 1999 and has served as our President and Chief Operating Officer since September 20, 1999 and Chief Financial Officer from September 20, 1999 to June 2000. Since August 1993, he has served as President of Health East Medical Management of New York.


         DAVID DEFOUW, Ph.D. has been a director of our company since July 31, 1999 and was our Chief Scientific Officer from September 1999 until September 2001. Since 1992, Dr. DeFouw has served as the Vice Chairman and Professor of Anatomy, Cell Biology and Injury Sciences at the University of Medicine & Dentistry of New Jersey.


         THOMAS F. BELLEAU has been our Chief Financial Officer since June of 2000. He has over 30 years experience in the field of finance and holds a BA in Economics from Notre Dame University and an MBA in Finance from New York University's Stern School of Business. He has earned a CPA designation. For the last six years he has worked as a consultant to companies primarily in the biotechnology field, orchestrating significant financial turnarounds through company restructuring and improving efficiency of operations.


         MARK HIRSCHEL, Ph.D. has been our Chief Scientific Officer since September 2001. From August 1999 until September 2001, he was our Senior Vice President. Dr. Hirschel has served as the Principal Investigator of the National Cell Culture Center and is a recognized leader in cell culture production. Dr. Hirschel has authored numerous scientific publications and has received several grants and served on several NIH committees. Dr. Hirschel holds a BA in biology from Southwest State University (MN), an MS in Animal Physiology, and a Ph.D. in Reproductive Physiology from the University of Minnesota.


         Our board of directors is divided into three classes such that the directors of each class serves a three-year term, and the term of one class expires each year such that only one class of directors stands for election each year. Accordingly, at each annual meeting directors of the class whose terms expire at such annual meeting will be elected to hold office until the third annual meeting following the annual meeting at which they were elected and until their respective successors have been duly elected and qualified. Thus, stockholders elect only one-third of the directors at each Annual Meeting of Stockholders. Each director who is not an officer of our company or an officer or director of an affiliate of our company is paid $1,000 for each Board of Directors meeting that he or she attends.

         Officers are appointed by the Board of Directors and serve at the discretion of the Board.

         Our bylaws provide for us to indemnify our directors and officers to the extent permitted by law, with respect to actions taken by them on our behalf. Because of the prohibitive cost of acquiring directors' and officers' liability insurance and our recent reorganization, we have not purchased such insurance.


SCIENTIFIC ADVISORY BOARD

         We established a Scientific Advisory Board to assist in the management of the NCCC. The Scientific Advisory Board is an overseeing body that reviews and prioritizes NCCC project applications based on their scientific merit and meets annually with the NIH Program Administrator to review the progress and plans of the NCCC. The members of the Scientific Advisory Board are as follows:

David DeFouw, Ph.D.
(Chairman), Director, Professor
University of Medicine and Dentistry of
New Jersey.



Mark Hirschel, Ph.D.
Senior Vice President and Chief Scientific Officer
Biovest International, Inc.



Robert Pfeffer, MD.
Clinical Asst. Professor
New York University Medical Center

Michael Gramer, Ph.D.
New Product Development Manager
Biovest International, Inc.


         We are seeking to establish an independent Scientific Advisory Board whose members will be defined and identified as the personalized vaccine aspects of our business further evolves.


EXECUTIVE COMPENSATION

         The following table sets forth the aggregate compensation paid or accrued by us for services rendered to it by each person who served as the Chief Executive Officer during fiscal year 2000 and each other employee whose total salary and bonus exceeded $100,000 during fiscal year 2000, as well as the aggregate compensation for such persons during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE



                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                 ANNUAL COMPENSATION         AWARDS
                                                                 -------------------         SHARES
                  NAME AND                    FISCAL                                       UNDERLYING     ALL OTHER
             PRINCIPAL POSITION               YEAR            SALARY ($)     BONUS ($)       OPTIONS     COMPENSATION
            -------------------              --------        -----------    ----------      ----------  --------------
Dr. Christopher Kyriakides
 Chairman of the Board of Directors           2000           $80,000(2)    $110,000(3)          --             --
 and Chief Executive Officer (1)


Othon Mourkakos
 President, Secretary and
 Chief Operating Officer (4)                  2000           $80,000(2)    $110,000(3)          --             --
-------------


(1) Dr. Kyriakides was appointed Chairman of the Board on July 31, 1999 and was appointed Chief Executive Officer of our company on September 20, 1999.

(2) Includes $40,000 of accrued but unpaid salary payable for services rendered to us and 32,000 shares of common stock valued at $1.25 per share for an aggregate value of $40,000.

(3) Consists of 87,999 shares of common stock valued at $1.25 per share for an aggregate value of $110,000, which were paid as a bonus.

(4) On September 20, 1999, Mr. Mourkakos was appointed as our President and Chief Operating Officer.


EMPLOYMENT AGREEMENTS

         As of September 30, 2000, we had not entered into written employment agreements with any of our employees, officers or directors.


OPTION RIGHTS

         Option Exercises and Fiscal Year-End Option Values

         The following tables set forth information concerning the grant of stock options during fiscal year 2000 to each of the persons described in the Summary Compensation Table and the number and value of unexercised options held by them at the fiscal year-end.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                  NUMBER OF       PERCENT OF      EXERCISE                               VALUE
                                  SECURITIES    TOTAL OPTIONS/     OR BASE                      AT ASSUMED ANNUAL RATES
                                  UNDERLYING     SARS GRANTED       PRICE                            OF STOCK PRICE
                                 OPTIONS/SARS    TO EMPLOYEES                                         APPRECIATION
                                                                                                  FOR OPTION TERM (2)

             NAME                  GRANTED      IN FISCAL YEAR     ($/SH)     EXPIRATION DATE     5% ($)       10%($)
             ----                  -------      --------------     ------     ---------------     ------       ------

Dr. Christopher Kyriakides (1)    1,000,000          45.5           1.50      July 19, 2005          -            -
Othon Mourkakos (1)               1,000,000          45.5           1.50      July 19, 2005          -            -

-------------

(1) On July 19, 2000, the Board of Directors granted to such person options to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $1.50 per share. Options to purchase 500,000 shares are exercisable at any time on and after January 19, 2001 and options to purchase 500,000 shares are exercisable on and after July 19, 2001. The foregoing options expire on July 19, 2005.

(2) Our common stock is not publicly traded and there is no public market for such common stock.


               AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTIONS/SAR VALUES


                                                                                              POTENTIAL REALIZABLE VALUE
                                                                                                AT ASSUMED ANNUAL RATES
                                                                  NUMBER OF UNEXERCISED       OF STOCK PRICE APPRECIATION
                                                                  OPTION/SARS AT FY-END           FOR OPTION TERM (1)
                              SHARES ACQUIRED       VALUE
            NAME                ON EXERCISE     REALIZED ($)   EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
            ----              ---------------   ------------   -----------  -------------   -----------    -------------

Dr. Christopher Kyriakides          --               --            --          1,000,000        ---              ---
Othon Mourkakos                     --               --            --          1,000,000        ---              ---
                                    --               --            --

-------------
(1) Our common stock is not publicly traded and there is no public market for such common stock.


DIRECTOR COMPENSATION

         Directors who also are employees of our company do not receive any cash compensation for their services as members of the board of directors, although they are reimbursed for certain expenses incurred in connection with attendance at board and committee meetings. Directors who are not employees of our company or any of our affiliates will be paid $1,000 for each meeting of the Board of Directors that he or she attends.


BOARD COMMITTEES

         The Board of Directors intends to establish an Audit Committee and a Compensation Committee. The Board of Directors currently administers our 2000 Stock Option Plan. The Board of Directors currently reviews the work and reports of our independent accountants and our internal accounting procedures.


AUDIT COMMITTEE CHARTER


         The Board of Directors has not adopted an Audit Committee Charter. The Board of Directors anticipates that an Audit Committee Charter will be adopted when an Audit Committee is established.

                  INDEMNIFICATION FOR SECURITIES ACT LIABILITY


         Delaware law permits a corporation to indemnify its officers, directors, employees and agents and expressly provides that such indemnification shall not be deemed exclusive of any indemnification right provided under any bylaw, vote of stockholders or disinterested directors or otherwise. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against parties entitled to indemnity for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner such person reasonably believed was in or not opposed to the best interests of the corporation. In Delaware indemnification is available in a criminal action only if the person seeking indemnity had no reasonable cause to believe that the person's conduct was unlawful. Delaware law does not allow indemnification for directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) as to which such director is adjudged to be liable to the corporation unless indemnification (limited to expenses) is ordered by a court. Our Certificate of Incorporation provides for indemnification to the full extent permitted by Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              SELLING STOCKHOLDERS

         The shares of our common stock are being offered pursuant to this prospectus solely for the benefit of the following stockholders of the Company. All of the listed stockholders have sole voting and investment power over the shares listed opposite their names. We will not receive any proceeds from the sale of these shares; however, in the event the options and/or warrants are exercised we will receive proceeds from such exercises.

         The following describes each position or material relationship that a selling stockholder has had with us during the past three years.



         o Dr. Christopher Kyriakides is one of our directors as well as our Chief Executive Officer.

         o Othon Mourkakos is one of our directors as well as our President, Secretary and Chief Operating Officer.

         o Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer, is the brother-in-law of Othon Mourkakos, who is one of our directors as well as our President, Secretary and Chief Operating Officer.

         o Dr. Christopher Kyriakides and Othon Mourkakos, collectively, own 100% of all the equity interests of Mway LLC.

         o Constantine Bakalis is the brother-in-law of Othon Mourkakos, who is one of our directors as well as our President, Secretary and Chief Operating Officer.

         o Theodora Bakalis is the sister of Othon Mourkakos, who is one of our directors as well as our President, Secretary and Chief Operating Officer.

         o Rita Mourkakos is the sister of Othon Mourkakos, who is one of our directors as well as our President, Secretary and Chief Operating Officer.

         o Stavroula Mourkakos is the mother of Othon Mourkakos, who is one of our directors as well as our President, Secretary and Chief Operating Officer.

         o Peter Mourkakos is the brother of Othon Mourkakos, who is one of our directors as well as our President, Secretary and Chief Operating Officer.

         o Savvas Lazoglou is the brother-in-law of Othon Mourkakos, who is one of our directors as well as our President, Secretary and Chief Operating Officer.

         o Peter Kyriakides is the brother of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

         o Polyxeni Kyriakides is the mother of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

         o Christopher Kydes is the father of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

         o John Arvanitopoulos is a cousin of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

         o John Patrikis is the brother-in-law of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

         o Vasilios Tsolakidis is the nephew of Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

         o Sports Medicine & Orthopoedic Rehab, P.C. is owned by Dr. Christopher Kyriakides, who is one of our directors as well as our Chief Executive Officer.

         o David DeFouw is one of our directors and was our Chief Scientific Officer until September 2001.

         o Donald DeFouw is the father of David DeFouw, who is one of our directors and was our Chief Scientific Officer until September 2001.

         o Jonathan DeFouw is the son of David DeFouw, who is one of our directors and was our Chief Scientific Officer until September 2001.

         o Lisa DeFouw is the wife of David DeFouw, who is one of our directors and was our Chief Scientific Officer until September 2001.

         o Thomas F. Belleau is our Chief Financial Officer.


                                                        Number of                             Percentage of
                                 Number of  shares     shares being    Number of shares     outstanding shares
                                 owned before the      sold in the     to be owned after    owned after the
  Name                               offering           offering        the offering            offering
  ----                           ----------------      ------------    -----------------    ------------------
Airline Freight Services, Inc.            243                243             -0-                 -0-
Anthony Ameralis                       15,000             15,000             -0-                 -0-
Cleria Ameralis                         4,000              4,000             -0-                 -0-
Andrew Alexander Wise & Co.           145,000 (1)        145,000             -0-                 -0-
George Apergis                         16,000             16,000             -0-                 -0-
George Argerakis                       20,000             20,000             -0-                 -0-
Roy Arje                                2,000              2,000             -0-                 -0-
John Arvanitopoulos                     2,500              2,500             -0-                 -0-
Laura Ash                               4,000              4,000             -0-                 -0-
Matthew Attanasio                       1,600              1,600             -0-                 -0-
John Bailey                            72,148 (2)         72,148             -0-                 -0-
Constantine Bakalis                     3,000              3,000             -0-                 -0-
Theodora Bakalis                        6,000              6,000             -0-                 -0-
Lynnie Basalaten                        3,000              3,000             -0-                 -0-
Eric Becker                             2,400              2,400             -0-                 -0-
Howard Becker                           1,200              1,200             -0-                 -0-
Myrna Bedoya                            1,000              1,000             -0-                 -0-
Thomas F. Belleau                      50,000             50,000             -0-                 -0-
John Benedetto                         80,000             80,000             -0-                 -0-
David Berezin                           4,000              4,000             -0-                 -0-
Jon Biller                             10,000             10,000             -0-                 -0-
Lisa M. Blangiforti                    24,000             24,000             -0-                 -0-
Blue Star Media, Inc.                     192                192             -0-                 -0-
Christian Bodin                         4,000              4,000             -0-                 -0-
Bridge Partners III, LLC              820,000 (3)        820,000             -0-                 -0-
John Buonacore                          3,158              3,158             -0-                 -0-
Albert Buzzetti                         4,000              4,000             -0-                 -0-
Juan Casiano                            8,000              8,000             -0-                 -0-
Lyndon Chin                            30,000             30,000             -0-                 -0-
Andy Cohen                            191,515            191,515             -0-                 -0-
Robert H. Cohen                       100,000 (4)        100,000             -0-                 -0-
The Community School                    5,000              5,000             -0-                 -0-
Costas Constantinou                     3,000              3,000             -0-                 -0-
John Constantinou                      25,000             25,000             -0-                 -0-
Maria Constantinou                     10,000             10,000             -0-                 -0-
Damianos Contopoulos                    1,053              1,053             -0-                 -0-


                                       39

                                                         Number of                             Percentage of
                                  Number of  shares     shares being    Number of shares     outstanding shares
                                  owned before the      sold in the     to be owned after    owned after the
  Name                               offering             offering        the offering           offering
  ----                            ----------------      ------------    -----------------    ------------------
Alberto Correia                        10,000               10,000             -0-                 -0-
Michael P. Crilley                     20,000               20,000             -0-                 -0-
Fred Daibes                           180,000              180,000             -0-                 -0-
David O. DeFouw                       305,965 (5)          305,965             -0-                 -0-
Donald DeFouw                          20,000               20,000             -0-                 -0-
Jonathan DeFouw                         8,000                8,000             -0-                 -0-
Lisa DeFouw                             5,600                5,600             -0-                 -0-
Anthony Desipris                        2,000                2,000             -0-                 -0-
Epaminondas Detorakis                  20,000               20,000             -0-                 -0-
Ioannis Dinos                          20,000               20,000             -0-                 -0-
Philip DiPippo                         66,000               66,000             -0-                 -0-
Jason Fantini                           2,000                2,000             -0-                 -0-
John Fischer                            4,000                4,000             -0-                 -0-
Antonios Fotiadis                       4,000                4,000             -0-                 -0-
Robert Galzarano                        2,400                2,400             -0-                 -0-
Rich Gasalberti                        67,347               67,347             -0-                 -0-
George Georgopoulos                     4,000                4,000             -0-                 -0-
Anastasios Giannopoulos                20,000               20,000             -0-                 -0-
Peter Giannopoulos                     20,000               20,000             -0-                 -0-
Peter Giano                             4,211                4,211             -0-                 -0-
GNS Holdings, LLC                     348,367 (6)          348,367             -0-                 -0-
Michael Gramer                          6,000                6,000             -0-                 -0-
Hambrecht & Quist                      67,000              670,000             -0-                 -0-
Shari Hammer                           16,000               16,000             -0-                 -0-
Arthur and Christine Handal           181,999              181,999             -0-                 -0-
Edgar Handal                           80,000               80,000             -0-                 -0-
Gilbert and Judith Handal              20,000               20,000             -0-                 -0-
Richard and Rula Handal                20,000               20,000             -0-                 -0-
Roger Hans                            120,000              120,000             -0-                 -0-
Hollee Hanson                           1,000                1,000             -0-                 -0-
Michael Hartofelis                    113,961              113,961             -0-                 -0-
James Hartofelis                       21,648               21,648             -0-                 -0-
Hashmoon Head                           4,000                4,000             -0-                 -0-
Mark Hirschel                          50,000               50,000             -0-                 -0-
Ion Ionescu                            10,000               10,000             -0-                 -0-
Gloria Ippolito                        80,000               80,000             -0-                 -0-
James Ippolito                         80,000               80,000             -0-                 -0-
George Kaparakos                       16,000               16,000             -0-                 -0-
Barry Kaplan                           60,000               60,000             -0-                 -0-
Charles Kaplan                        306,871              306,871             -0-                 -0-
Stanley Kaplan                         20,000               20,000             -0-                 -0-
Demetris Kastanas                      60,000               60,000             -0-                 -0-
Cleo Katsihtis                         12,000               12,000             -0-                 -0-
Alina Kedzierska                        4,000                4,000             -0-                 -0-
Iwona Kedzierska                        4,000                4,000             -0-                 -0-
Spiros Kekatos                         20,000               20,000             -0-                 -0-
Kelly Services, Inc.                      298                  298             -0-                 -0-
David M. Klein                          3,600                3,600             -0-                 -0-
Michael Klein                           3,600                3,600             -0-                 -0-
Nicholas Koles                         35,000               35,000             -0-                 -0-
Boris Komorov                          17,140               17,140             -0-                 -0-
Andreas Konstantinides                  8,333 (7)            8,333             -0-                 -0-
Yiannis Konstantinides                 20,800               20,800             -0-                 -0-


                                       40

                                                         Number of                             Percentage of
                                  Number of  shares     shares being    Number of shares     outstanding shares
                                  owned before the      sold in the     to be owned after    owned after the
  Name                               offering             offering        the offering           offering
  ----                            ----------------      ------------    -----------------    ------------------
Frank and Gwyndolyn Korahais            8,333 (8)            8,333             -0-                 -0-
Ioannis Kordistos                     635,846 (9)          635,846             -0-                 -0-
George Kostakis                        28,000               28,000             -0-                 -0-
Maria Kostakis                         56,000               56,000             -0-                 -0-
Christoforos Kydes                    100,198              100,198             -0-                 -0-
Dr. Christopher Kyriakides          1,490,882 (10)       1,490,882             -0-                 -0-
Peter Kyriakides                      219,477              219,477             -0-                 -0-
Polyxeni Kyriakides                    84,896               84,896             -0-                 -0-
Demetrios Lagonikos                    20,000               20,000             -0-                 -0-
Michel Lama                             3,000                3,000             -0-                 -0-
Ben Landriscina                        80,000               80,000             -0-                 -0-
Latham & Watkins                       60,000               60,000             -0-                 -0-
Andrew Latos                           66,000               66,000             -0-                 -0-
Peter Latos                           210,000 (11)         210,000             -0-                 -0-
Savvas Lazoglou                        86,641               86,641             -0-                 -0-
Salvatore Lenzo                       150,000 (12)         150,000             -0-                 -0-
Perry Levenson                          1,000                1,000             -0-                 -0-
Polo Linen                             21,800               21,800             -0-                 -0-
Stephen Lipton                         10,000               10,000             -0-                 -0-
Vincent Lorelli                         1,000                1,000             -0-                 -0-
Marino Loukeris                        13,300               13,300             -0-                 -0-
Lori Luckow                             5,000                5,000             -0-                 -0-
John Mabry                             10,000               10,000             -0-                 -0-
Michelle Mabry-McCauley                 2,000                2,000             -0-                 -0-
Vasil Malo                            281,762              281,762             -0-                 -0-
Iraklis Marangos                        1,000                1,000             -0-                 -0-
Helen Marinakis                         9,600                9,600             -0-                 -0-
David Maultasch                           800                  800             -0-                 -0-
Violet Mavrakis                        69,000               69,000             -0-                 -0-
Mark McCauley                           3,500                3,500             -0-                 -0-
Peter McGrady                           2,500 (13)           2,500             -0-                 -0-
David Menche                           60,000               60,000             -0-                 -0-
Herman Menche                          20,000               20,000             -0-                 -0-
Daniel Mintz                           10,000               10,000             -0-                 -0-
Alfred Morgan                           2,000                2,000             -0-                 -0-
Richard and Loraine Moser              10,000               10,000             -0-                 -0-
Robert Moses                            4,000                4,000             -0-                 -0-
Xanthippi Moshopoulos                  40,000               40,000             -0-                 -0-
Othon Mourkakos                     1,119,999 (14)       1,119,999             -0-                 -0-
Peter Mourkakos                       205,554              205,554             -0-                 -0-
Rita Mourkakos                         56,000               56,000             -0-                 -0-
Stavroula Mourkakos                    61,784               61,784             -0-                 -0-
Theodora Mourkakos                     50,000               50,000             -0-                 -0-
Mway LLC                              350,000              350,000             -0-                 -0-
Chris Neocleous                        10,000               10,000             -0-                 -0-
Nicholas Neocleous                     51,296               51,296             -0-                 -0-
Nick Nicholson                          4,000                4,000             -0-                 -0-
Beverly Norris                          1,000                1,000             -0-                 -0-
Henry Olko                             30,000               30,000             -0-                 -0-
Noreyma Ossorio                         5,600                5,600             -0-                 -0-
Darrell Page                            2,000                2,000             -0-                 -0-
Haralambos Panagiotidis                 2,000                2,000             -0-                 -0-


                                       41

                                                          Number of                             Percentage of
                                  Number of  shares     shares being    Number of shares     outstanding shares
                                  owned before the      sold in the     to be owned after    owned after the
  Name                               offering             offering        the offering           offering
  ----                            ----------------      ------------    -----------------    ------------------
Nicholas Papantonis                     3,000                3,000             -0-                 -0-
Glenn George Pappas                     3,333                3,333             -0-                 -0-
Peter and Catherine Pappas          1,213,333 (15)       1,213,333             -0-                 -0-
Isaac Paschalidis                      40,000               40,000             -0-                 -0-
Isaac & Stacey Paschalides             20,000               20,000             -0-                 -0-
Ronald Pastore                         40,000               40,000             -0-                 -0-
John Patrikis                         162,716 (16)         162,716             -0-                 -0-
Dickon Pawnall-Gray                    80,000               80,000             -0-                 -0-
Laura Pensa                            80,000               80,000             -0-                 -0-
Demetrios Perdios                      15,000               15,000             -0-                 -0-
Roy Peskoff                             4,000                4,000             -0-                 -0-
Maitland Peters                        44,000               44,000             -0-                 -0-
Robert Pfeffer                        752,169 (17)         752,169             -0-                 -0-
Timothy Pilarinos                      20,000               20,000             -0-                 -0-
Abraham Pilchik                        20,000               20,000             -0-                 -0-
Barbara Poolin                          8,000                8,000             -0-                 -0-
Michael Poolin                          4,000                4,000             -0-                 -0-
Anaka Prakash                         115,000 (18)         115,000             -0-                 -0-
Michael Pyrros                          4,211                4,211             -0-                 -0-
Collins Reynolds                       10,000               10,000             -0-                 -0-
Mauro Ribiero                           1,500                1,500             -0-                 -0-
Anthony Rogers                          4,000                4,000             -0-                 -0-
Joseph Rogers                         100,000              100,000             -0-                 -0-
Peter Rogers                           20,000               20,000             -0-                 -0-
Anthony Roland                         30,000               30,000             -0-                 -0-
Ross Rotherman                          4,000                4,000             -0-                 -0-
Monika Rouikate                         4,000                4,000             -0-                 -0-
Richard Russell                        83,333 (19)          83,333             -0-                 -0-
Douglas Rutnik                         10,000 (20)          10,000             -0-                 -0-
Hellen Saita                              650                  650             -0-                 -0-
Richard Sakowicz                        2,500 (21)           2,500             -0-                 -0-
Robert Yoset Salvit                     7,000                7,000             -0-                 -0-
George Sekas                           10,000               10,000             -0-                 -0-
Nicholas G. Sekas                      65,191               65,191             -0-                 -0-
Stephen Seremetis                      20,000               20,000             -0-                 -0-
Michael Serres                          4,211                4,211             -0-                 -0-
Yuan Shi                                6,000                6,000             -0-                 -0-
John Z. Shumko                          2,105                2,105             -0-                 -0-
Jerry Silberman                        10,000               10,000             -0-                 -0-
Roy Silvers                            40,000               40,000             -0-                 -0-
John Sitilides                        180,000 (22)         180,000             -0-                 -0-
Jolene Smith                            4,000                4,000             -0-                 -0-
Christos Soras                         16,666 (23)          16,666             -0-                 -0-
Constantine Soras                      30,000               30,000             -0-                 -0-
Constantine and Mary Soras             16,666 (24)          16,666             -0-                 -0-
Phil Spadafora                          1,000                1,000             -0-                 -0-
John Sportelli                        175,289              175,289             -0-                 -0-
Sports Medicine &  Orthopoedic
Rehab, P.C.                            20,000               20,000             -0-                 -0-
Stavros Stavrou                        30,367               30,367             -0-                 -0-
Henry Sutton                           35,000               35,000             -0-                 -0-
Kim Tophoney                           10,000               10,000             -0-                 -0-


                                       42

                                                         Number of                             Percentage of
                                  Number of  shares     shares being    Number of shares     outstanding shares
                                  owned before the      sold in the     to be owned after    owned after the
  Name                               offering             offering        the offering           offering
  ----                            ----------------      ------------    -----------------    ------------------
Maria Touratzidis                      46,061               46,061             -0-                 -0-
Haris Tsakinis                          1,000                1,000             -0-                 -0-
Mike Tsimis                            12,000               12,000             -0-                 -0-
Vasilios Tsolakidis                     2,105                2,105             -0-                 -0-
Stavros Tsouros                        40,000               40,000             -0-                 -0-
Petia Tzenova                           3,000                3,000             -0-                 -0-
Unisyn Technologies, Inc.              70,000               70,000             -0-                 -0-
Demetrios Valentzas                    11,000               11,000             -0-                 -0-
Virginia Van                           20,000               20,000             -0-                 -0-
Lisa Vitale                             4,000                4,000             -0-                 -0-
Sirous Vossogh                          2,000                2,000             -0-                 -0-
David Vozick                            4,000                4,000             -0-                 -0-
Ilias Vrettos                          10,000               10,000             -0-                 -0-
Scott Waniger                           1,000                1,000             -0-                 -0-
Warburton LLC                         732,267              732,267             -0-                 -0-
Michael Weisbord                        4,800                4,800             -0-                 -0-
David Weisman                           2,000                2,000             -0-                 -0-
Marina Wells                           21,053               21,053             -0-                 -0-
Theodore Xenos                         40,000               40,000             -0-                 -0-
Hyungkoo Yun                           40,000               40,000             -0-                 -0-
Andreas Zigouras                       23,240               23,240             -0-                 -0-
Andreas Zigouras, SEG IRA #1           38,760               38,760             -0-                 -0-
Andreas Zigouras, SEG IRA #2           21,745               21,745             -0-                 -0-
Andreas Zigouras, SEP                  26,280               26,280             -0-                 -0-
Thomas Zoitas                          40,000               40,000             -0-                 -0-
Christos Zouridis                       4,000                4,000             -0-                 -0-

     (1) Includes 145,000 shares of common stock issuable upon exercise of a warrant.

     (2) Includes 2,500 shares of common stock issuable upon exercise of a non-qualified stock option.

     (3) Includes 570,000 shares of common stock issuable upon exercise of a warrant, of which 320,000 shares of common stock are exercisable at a price of $1.25 per share and 250,000 shares of common stock are exercisable at a price of $2.00 per share. The warrant expires on January 5, 2006.

     (4) Includes 100,000 shares of common stock issuable upon exercise of a non-qualified stock option.

     (5) Includes (i) 33,333 shares of common stock issuable upon conversion of certain debt owed by us; (ii) 50,000 shares of common stock issuable upon exercise of a warrant; and (iii) 200,000 shares of common stock issuable upon exercise of an incentive stock option at an exercise price of $1.50 per share.

     (6) Includes 230,000 shares of common stock issuable upon exercise of a warrant.

     (7) Includes 8,333 shares of common stock issuable upon conversion of certain debt owed by us.

     (8) Includes 8,333 shares of common stock issuable upon conversion of certain debt owed by us.

     (9) Includes (i) 33,333 shares of common stock issuable upon conversion of certain debt owed by us and (ii) 50,000 shares of common stock issuable upon exercise of a warrant.

     (10) Includes 1,000,000 shares of common stock issuable upon the exercise of an incentive stock option, at an exercise price of $1.50 per share. (11) Includes 50,000 shares of common stock issuable upon exercise of a warrant.

     (12) Includes 50,000 shares of common stock issuable upon exercise of a warrant.

     (13) Includes 2,500 shares of common stock issuable upon exercise of a non-qualified stock option.

     (14) Includes 1,000,000 shares of common stock issuable upon the exercise of an incentive stock option, at an exercise price of $1.50 per share.

     (15) Includes (i) 333,333 shares of common stock issuable upon conversion of certain debt owed by us and (ii) 710,000 shares of common stock issuable upon exercise of a warrant.

     (16) Includes (i) 33,333 shares of common stock issuable upon conversion of certain debt owed by us and (ii) 50,000 shares of common stock issuable upon exercise of a warrant.

     (17) Includes (i) 33,333 shares of common stock issuable upon conversion of certain debt owed by us; (ii) 50,000 shares of common stock issuable upon exercise of a warrant; and (iii) 500,000 shares of common stock issuable upon exercise of a non-qualified stock option.

     (18) Includes 25,000 shares of common stock issuable upon conversion of certain debt owed by us.

     (19) Includes (i) 33,333 shares of common stock issuable upon conversion of certain debt owed by us and (ii) 50,000 shares of common stock issuable upon exercise of a warrant.

     (20) Includes 10,000 shares of common stock issuable upon exercise of a non-qualified stock option.

     (21) Includes 2,500 shares of common stock issuable upon exercise of a non-qualified stock option.


     (22) Includes 140,000 shares of common stock issuable upon exercise of an incentive stock option at an exercise price of $1.25 per share.

     (23) Includes 16,666 shares of common stock issuable upon conversion of certain debt owed by us.

     (24) Includes 16,666 shares of common stock issuable upon conversion of certain debt owed by us.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth the number and percentage of shares of common stock owned as of September 30, 2001 by (i) each of our directors, (ii) all persons who, to our knowledge, are the beneficial owners of more than 5% of the outstanding shares of common stock, (iii) each of the executive officers, and (iv) all of our directors and executive officers, as a group. Each person named in this table has sole investment power and sole voting power with respect to the shares of common stock set forth opposite such person's name, except as otherwise indicated.




 NAME AND ADDRESS OF                           AGGREGATE NUMBER OF SHARES                PERCENTAGE OF SHARES
 BENEFICIAL OWNER (1)                             BENEFICIALLY OWNED (2)                BENEFICIALLY OWNED (3)
 -------------------                           --------------------------               ----------------------
Dr. Christopher Kyriakides                           1,860,882(4)                                17.5%
Othon Mourkakos                                      1,469,999(4)                                13.8
David DeFouw, Ph.D.                                    305,965(5)                                 3.1
Dr. Mark Hirschel                                      150,663(6)                                 1.6
Thomas F. Belleau                                      140,000(6)                                 1.4
Bridge Partners III, LLC                               820,000(7)                                 8.0
120 East 34th Street, Suite 14D
New York, NY  10016
Warburton Group, LLC                                   732,267                                    7.6
777 Passaic Avenue, 4th Floor
Clifton, NJ  07012
Peter J. Pappas                                      1,213,333(8)                                11.4
c/o PJ Mechanical
135 W. 18th Street, 2nd Floor
New York, New York 10011
John Bailey                                            804,415(9)                                 8.4
777 Passaic Avenue; 4th Floor
Clifton, NJ 07012
All directors and executive officers                 3,577,509(10)                               29.6
as a group (5 persons)

-------------

*        Less than one percent.

(1) Unless otherwise indicated, the address of each person listed is 540 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this filing upon the exercise of warrants and options and the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants, and convertible securities held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days from the date of this filing have been exercised or converted. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.


(3) Calculated on the basis of 9,619,616 shares of common stock outstanding as of September 30, 2001.

(4) Includes 1,000,000 shares of common stock issuable upon the exercise of an option, at an exercise price of $1.50 per share.

(5) Includes 200,000 shares of common stock issuable upon the exercise of an option, at an exercise price of $1.50 per share, 33,333 shares of common stock issuable upon conversion of a loan to us, 25,000 shares of common stock issuable upon exercise of warrants at $2.50 per share and 25,000 shares of common stock issuable upon exercise of warrants at $5.00 per share. All the warrants expire on March 1, 2006.

(6) Includes 100,000 shares of common stock issuable upon the exercise of an option at an exercise price of $1.25 per share.


(7) Includes 570,000 shares of common stock issuable upon exercise of a warrant, of which 320,000 shares of common stock are exercisable at a price of $1.25 per share and 250,000 shares of common stock are exercisable at a price of $2.00 per share. The warrant expires on January 5, 2006.


(8) Includes 510,000 shares of common stock issuable upon exercise of a warrant, which are exercisable at a price of $5.00 per share and the warrant expires in June 2011. Includes 333,333 shares of comon stock issuable upon conversion of a loan to us, 100,000 shares of common stock issuable upon exercise of warrants at $5.00 per share and 100,000 shares of common stock issuable upon exercise of warrants at $10.00 per share; the warrants expire on August 1, 2006.

(9) Includes 2,500 shares of common stock issuable upon exercise of an option at an exercise price of $1.25 per share. Mr. Bailey is the sole member of Warburton Group, LLC and is deemed to beneficially own all shares of common stock held by Warburton Group, LLC.

(10) Includes 2,200,000 shares of common stock issuable upon exercise of options, at an exercise price of $1.25 per share, 200,000 shares of common stock issuable upon exercise of options, at an exercise price of $1.25 per share, 33,333 shares of common stock issuable upon conversion of a loan to us, 25,000 shares of common stock issuable upon exercise of warrants at $2.50 per share and 25,000 shares of common stock issuable upon exercise of warrants at $5.00 per share. All the warrants expire on March 1, 2006.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Several transactions described in this section involve inherent conflicts of interest because they were with an officer, director, significant stockholder, promoter or other person with a material business or professional relationship with us.


         Pursuant to our reorganization effective July 31, 1999, 520,000 shares (approximately 52% of our new common stock) were issued to Biovest LLC, whose President is also our President and whose Chief Executive Officer is also our Chairman of the Board and Chief Executive Officer. Also pursuant to the reorganization, upon the occurrence of certain events, effective March 15, 2000, 1,434,401 additional shares were issued to Biovest LLC pursuant to our company's Plan of Reorganization, comprised of 230,000 shares, which were held in escrow since July 31, 1999 and 1,204,401 shares issued on March 15, 2000.

         During 1999, Biovest LLC purchased the debt held by our secured lender in the amount of approximately $676,000 and made advances to us in the amount of $185,000. During 2000, Biovest LLC made working capital advances to us in the amount of $255,000 of which $150,000 were repaid by us. In addition, Biovest LLC paid some of our general and administrative expenses, our expenses in connection with our private placement offering, and deferred acquisition costs and other expenses on our behalf in the aggregate amount of approximately $377,000. During 2000, Biovest LLC paid down our debt in the approximate aggregate amount of $1,745,000 and $48,000 was applied to accrued interest on such debt. During 2000, Biovest LLC received 2,508,952 shares of our common stock in exchange for cancellation of $3,136,000 in liabilities payable by us to Biovest LLC

         During fiscal year 2000, Biovest LLC made working capital advances to us in the amount of $105,000.


         In August 2001, Biovest LLC transferred all of its shares of our common stock to Biovest Corp., a New York corporation, and in September 2001, Biovest Corp. reincorporated in New York and liquidated all of its assets by distributing the shares to its shareholders.

                              PLAN OF DISTRIBUTION

         The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility, if any, on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

         o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

         o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

         o An exchange distribution following the rules of the applicable exchange.

         o    Privately negotiated transactions.

         o    Short sales or sales of shares not previously owned by the seller.

         o A combination of any such methods of sale or any other lawful method.

         o    The selling stockholders may also engage in:

              o Short selling against the box, which is making a short sale when the seller already owns the shares.

              o Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

              o Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

         Certain of the selling stockholders identified may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, and will be subject to the prospectus delivery requirements.

         We are paying all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling stockholders and their officers, directors, employees and agents, and each person who controls any selling stockholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling stockholder has agreed to indemnify us and our directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

         If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

                            DESCRIPTION OF SECURITIES


GENERAL

         As of the date of this prospectus, our authorized capital stock consists of 60,000,000 shares of capital stock, of which 50,000,000 shares are common stock, $.01 par value per share, and 10,000,000 shares are preferred stock, $.01 par value per share. As of June 30, 2001, 9,423,390 shares of our common stock were issued and outstanding and none of our shares of preferred stock were issued and outstanding. In addition, as of August 8, 2001 we had 394 stockholders. The following is a summary description of our securities and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws as currently in effect.


PREFERRED STOCK

         We have not fixed the rights and preferences of our authorized preferred stock.


COMMON STOCK

         The holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available for that purpose. In the event our company is liquidated, dissolved or wound-up, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of our preferred stock.

         The holders of shares of common stock have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock offered by the selling stockholders in this prospectus will be validly issued, fully-paid and non-assessable.

         Our certificate of incorporation and our bylaws provided for a classified board of directors by dividing the Board of Directors into three classes. With a classified board the directors of each class serves three-year terms, and the term of one class will expire each year such that only one class of directors standing for election each year. Accordingly, at each annual meeting directors of the class whose terms expire at such annual meeting will be elected to hold office until the third annual meeting following the annual meeting at which they were elected and until their respective successors have been duly elected and qualified. Thus, stockholders elect only one-third of the directors at each Annual Meeting of stockholders. If the number of directors is later changed, any newly created directorships or any decrease in the number of directorships shall be apportioned among the classes to make all classes as nearly equal in number as is practicable.


WARRANTS AND OPTIONS


         As of September 30, 2001, we have issued warrants exercisable into 2,005,000 of our common stock and we have granted options exercisable into 4,855,600 shares of our common stock. See "Executive Compensation", "Security Ownership of Certain Beneficial Owners and Management" and "Market For Common Equity And Related Stockholder Matters."

CONVERTIBLE NOTES

         During July through September 2001 we received several loans from various stockholders in the aggregate principal amount of $1,725,000, which are convertible into shares of our common stock at $3.00 per share at the holder's option.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Morrison Cohen Singer & Weinstein, LLP.


                                     EXPERTS

         Our financial statements as of September 30, 2000 and for the year then ended, for the two months ended September 30, 1999 and the ten months ended July 30, 1999 included in this prospectus have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in their reports thereon, and are included herein in reliance upon the authority of said firm as experts in giving said reports.



                             ADDITIONAL INFORMATION

         We have filed a registration statement on Form SB-2, including amendments thereto, relating to the common stock offered hereby with the Securities and Exchange Commission, Washington, D.C. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. for further information with respect to our company and our common stock offered hereby reference is made to the registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon the payment of certain fees prescribed by the Commission. Additional information may also be obtained by calling the Commission at 1-800-SEC-0330 and on-line at the Commission's Website at www.sec.gov.

         We furnish our stockholders with annual reports containing financial statements audited by an independent public accounting firm.

                          INDEX TO FINANCIAL STATEMENTS

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)


                                                                                                            Page
                                                                                                            ----

Report of Independent Certified Public Accountants.......................................................... F-2

Balance Sheets as of September 30, 2000 and June 30, 2001................................................... F-3

Statements of Operations for the two months ended September 30, 1999, the year ended September 30, 2000, and the nine months ended June 30,
   2000 and 2001............................................................................................ F-4

Statements of Cash Flows for the two months ended September 30, 1999, the year ended September 30, 2000, and the nine months ended June 30,
   2000 and 2001............................................................................................ F-5

Statements of Changes in Shareholders' Equity for the two months ended September
   30, 1999, the year ended September 30, 2000, and the nine
   months ended June 30, 2001............................................................................... F-6

Notes to Financial Statements............................................................................... F-7

Predecessor Company Financial Statements

   Report of Independent Certified Public Accountants...................................................... F-26

   Statement of Operations for the ten months ended July 30, 1999.......................................... F-27

   Statement of Cash Flows for the ten months ended July 30, 1999.......................................... F-28

   Statement of Changes in Shareholders' Equity for the ten months ended July 30, 1999.................................................................................. F-29

   Notes to Financial Statements........................................................................... F-30


Unisyn Technologies, Inc. Financial Statements

   Report of Independent Certified Public Accountants...................................................... F-37

   Balance Sheet as of December 31, 1999................................................................... F-38

   Statement of Operations for the period ended December 31, 1999.......................................... F-39

   Statement of Changes in Stockholder's Equity
      for the period ended December 31, 1999............................................................... F-40

   Statement of Cash Flows for the period ended
      December 31, 1999.................................................................................... F-41

   Notes to Financial Statements........................................................................... F-42

   Unaudited Pro Forma Financial Information............................................................... F-49



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
Biovest International, Inc.

                We have audited the accompanying balance sheet of Biovest International, Inc. (the Company, formerly Cellex Biosciences, Inc.) as of September 30, 2000, and the related statements of operations, changes in shareholders' equity, and cash flows for the two months ended September 30, 1999 and the year ended September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biovest International, Inc. as of September 30, 2000, and the results of its operations and its cash flows for the two months ended September 30, 1999 and the year ended September 30, 2000, in conformity with accounting principles generally accepted in the United States of America.





                                              /s/ GRANT THORNTON LLP
                                              ------------------------------

Minneapolis, Minnesota
December 15, 2000 (except for Note 8 and the first paragraph of Note 13, as to which the date is January 5, 2001)

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                                  BALANCE SHEET

                                                                                                  SEPTEMBER 30,            JUNE 30,
                                          ASSETS                                                      2000                   2001
                                                                                                -----------------          --------
Current assets:                                                                                                          (unaudited)
   Cash.................................................................................            $    548,000      $     646,000
   Accounts receivable, net of $189,000 and $196,000 allowance for
     doubtful accounts..................................................................               1,669,000          1,879,000
   Costs and estimated earnings in excess of billings on uncompleted contracts..........                 539,000            505,000
   Inventories..........................................................................               2,302,000          2,107,000
   Prepaid consulting...................................................................                 302,000             43,000
   Other................................................................................                 201,000            105,000
                                                                                                     -----------       ------------
         Total current assets...........................................................               5,561,000          5,285,000
Property, plant and equipment, net......................................................                 768,000            954,000
Other assets:
   Inventories..........................................................................                 153,000            270,000
   Patents and trademarks, net..........................................................               1,000,000            909,000
   Other................................................................................                  21,000             21,000
   Reorganization value in excess of amounts allocable to identifiable assets, net......               2,378,000          2,289,000
                                                                                                      ----------        -----------
                                                                                                     $ 9,881,000       $  9,728,000
                                                                                                      ==========        ===========
                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt....................................................            $    129,000      $     136,000
   Accounts payable.....................................................................                 812,000          1,238,000
   Due to affiliates....................................................................                     -              584,000
   Customer deposits....................................................................                  69,000             46,000
   Deferred revenue.....................................................................                     -               40,000
Accrued liabilities:
   Reorganization costs.................................................................                  20,000              4,000
   Compensation and related taxes.......................................................                 175,000            883,000
   Other................................................................................                 375,000            344,000
   Billings in excess of costs and estimated earnings on uncompleted contracts..........                  36,000            524,000
                                                                                                    ------------       ------------
         Total current liabilities......................................................               1,616,000          3,799,000
Long-term debt..........................................................................                 485,000            375,000
                                                                                                     -----------       ------------
         Total liabilities..............................................................               2,101,000          4,174,000
Commitments and contingencies                                                                                  -                  -
Shareholders' equity
   Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued and
     outstanding........................................................................                       -                  -
   Common stock, no par value, 50,000,000 shares authorized; 9,100,390 and 9,423,390
     shares issued and outstanding......................................................              10,059,000         11,424,000
   Accumulated deficit (accumulated since July 31, 1999, the effective date of the
     Company's Amended Plan of Reorganization)..........................................              (2,081,000)        (5,639,000)
   Stock subscription receivable........................................................                (198,000)          (231,000)
                                                                                                     -----------        -----------
         Total shareholders' equity.....................................................               7,780,000          5,554,000
                                                                                                      ----------        -----------
                                                                                                     $ 9,881,000       $  9,728,000
                                                                                                      ==========        ===========



The accompanying notes are an integral part of these financial statements.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                            STATEMENTS OF OPERATIONS

                                                             Two months                                       Nine months ended
                                                               ended            Year ended                    ------------------
                                                            September 30,      September 30,            June 30,          June 30,
                                                                1999               2000                   2000             2001
                                                         ----------------   ---------------              ------           --------

Revenues:                                                                                                       (unaudited)
   Contract production services.....................         $   345,000       $ 3,396,000            $2,121,000       $ 4,695,000
   Consumable sales.................................             320,000         1,461,000             1,054,000         1,493,000
   System sales.....................................             173,000           812,000               445,000         1,244,000
   Other............................................              31,000           194,000               123,000           391,000
                                                             -----------       -----------          ------------       -----------
         Total revenues.............................             869,000         5,863,000             3,743,000         7,823,000
Operating costs and expenses:
   Cost of sales....................................             674,000         3,970,000             2,334,000         5,385,000
   Research and development.........................              42,000           491,000               340,000         1,908,000
   Marketing, general and administrative............             293,000         3,171,000             1,919,000         3,989,000
                                                              ----------        ----------             ---------        ----------
         Total operating costs and expenses.........           1,009,000         7,632,000             4,593,000        11,282,000
                                                               ---------        ----------             ---------       -----------
Loss from operations................................            (140,000)       (1,769,000)             (850,000)       (3,459,000)
Other income (expense):
   Interest expense.................................             (57,000)         (152,000)             (140,000)          (99,000)
   Other income (expense), net......................                 -              37,000                33,000               -
                                                             ------------      ------------           -----------      ----------
                                                                 (57,000)         (115,000)             (107,000)          (99,000)
                                                             ------------       -----------          ------------      ------------
Net loss............................................         $  (197,000)      $(1,884,000)          $  (957,000)      $(3,558,000)
                                                              ==========        ==========            ==========        ==========

Net loss per common share - basic and diluted.......     $        (0.19)    $        (0.38)       $       (0.25)     $      (0.39)
                                                          =============      =============          ============       ===========

Weighted average number of common shares outstanding
   - basic and diluted..............................          1,026,839          4,956,631             3,852,320         9,187,668
                                                              =========         ==========             =========        ==========










The accompanying notes are an integral part of these financial statements.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                            STATEMENTS OF CASH FLOWS

                                                             Two months                                       Nine months ended
                                                               ended            Year ended                    ------------------
                                                            September 30,      September 30,            June 30,          June 30,
                                                                1999               2000                   2000             2001
                                                         ----------------   ---------------              ------           --------

Cash flows from operating activities:                                                                           (unaudited)
   Net loss.........................................          $(197,000)      $(1,884,000)          $  (957,000)        $(3,558,000)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
       Depreciation.................................              4,000            53,000                49,000             88,000
       Amortization.................................             46,000           252,000               206,000            230,000
       Issuance of common stock, options and
         warrants for services......................                -             343,000                   -            1,038,000
   Changes in current operating items, net of
     acquisition
       Accounts receivable..........................            164,000            26,000              (106,000)         (210,000)
       Costs and estimated earnings in excess of
         billings on uncompleted contracts..........           (104,000)         (276,000)             (384,000)           34,000
       Inventories..................................            140,000          (518,000)             (509,000)           78,000
       Other........................................              1,000           (30,000)              (36,000)           96,000
       Accounts payable and accrued liabilities.....             60,000          (151,000)              325,000         1,137,000
       Customer deposits............................           (125,000)          (21,000)              311,000          (23,000)
       Billings in excess of costs and estimated
         earnings on uncompleted contracts..........             46,000           (10,000)              (22,000)          488,000
                                                              ---------      ------------           -----------       -----------
Net cash provided by (used in) operating activities.             35,000        (2,216,000)           (1,123,000)        (602,000)
                                                              ---------        ----------          ------------       -----------
Cash flow from investing activities, net of
   acquisition
     Capital expenditures...........................             (7,000)         (257,000)             (126,000)        (274,000)
     Other..........................................             (6,000)            8,000                   -                 -
                                                             ----------      ------------      ----------------       -----------
Net cash used in investing activities...............            (13,000)         (249,000)             (126,000)        (274,000)
                                                              ---------       -----------          ------------       -----------
Cash flow from financing activities:
   Proceeds from short-term borrowings..............                -             255,000               255,000               -
   Repayment of short-term borrowings...............                -            (150,000)             (150,000)              -
   Proceeds from short-term borrowings -
      affiliates....................................                -                 -                     -             600,000
   Principal payments on long-term debt.............             (7,000)         (637,000)             (602,000)        (103,000)
   Net proceeds from sale of common stock and
     warrants.......................................                -           3,715,000             3,216,000           510,000
   Stock subscription...............................                -            (198,000)                  -            (33,000)
                                                         --------------       -----------      ----------------      ------------
Net cash provided by (used in) financing activities.             (7,000)        2,985,000             2,719,000           974,000
                                                             ----------        ----------             ---------       -----------
Net increase in cash................................             15,000           520,000             1,470,000            98,000
Cash at beginning of period.........................             13,000            28,000                28,000           548,000
                                                              ---------      ------------           -----------       -----------
Cash at end of period...............................         $   28,000      $    548,000           $ 1,498,000      $    646,000
                                                              =========       ===========            ==========       ===========

Cash paid for interest during the period............         $   42,000      $    108,000         $      42,000      $     21,000
                                                              =========       ===========          ============       ===========





The accompanying notes are an integral part of these financial statements.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                                           Common stock                                Stock               Total
                                                     ------------------------         Accumulated   subscription       stockholders'
                                                     Shares            Amount           deficit       Receivable          equity
                                                     ------            ------         -----------   -------------      -------------

Balance at July 31, 1999.....................        1,026,839      $  1,394,000  $                -$             -     $ 1,394,000
   Net loss for the two months...............                 -               -          (197,000)               -         (197,000)
                                                 --------------------------------     -----------   --------------      -----------
Balance at September 30, 1999................        1,026,839         1,394,000         (197,000)               -        1,197,000
   Net proceeds from sale of common stock....        3,185,200         3,715,000                -                -        3,715,000
   Stock issuance in accordance with
     stipulation agreement (Note 8)..........        1,204,401               -                  -                -              -
   Stock issued for services rendered........          239,998           300,000                -                -          300,000
   Stock issued for acquisition..............          930,000         1,163,000                -         (198,000)         965,000
   Warrants issued for services rendered.....              -             345,000                -                -          345,000
   Stock issued for conversion of debt to
     equity..................................        2,508,952         3,136,000                -                -        3,136,000
   Other.....................................            5,000             6,000                -                -            6,000
   Net loss for the year.....................                 -               -        (1,884,000)               -       (1,884,000)
                                                 --------------------------------      ----------   --------------       ----------
Balance at September 30, 2000................        9,100,390        10,059,000       (2,081,000)        (198,000)       7,780,000
   Net proceeds from sale of common stock and
     warrants (unaudited)....................          170,000           510,000                 -                -         510,000
   Stock issued for services rendered
     (unaudited).............................          153,000           192,000                -                -          192,000
   Stock options and warrants issued for
     services (unaudited)....................              -             663,000                -                -          663,000
   Other (unaudited).........................              -                 -                  -          (33,000)         (33,000)
   Net loss for the nine months (unaudited)..                 -               -        (3,558,000)             -         (3,558,000)
                                                 --------------------------------      ----------   --------------       ----------
Balance at June 30, 2001 (unaudited).........        9,423,390       $11,424,000      $(5,639,000)       $(231,000)     $ 5,554,000
                                                     =========        ==========       ==========         ========       ==========








The accompanying notes are an integral part of these financial statements.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                          NOTES TO FINANCIAL STATEMENTS


1.     DESCRIPTION OF THE COMPANY

         Except as indicated otherwise, the term the "Company" refers to Biovest International, Inc. (formerly Cellex Biosciences, Inc.).

       The Company has historically developed, manufactured and marketed patented cell culture systems and equipment to pharmaceutical, diagnostic and biotechnology companies, as well as leading research institutions worldwide, and has provided contract cell production services to those institutions. The business focus of the Company had been on instrument sales. While continuing this business, new management has chosen to re-orient the Company's focus, assets and operations to increase contract cell production and biologic drug development and ownership.

       On July 7, 1999, the United States Bankruptcy Court, District of Minnesota, Third Division, entered the order confirming the Company's Modified First Amended Plan of Reorganization dated June 28, 1999 (the "Plan") which became effective July 30, 1999. (See Note 4).

       Effective as of the close of business on May 25, 2000, the Company acquired certain assets and technology, and assumed certain liabilities from Unisyn Technologies, Inc. ("Unisyn"), a wholly owned subsidiary of Medi-Cult A/S, a Danish biotechnology corporation. Unisyn developed, manufactured and marketed products and contract services that produced antibodies. Unisyn also provided research and development services related to these products. (See Note
5).

         Effective on May 15, 2001 the Company changed its name from Cellex Biosciences, Inc. to Biovest International, Inc., as permitted under the Company's Modified First Amended Plan of Reorganization dated June 28, 1999. At a Special Meeting of Stockholders held on June 28, 2001, the stockholders approved the Company's merger into Biovest International, Inc., a Delaware corporation, to reincorporate the Company from a Minnesota corporation to a Delaware corporation.

2.     SIGNIFICANT ACCOUNTING POLICIES

       Interim Financial Information (Unaudited)

       Financial statements and related footnote data as of and for the nine months ended June 30, 2000 and 2001 are unaudited, and have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") for interim financial information and with the instructions to Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of the Company these interim financial statements include all

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED



2.   SIGNIFICANT ACCOUNTING POLICIES  -  CONTINUED

adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for the nine months ended June 30, 2001 are not necessarily indicative of the results to be expected for the entire fiscal year.

     Basis of Presentation

     The Company emerged from a Chapter 11 Reorganization effective July 30, 1999. For financial reporting purposes, the effective date of the Plan was considered to be July 31, 1999 (the "Effective Date"). The results of operations for the period July 30, 1999 through July 31, 1999 were not considered material.

     As of July 31, 1999, the Company adopted fresh start reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7 Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). SOP 90-7 calls for the adoption of "fresh-start reporting" if the reorganization value of the emerging entity immediately before the effective date is less than the total of all post-petition liabilities and pre-petition allowed claims and if holders of existing voting shares immediately before confirmation receive less than 50% of the voting shares of the emerging entity, both conditions of which were satisfied by the Company. (See Note 4).

     Due to the Company's emergence from Chapter 11 Reorganization and implementation of fresh-start reporting, the financial statements for the reorganization company (the "Reorganized Company") are not comparable to those of the Company for the periods prior to July 31, 1999 (the "Predecessor Company"). The results of the periods shown for the Predecessor Company are not considered to be indicative of the results of operations that are expected for the Reorganized Company.

     Fresh-start reporting resulted in material changes to the Company's balance sheet, including valuation of assets at fair value in accordance with principles of the purchase method of accounting, valuation of liabilities pursuant to provisions of the Plan and valuation of equity based on the reorganization value of the ongoing business. In accordance with fresh-start reporting, the gain on discharge of debt resulting from the reorganization proceedings was reflected in the financial statements of the Predecessor Company for the period ended July 30, 1999. In addition, the accumulated deficit of the Predecessor Company was eliminated and at July 31, 1999, the Reorganized Company's financial statements reflected no beginning retained earnings or deficit. In addition, the Company's capital structure was recast in conformity with the Plan. (See Note 4).

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


2.     SIGNIFICANT ACCOUNTING POLICIES  -  CONTINUED

       The Company has included in its financial statements the assets and liabilities recorded in connection with the acquisition of certain assets and assumption of certain liabilities of Unisyn Technologies, Inc. The results of operations related to Unisyn since May 25, 2000, the effective date, have been included in the Company's statement of operations. (See Note 5).

       Use of Estimates in the Preparation of Financial Statements

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures about contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

       Property and Equipment

       Property and equipment are recorded at the net book value, which approximates fair value, of the Predecessor Company at July 31, 1999 and at cost for additions subsequent to July 31, 1999. Depreciation for property and equipment is computed using the straight-line method over the estimated useful lives of three to seven years.

       Major replacements and improvements are capitalized. Repair and maintenance costs are charged to expense as incurred. Any gains or losses on the disposal of property and equipment are charged to operations.

       Inventories

       Inventories are recorded at the lower of cost or market with cost determined using the first-in, first-out ("FIFO") method. The cost of inventories on hand at July 31, 1999 approximated fair value as of that date.

       Patents and Trademarks

       Costs incurred in relation to patent applications are capitalized as deferred patent costs. If and when a patent is issued, the related patent application costs are transferred to the patent account and amortized over the legal life of the patent. If it is determined that a patent will not be issued, the related patent application costs are charged to expense at the time such determination is made.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


2.   Significant Accounting Policies  -  Continued

     Patent and trademark costs are recorded at fair value at July 31, 1999 and at cost for additions subsequent to July 31, 1999. Patent and trademark costs are being amortized using the straight-line method over six years for patents and twenty years for trademarks. Accumulated amortization was $142,000 at September 30, 2000 and $233,000 at June 30, 2001.

     Software Development Costs

     All costs incurred to establish the technological feasibility of a computer software product to be sold separately or as part of another product are expensed as incurred. Although the Company does not have any capitalized software development costs at September 30, 2000 or June 30, 2001, the Company plans to capitalize software development costs pertaining to enhanced software design of certain of the Company's instrument products that are incurred subsequent to the establishment of technological feasibility. These costs will be amortized using the straight-line method over the estimated economic life that the software enhancement will benefit the related product.

     Reorganization Value in Excess of Amounts Allocable to Identifiable Assets

     Reorganization value arising from the reorganization of the Company in the amount of $2,532,000 is being amortized on a straight-line basis over twenty years. Accumulated amortization was $154,000 at September 30, 2000 and $243,000 at June 30, 2001. (See Note 4).

     Carrying Value of Long-Lived Assets

     The carrying value of each long-lived asset is evaluated based upon management's experience in the industry, historical and projected sales, current backlog and expectations of undiscounted future cash flows. On an on-going basis, the Company reviews the valuation and amortization of long-lived assets to determine possible impairment by comparing the carrying value to projected undiscounted future cash flows of the related assets.

     Revenue Recognition

     System and consumable sales are recognized in the period in which the applicable products are shipped. The Company does not provide its customers with a right of return, however, deposits made by customers must be returned to customers in the event of non-performance by the Company. Revenues from contract cell production services are recognized using the percentage-of-completion method, measured by the percentage of contract costs incurred to date to estimated total contract costs for each contract.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


2.   SIGNIFICANT ACCOUNTING POLICIES  -  CONTINUED

     Contract costs include all direct material, subcontract and labor costs and those indirect costs related to contract performance, such as indirect labor, insurance, supplies and tools. General and administrative costs are charged to operations as incurred. Provisions for estimated losses on uncompleted contracts are made in the year in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to revenues, costs and profits and are recognized in the year such revisions are determined.

     The asset "costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. Such revenues are expected to be billed and collected within one year on uncompleted contracts. The liability "billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenue recognized.

     Grant revenue is recognized during the period in which the related activities are conducted.

     Net Income (Loss) Per Common Share

         Basic net income (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of outstanding common shares. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of outstanding common shares and common share equivalents relating to stock options and warrants, when dilutive. For the fiscal year ended September 30, 2000 the common share equivalents that would have been included in the computation of diluted net income per share were 21,145, had net income been achieved. For the two months ended September 30, 1999 and nine months ended June 30, 2000 no common share equivalents would have been included in the computation of diluted net income per share had net income been achieved. For the nine months ended June 30, 2001 the common share equivalents that would have been included in the computation of diluted net income per share were 803,130, had net income been achieved. Options and warrants to purchase 4,560,000 shares of common stock with a weighted average exercise price of $2.21 were outstanding at June 30, 2001, and were not included in the computation of common stock equivalents because their exercise price was higher than the estimated fair market value of the common shares during the reporting period.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


3.     LIQUIDITY

       The Company has incurred significant operating losses and cash flow deficits in previous years. During fiscal year 2000 and the nine months ended June 30, 2001, the Company experienced $2,216,000 and $602,000 of negative cash flow from operations and met its cash requirements through the sale of equity securities, the exchange of equity instruments for services and short-term loans from affiliates. Management expects the Company's core business to improve, but to continue to utilize cash, though at a significantly reduced level. The Company is currently in the process of exploring various financing alternatives to meet its cash needs, including additional short-term loans from its stockholders and the sale of equity securities. Management believes that the Company has sufficient cash and borrowing capacity to ensure the Company will continue operations in the near term.

     However, if the Company is successful in entering into the Cooperative Research and Development Agreement ("CRADA") for Phase III clinical trials and ultimate commercialization of a patient-specific vaccine for non-Hodgkin's low-grade follicular lymphoma, the Company would need to obtain significant additional funding. (See Note 13). Such additional financing could be sought from a number of sources, including the sale of equity or debt securities, strategic collaborations or recognized research funding programs. No assurance can be given that the Company would be able to obtain such additional funds on terms acceptable or favorable to the Company, if at all. Substantial delays in obtaining such financing would have an adverse effect on the Company's ability to perform under the CRADA.


4.   REORGANIZATION AND FRESH-START REPORTING

     The Company's Plan of Reorganization was consummated subject to the cash investment by Biovest, LLC ("LLC") of $1,015,000 and the payment of approximately $675,000 to a financial institution, a secured creditor of the Company. Pursuant to the Plan, on the Effective Date, the $1,015,000 of Debtor-In-Possession financing provided by LLC, together with the accrued interest of $30,000, was converted to common stock of the Reorganized Company.

     Pursuant to the Plan, as of the Effective Date, the Company's existing common stock, preferred stock, options and warrants were deemed canceled and 1,000,003 shares of new common stock were deemed issued, of which 520,000 shares (52%) were issued to LLC and 250,003 shares (25%) were issued to the Company's unsecured creditors. Until March 15, 2000, the remaining 230,000 shares were held in escrow to be released to LLC or the Schuster Group, secured creditors of the Company, pursuant to an agreement which was incorporated into the Plan. During 2000, LLC paid or obtained the release of direct claims and indirect guarantee claims of the Schuster Group in the approximate amount of $2,300,000 and the escrowed shares were released to LLC.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


4.   REORGANIZATION AND FRESH-START REPORTING  -  CONTINUED

     As of July 31, 1999, the Company accounted for the reorganization using fresh-start reporting. Accordingly, all assets and liabilities were restated to reflect their reorganization value which approximates the fair value at the Effective Date. The portion of the reorganization value which could not be attributed to specific tangible and identified intangible assets of the Reorganized Company in the amount of $2,532,000 has been recognized as "Reorganization Value in Excess of Amounts Allocable to Identifiable Assets" and is being amortized over a period of 20 years.

     After consideration of the Company's debt capacity, projected future earnings and cash flows, and after extensive negotiations among parties-in-interest, it was determined that the reorganization value should approximate the amount a willing buyer would pay for the assets of the Company immediately after the reorganization in addition to the amount of resources available and to become available for the satisfaction of post-petition liabilities and allowed claims as negotiated between the Company and its creditors. Pursuant to the Plan, the Company's senior secured creditors, LLC and the Schuster Group, paid an aggregate of $1,045,000 to receive 75% of the Company's new common stock, which results in a total equity value of $1,394,000.

     When added to the post-petition liabilities, the reorganization value and excess reorganization value was determined as follows:

                Post-petition current liabilities............................          $1,143,000
                Secured debt.................................................           3,519,000
                Subordinated debt............................................             234,000
                New equity investment........................................           1,394,000
                                                                                        ---------
                Total reorganization value...................................           6,290,000

                Less: Fair market value of the Reorganized
                   Company's assets..........................................           3,758,000
                                                                                        ---------

                Reorganization Value in Excess of Amounts
                   Allocable to Identifiable Assets..........................          $2,532,000
                                                                                        =========


5.   ACQUISITION OF UNISYN

     Effective May 25, 2000, the Company acquired substantially all of the assets and technology and assumed certain liabilities from Unisyn Technologies, Inc. ("Unisyn") pursuant to an asset purchase agreement (the "Asset Purchase Agreement").

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


5.   ACQUISITION OF UNISYN  -  CONTINUED

     In consideration, the Company issued 70,000 shares of common stock to Unisyn's parent company. Pursuant to settlement agreements, 127,000 additional shares of the Company's common stock were issued to settle approximately $1,000,000 in obligations to two creditors of Unisyn. An additional 733,000 shares of the Company's common stock have been issued to settle approximately $800,000 in additional liabilities. In addition, during the period from February 18, 2000 to May 25, 2000, the Company provided cash advances to Unisyn aggregating approximately $450,000; these obligations were cancelled pursuant to the Asset Purchase Agreement.

     The assets purchased include accounts receivable, inventory, equipment, licenses, proprietary software, certain prepaid expenses and other assets, and intangible assets including patents, trademarks, trade names, service names, copyrights and other intangibles.

     The Company also assumed certain rights and obligations of Unisyn pursuant to contracts and agreements with customers of Unisyn and pursuant to real property leases and purchased contracts. The Company also assumed certain liabilities, including certain accounts payable, deferred revenue and severance obligations to certain employees totaling approximately $553,000.

     On September 10, 1999, the Company had commenced an adversary proceeding against Unisyn relating to the unilateral termination by Unisyn of an Agreement and Plan of Merger dated October 10, 1997 between the Company and Unisyn. The Asset Purchase Agreement provided for dismissal of all claims in the litigation.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


5.   ACQUISITION OF UNISYN  -  CONTINUED

     The recorded value and purchase price of the assets acquired and liabilities assumed are as follows:

                Accounts receivable, net.....................................          $1,110,000
                Inventories..................................................             562,000
                Property, plant and equipment................................             449,000
                Costs and estimated earnings in excess of billings
                   on uncompleted contracts..................................             159,000
                Other assets.................................................              29,000
                                                                                          -------

                      Allocation of purchase price...........................          $2,309,000
                                                                                        =========

                Value of common stock issued (930,000 shares at
                   $1.25 per share)..........................................          $1,163,000
                Fair value of liabilities assumed............................             553,000
                Cancellation of cash advances to Unisyn......................             450,000
                Transaction costs............................................             143,000
                                                                                         --------

                      Total purchase price...................................          $2,309,000
                                                                                        =========


     The operations of Unisyn are included in the statement of operations only from the date of acquisition, May 25, 2000. Pro forma results of operations (unaudited) as if the acquisition had occurred as of October 1, 1998 and 1999 are as follows:

                                                                  Fiscal year ended September 30,
                                                                    1999                    2000

                Revenues...............................       $ 8,197,000             $ 8,940,000
                Net loss...............................       $(5,537,000)            $(2,924,000)
                Net loss per share.....................               N/A                 $ (0.59)

     The loss per common share for the twelve months ended September 30, 1999 has not been computed because the information is not considered meaningful.


                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


6.     DETAILS TO BALANCE SHEET

       Inventories

       Inventories consist of the following:

                                                                       September 30,            June 30,
                                                                            2000                  2001
                                                                           ------                ------
                                                                                               (unaudited)


         Finished goods.....................................              $ 806,000              $ 556,000
         Work-in-process....................................                437,000                375,000
         Raw materials......................................              1,212,000              1,446,000
                                                                          ---------              ---------
                                                                          2,455,000              2,377,000
         Less non-current portion...........................                153,000                270,000
                                                                           --------               --------

                                                                         $2,302,000             $2,107,000
                                                                          =========              =========

       The Company has inventory quantities in excess of anticipated sales requirements for the twelve months subsequent to September 30, 2000 and June 30, 2001. Accordingly, a portion of the Company's inventory balance is classified as a non-current asset as of those dates.

       Property and Equipment

       Property and equipment consist of the following:

                                                                       September 30,           June 30,
                                                                           2000                  2001
                                                                          ------                ------
                                                                                              (unaudited)


         Furniture and fixtures.............................             $ 40,000               $ 56,000
         Leasehold improvements.............................              220,000                243,000
         Machinery and equipment............................              565,000                801,000
                                                                          -------               --------
                                                                          825,000              1,100,000
         Less accumulated depreciation and
            amortization....................................               57,000                146,000
                                                                          -------               --------

                                                                         $768,000              $ 954,000
                                                                          =======               ========

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED



6.     DETAILS TO BALANCE SHEET  -  CONTINUED

       Concentration of Credit Risk

       The Company grants credit to customers in the normal course of business, but generally does not require collateral or any other security to support amounts due. Management performs on-going credit evaluations of its customers.

       Two customers accounted for approximately 16% and 21% of total revenues for the two months ended September 30, 1999. During the fiscal year ended September 30, 2000 and the nine months ended June 30, 2000 no customer accounted for 10% of revenues. During the nine months ended June 30, 2001, one customer accounted for approximately 24% of total revenues. One customer accounted for 14% and 37% of the Company's accounts receivable balance at September 30, 2000 and June 30, 2001.

       A significant amount of the Company's revenue has been derived from export sales. The Company's export sales, principally to European customers, were 50% and 30% of total revenues for the two months ended September 30, 1999 and the fiscal year ended September 30, 2000, respectively, and 28% and 27% for the nine months ended June 30, 2000 and 2001.

       Fair Value of Financial Instruments

       The carrying amounts of current assets and current liabilities such as cash, accounts receivable, accounts payable, customer deposits and accrued liabilities approximate fair value because of the short maturity of these items. The carrying value of the Company's long-term debt is estimated using discounted cash flow analysis, based on the Company's incremental borrowing rates for similar types of borrowing agreements. As a result of the Company's reorganization, the carrying amounts of long-term debt approximate fair value.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


7.   LONG-TERM DEBT

Long-term debt was entered into pursuant to the Company's reorganization and consists of the following:


                                                                                        September 30,        June 30,
                                                                                            2000               2001
                                                                                           ------             ------
                                                                                                            (unaudited)
  Promissory note payable to Internal Revenue Service, with interest of 8% per annum, payable in monthly installments of $11,095, including interest through
    February 1, 2004 and $320 per month thereafter through February 1, 2005                $398,000           $321,000
  Promissory note payable to State of Minnesota, with interest of 8% per annum, payable in monthly installments of $2,700, including interest
    through  February 1, 2005............................................                   120,000            102,000
  Amounts payable to regulatory agencies (i)....................                             95,000             88,000
  Other.........................................................                              1,000                 -
                                                                                             ------                ---
                                                                                            614,000            511,000
  Less current portion of long-term debt........................                            129,000            136,000
                                                                                            -------            -------
                                                                                           $485,000           $375,000
                                                                                            =======            =======

       (i) Pursuant to the Plan, the Company is obligated to repay certain regulatory agencies an aggregate amount of $95,000 in equal monthly installments for six years from the date of assessment with interest at the rate of 8% per annum. As of September 30, 2000, the Company had not been assessed by these agencies and promissory notes had not been signed. During the nine months ended June 30, 2001, the Company was assessed $7,000, which was paid in full, but promissory notes with the others have not been signed.

       At September 30, 2000, the aggregate maturities of long-term debt for the fiscal periods are as follows: 2001 - $129,000; 2002 - $139,000; 2003 -
$151,000; 2004 - $86,000; 2005 - $14,000 and subsequent years - $95,000.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


8.     SHAREHOLDERS' EQUITY

       Plan of Reorganization

       Pursuant to the Company's Plan of Reorganization, all equity securities of the Predecessor Company were canceled and 1,000,003 shares of new common stock were deemed issued, of which 520,000 shares (52%) were issued to LLC and 250,003 shares (25%) were issued to the Company's unsecured creditors. Until March 15, 2000, the remaining 230,000 shares were held in escrow to be released to LLC or the Schuster Group, secured creditors of the Company, pursuant to an agreement which was incorporated into the Plan. Such agreement provided that, in the event that LLC or the Company had paid or obtained the release of direct claims and indirect guarantee claims of the Schuster Group in the approximate amount of $2,300,000, then the escrowed shares would be released to LLC; otherwise, such shares would be released to the Schuster Group. (See Note 4). During 2000, LLC paid or obtained the release of direct claims and indirect guarantee claims of the Schuster Group on behalf of the Company. Pursuant to the agreement incorporated into the Plan, LLC received 1,434,401 shares of common stock which represented 23% of the total shares outstanding at March 15, 2000. Such shares consisted of 1,204,401 newly issued shares plus the 230,000 shares held in escrow.

       In addition, pursuant to the Plan of Reorganization, four warrants were issued to the Company's investment banker as compensation for services in assisting the Company to accomplish the reorganization. Each warrant to purchase 25,000 shares of the Company's new common stock is exercisable July 30, 2000 at an exercise price per share of $2.50, $7.50, $10.00 and $20.00 and expires July 31, 2002. The Company has reserved 100,000 common shares for future issuance for these warrants.

       In addition, pursuant to the reorganization, 26,836 shares of the Company's new common stock were issued to employees of the Company and former officers of the Predecessor Company for compensation and severance pay.

       Common Stock

       At the Annual Meeting of Shareholders held on March 13, 2001 the shareholders approved an increase in the number of authorized shares of common stock and a new class of stock. Authorized common stock was increased from 10,000,000 shares to 50,000,000 shares. A class of preferred stock, having $.01 par value, was also approved at 10,000,000 shares.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


8.     SHAREHOLDERS' EQUITY  -  CONTINUED

       Private Placement Offering

       From February to May 31, 2000, the Company sold 2,785,200 shares of the Company's common stock at $1.25 per share for approximately $3,481,000 pursuant to a private placement offering. The proceeds from this offering were $3,215,000, net of issuance costs of $266,000.

       Common Stock Issued for Services

       During 2000 the Company entered into agreements with the Company's two executive officers, whereby 239,998 shares of the Company's common stock were purchased for an aggregate purchase price of $300,000 ($1.25 per share) by cancellation of all of the Company's indebtedness to these two officers for salary and bonuses accrued but not yet paid through March 31, 2000.

       During the nine months ended June 30, 2001, the Company issued 123,000 and 30,000 shares of common stock as compensation for several employees and payment for services rendered by an outside consultant. The shares were valued at $1.25 per share, which resulted in approximately $154,000 and $38,000 of expense.

       Acquisition of Unisyn

       Effective May 25, 2000, the Company completed its acquisition of Unisyn pursuant to an asset purchase agreement. In consideration, the Company issued a total of 930,000 shares of its common stock. (See Note 5).

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


8.     SHAREHOLDERS' EQUITY  -  CONTINUED

       Financial Advisor Agreement

       During 2000, the Company entered into an agreement with a group of investment advisors under which the advisors purchased 400,000 shares of the Company at $1.25 per share and agreed to provide financial consulting services in exchange for equity interests in the Company. On January 5, 2001, a new agreement was entered into that defined the equity interests to be provided in exchange for the consulting services to be rendered. Under the terms of the new agreement, the advisors are to provide consulting services to the Company for a one-year period from August 15, 2000 to August 15, 2001 in exchange for 800,000 irrevocable warrants. The warrants are exercisable at any time within five years from January 5, 2001; 550,000 warrants have an exercise price of $1.25 per share and 250,000 warrants have an exercise price of $2.00 per share.

       The warrants have been valued at approximately $345,000 using the Black-Scholes pricing model. This amount is being recognized ratably over the twelve months of service being provided by the investment advisors, which resulted in $43,000 and $259,000 of expense for the year ended September 30, 2000 and the nine months ended June 30, 2001. In valuing the warrants issued under the Black-Scholes pricing model, the following assumptions were used: zero dividend yield; risk-free interest rate of 6.98%; expected volatility of 48%; and expected life of three years.

       Stock Options

       On June 6, 2001, the Company's Board of Directors approved the granting of 688,100 options to employees, 607,500 options to non-employees and 1,200,000 options to two officers of the Company. All options are priced at $1.25 per share except those granted to two officers of the Company which are priced at $1.375 per share. All options are exercisable over 10 years with vesting for the options to non-employees at one-third on the date of grant, one-third on the first anniversary of the date of grant and one-third on the second anniversary of the date of grant. Options granted to employees and officers vest one-third each year beginning on the first anniversary date of the grant and for each of the next two years thereafter. Compensation expense for services rendered for the 607,500 options granted to non-employees was recognized in the amount of $523,000 based upon the estimated fair value of the options at that date. The options were valued using the Black-Scholes pricing model with the following assumptions: zero dividend yield, risk free interest rate of 4.38%, expected volatility of 84% and expected life of five years.


         Pursuant to the Company's Plan of Reorganization, the Company is authorized to establish a stock option plan within two years of the Effective Date of the Plan. At the Annual Meeting of Shareholders held on March 13, 2001, the shareholders approved the 2000 Stock Option Plan under which the Board of Directors may grant to employees, officers, directors,

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


8.     SHAREHOLDERS' EQUITY  -  CONTINUED

consultants and advisors incentive stock options and non-qualified stock options to purchase up to 7,000,000 shares of the Company's common stock.

         During 2000, the Company's Board of Directors approved the granting of 2,200,000 stock options to its executive officers and directors. The options have an exercise price of $1.50 per share and have a five year term; half are exercisable six months from the date of grant and the remaining options are exercisable one year from the date of the grant. The stock option grants were subject to stockholder approval of a stock option plan for the Company.

       The Board also approved the issuance of 140,000 stock options to an outside advisor for services rendered at the market price at the time of stockholder approval of an option plan for the Company. The stock option plan was approved by the Company's stockholders on March 13, 2001. Compensation expense for services rendered was recognized in the amount of $64,000 for the nine months ended June 30, 2001 based upon the estimated fair value of the options. The options were valued using the Black-Scholes pricing model with the following assumptions: zero dividend yield; risk-free interest rate of 4.49%; expected volatility of 48%; and expected life of three years.


9.     INCOME TAXES

       No provision for income taxes has been recorded for the two months ended September 30, 1999, the year ended September 30, 2000 and the nine months ended June 30, 2000 and 2001 due to losses incurred during the periods. At September 30, 2000 and June 30, 2001, the Company has net operating loss carryforwards of approximately $41,000,000 (expiring 2002 to 2019) and a capital loss carryforward of approximately $14,000,000 (expiring in 2003). Due to various changes in ownership of the Company, virtually all of these carryforwards are subject to significant restrictions with respect to the ability of the Company to use these amounts to offset future taxable income. Use of the Company's net operating loss carryforwards may be further limited as a result of future equity transactions. The Company has fully offset deferred tax assets resulting from differences in accounting between income tax and financial statement treatment with a valuation allowance. These differences consist almost entirely of net operating and capital loss carryforwards.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


9.     INCOME TAXES  -  CONTINUED

       A reconciliation of the U.S. Federal statutory rate to the effective rate is as follows:

                                                        Two months                                  Nine months ended
                                                          ended              Year ended                  June 30,
                                                       September 30,        September 30,          ------------------
                                                           1999                 2000                2000         2001
                                                    -------------------  -------------------       ------       -----
                                                                                                       (unaudited)

     Federal statutory rate......................               (34)%                (34)%         (34)%        (34)%
     State taxes.................................                (2)                  (2)           (2)          (2)
     Effect of valuation allowance...............                36                   36            36           36
                                                                ---                  ---          ----         ----
     Net actual effective rate...................                -  %                 -  %          -  %         -  %
                                                               =====                =====        ======       ======


10.    RETIREMENT PLANS

       The Company has a retirement savings plan covering all employees eligible to participate in the plan. Employees of the Company scheduled to provide at least 1,000 hours of service during their first year of employment are eligible as of a date no later than six months after employment and employees scheduled to provide less than 1,000 hours of service become eligible after completing a year of service. Eligible employees may make annual earnings reduction contributions of up to the maximum percentage allowable by Code Sections 401(k), 404 and 415, presently 14% of compensation, limited to $10,500 for 2001, on a pre-tax basis to their plan accounts. The Company may also make discretionary contributions to this plan, subject to approval by the Board of Directors, which are allocated to the accounts of the participants in proportion to each participant's annual compensation from the Company. The Company has made no discretionary contributions pursuant to the plan.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


11.    COMMITMENTS AND CONTINGENCIES

       Leases

       The Company leases office and manufacturing space pursuant to several non-cancelable operating leases. Rent expense pertaining to these leases was $40,000, $471,000, $273,000 and $618,000 for the two months ended September 30,
1999, the year ended September 30, 2000 and the nine months ended June 30, 2000 and 2001. At September 30, 2000, the following is a schedule of future minimum rental payments required pursuant to these leases for the fiscal periods ended September 30:

         2001............................................................  $622,000
         2002............................................................   553,000
         2003............................................................   512,000
         2004............................................................   296,000
         2005............................................................   255,000
         Thereafter......................................................   106,000

       Legal Proceedings

       The Company is engaged in various litigation matters. Management believes the ultimate outcome of these litigation matters will not have a material adverse effect on the Company's financial position, liquidity or results of operations.


12.    RELATED PARTY TRANSACTIONS

       Pursuant to the Company's reorganization effective July 31, 1999, 520,000 shares (approximately 52%) of the Company's new common stock was issued to LLC, of which the Company's Chairman of the Board and Chief Executive Officer is also Chairman and Chief Executive Officer and of which the Company's President is also President. Also pursuant to the reorganization, upon the occurrence of certain events, effective March 15, 2000, 1,434,401 additional shares were issued to LLC pursuant to the Company's Plan of Reorganization, comprised of 230,000 shares, which were held in escrow since July 31, 1999 and 1,204,401 shares issued on March 15, 2000.

       During 1999, LLC purchased the debt held by the Company's secured lender in the amount of approximately $676,000 and made advances to the Company of $185,000. During 2000, LLC made working capital advances to the Company in the amount of $255,000 of which $150,000 was repaid by the Company. In addition, LLC paid general and administrative expenses, expenses of the private placement offering, deferred acquisition costs and other expenses on behalf of the Company in the aggregate amount of approximately $377,000. During 2000, LLC paid approximately $1,745,000 to settle debt and accrued interest on the Company's behalf.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

12.    RELATED PARTY TRANSACTIONS  -  CONTINUED

Accrued interest on the outstanding debt totaled $48,000. During 2000, LLC received 2,508,952 shares of the Company's common stock in exchange for cancellation of $3,136,000 in liabilities payable by the Company to LLC.


         At September 30, 2000 and June 30, 2001, LLC holds 4,463,354 and 4,476,468 shares of the Company's common stock or 49% and 48% of the Company's outstanding common stock and the Company's chairman and president each own 119,999 shares or 1% of the Company's outstanding common stock. During September 2001 LLC transferred all of its shares of the Company's common stock to another corporation, who then distributed those shares to its own individual shareholders. LLC and the other corporation were then liquidated. As of September 30, 2001 the Company's chairman and president own 8.9% and 4.9% of the Company's outstanding common stock.

       During the nine months ended June 30, 2001, six shareholders each loaned the Company $100,000 as part of a plan to finance operations until substantial outside financing can be completed. The notes are payable at any time on or before September 1, 2001 at the Company's option, with interest at 10% per annum. In connection with the issuance of the debt, the Company issued 25,000 warrants with an exercise price of $2.50 per share and 25,000 warrants with an exercise price of $5.00 per share to each of the creditors. The warrants are exercisable immediately and have a term of five years. The aggregate value of the 300,000 warrants using the Black-Scholes pricing model, assuming zero dividend yield; risk free interest rates ranging from 4.60% to 5.06%; expected volatility of 48%; and term of five years, was estimated to be $76,000, and is being amortized over the life of the loans which results in a higher effective interest rate. Another shareholder loaned the Company $100,000 during July 2001 under similar terms.

         During September 2001, five of these seven shareholder loans were renewed with new loans due on March 1, 2002 and convertible into shares of the Company's common stock at $3.00 per share at the holder's option. Additionally, the Company obtained additional loans from shareholders aggregating approximately $225,000; these loans are due on October 15, 2002 and are also convertible into shares of the Company's common stock at $3.00 per share at the holder's option. The Company issued 22,500 warrants with an exercise price of $2.50 per share and 22,500 warrants with an exercise price of $5.00 per share to a third party who assisted with the financing. The warrants are exercisable immediately and have a term of five years. The aggregate value of the warrants using the Black-Scholes pricing model, assuming zero dividend yield; risk free interest rate of 4.55%; expected volatility of 84%; and term of five years, was estimated to be $28,000.

         Additionally, in August 2001, a shareholder loaned the Company $1,000,000, due on August 19, 2002, with interest at 7.5% per annum. This loan is also convertible, at the holder's option, into shares of the Company's common stock at $3.00 per share if the Company wishes to pay amounts under the loan before August 19, 2002. In connection with the issuance of the debt, the Company issued 100,000 warrants with an exercise price of $5.00 per share and 100,000 warrants with an exercise price of $10.00 per share, exercisable on or before August 1, 2006. The aggregate value of the warrants using the Black-Scholes pricing model, assuming zero dividend yield; a risk-free interest rate of 4.55%; expected volatility of 84%; and term of five years, was estimated to be $92,000 and is being amortized over the life of the loan which results in a higher effective interest rate.


13.    SUBSEQUENT EVENTS


         On January 5, 2001, the Company entered into a new agreement with a group of investment advisors. (See Note 8).

         On November 14, 2000, the Company received notice from the National Institute ("NCI") that the Company had been invited to enter into a Cooperative Research and Development Agreement ("CRADA") for the development of idiotype tumor vaccines for the treatment of B-cell lymphomas. In September 2001 the Company entered into a definitive CRADA with the NCI. The terms of the CRADA include, among other things, a requirement for the Company to provide $530,000 in quarterly payments to NCI for expenses as well as commitments to supply 50 to 60 full-time employees annually to the project. Successful development of this vaccine, if approved by the FDA, from Phase III clinical trials through commercialization will commit the Company to several years of significant expenditures before revenues will be realized, if ever.

14.    RECENT ACCOUNTING PRONOUNCEMENT

         On July 20, 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) 142, Goodwill and Intangible Assets. SFAS 142 is effective for fiscal years beginning after December 15, 2001, though earlier adoption is permitted. Under the new pronouncement, among other provisions, goodwill, including reorganization value in excess of amounts allocable to identifiable assets, and intangible assets with indefinite lives will no longer be subject to amortization and will be tested for impairment annually and whenever there is an impairment indicator.

        The Company has not yet determined when it will adopt SFAS 142, nor what will be the effect on its financial statements.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
Biovest International, Inc.

                We have audited the statements of operations, changes in shareholders' equity, and cash flows for the ten months ended July 30, 1999 for Biovest International, Inc. (the Company, formerly Cellex Biosciences, Inc.). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

                In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Biovest International, Inc. for the ten months ended July 30, 1999, in conformity with accounting principles generally accepted in the United States of America.




                                            /s/ GRANT THORNTON LLP
                                            ------------------------------



Minneapolis, Minnesota
June 14, 2001

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                   PREDECESSOR COMPANY STATEMENT OF OPERATIONS

                         TEN MONTHS ENDED JULY 30, 1999


Revenues
   Contract production services                                                                      $ 2,250,383
   Consumable sales                                                                                    1,180,274
   System sales                                                                                          542,398
   Grant revenue                                                                                          54,628
   Other                                                                                                 145,309
                                                                                                        --------
                                                                                                       4,172,992

Operating costs and expenses
   Cost of sales                                                                                       2,819,035
   Research and development                                                                              319,987
   Marketing, general and administrative                                                               1,281,379
                                                                                                      ----------

                Total operating costs and expenses                                                     4,420,401
                                                                                                      ----------

                Loss from operations                                                                    (247,409)

Other income (expense)
   Interest income                                                                                         2,530
   Interest expense                                                                                     (423,438)
                                                                                                       ---------

                Other income (expense), net                                                             (420,908)
                                                                                                       ---------

   Net loss before reorganization items and extraordinary item                                          (668,317)
      Reorganization items                                                                            (2,601,424)
                                                                                                      ----------
   Net loss before extraordinary item                                                                 (3,269,741)
      Gain on discharge of debt                                                                        9,013,888
                                                                                                      ----------

                NET INCOME                                                                           $ 5,744,147
                                                                                                      ==========


                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                   PREDECESSOR COMPANY STATEMENT OF CASH FLOWS

                         TEN MONTHS ENDED JULY 30, 1999



CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                                        $ 5,744,147
   Adjustments to reconcile net income to cash
     used in operating activities:
       Depreciation                                                                                       52,691
       Amortization                                                                                       31,762
       Gain on discharge of debt                                                                      (9,013,888)
       Changes in operating items:
         Accounts receivable                                                                            (288,156)
         Inventories                                                                                     111,109
         Accounts payable and accrued liabilities                                                      2,471,691
         Customer deposits                                                                              (174,955)
         Other                                                                                            (8,944)
                                                                                                         -------

                Net cash used in operating activities                                                 (1,074,543)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from short term borrowings                                                                 1,200,000
   Principal payments on long-term debt                                                                 (112,820)
                                                                                                       ---------

                Net cash provided by financing activities                                              1,087,180
                                                                                                      ----------

                Net increase in cash                                                                      12,637

Cash at beginning of the period                                                                               -
                                                                                                             ---

Cash at end of the period                                                                               $ 12,637
                                                                                                         =======

Cash paid during the period for interest                                                                $ 57,666
                                                                                                         =======

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
        PREDECESSOR COMPANY STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                         TEN MONTHS ENDED JULY 30, 1999




                                                  Preferred                   Common Stock
                                                    Stock              --------------------------             Accumulated
                                                   Amount              Shares                Amount             Deficit
                                                ------------        ------------          ------------      ---------------
Balance at September 30, 1998                    $ 2,232,500         6,887,489            $ 25,580,842        $(37,173,716)

   Net income                                              -                 -                       -           5,744,147

   Reorganization adjustments
     Cancellation of predecessor stock            (2,232,500)       (6,887,489)            (25,580,842)         31,429,569

     Issuance of new common stock                          -         1,026,839               1,393,968                   -
                                               ----------------      ----------           ------------        --------------

Balance at July 30, 1999                     $             -         1,026,839          $    1,393,968       $           -
                                              =================     ===========          =============        ===============



                                                    Foreign              Total
                                                    Currency         Shareholders'
                                                  Translation            Equity
                                                   Adjustment          (Deficit)
                                                  ------------       -----------
Balance at September 30, 1998                       $(180,649)       $(9,541,023)

  Net income                                              -            5,744,147

  Reorganization adjustments
    Cancellation of predecessor stock                 180,649          3,796,876

    Issuance of new common stock                            -             1,393,968
                                                 ------------          ----------

Balance at July 30, 1999                                  -           $ 1,393,968
                                                 ============          ==========


                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                PREDECESSOR COMPANY NOTES TO FINANCIAL STATEMENTS
                         TEN MONTHS ENDED JULY 30, 1999


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Description of the Company

         Except as indicated otherwise, the term the "Company" refers to Biovest International, Inc. (formerly Cellex Biosciences, Inc.) or the "Predecessor Company" on or before July 30, 1999. The "Reorganized Company" refers to Biovest International on or after July 31, 1999.

       The Company provides advanced cell culture technology to pharmaceutical, diagnostic and biotechnology companies, as well as leading research institutions, worldwide. The Company develops, manufactures and markets patented perfusion systems and performs contract production services including cell line selection, optimization and subcloning, whole cell and secreted protein production and cell banking. Cell culture is a key process used by these organizations for the creation of novel proteins and monoclonal antibodies needed to detect and treat human diseases such as cancer and AIDS.

       Chapter 11 Reorganization

       The Company was the subject of an involuntary bankruptcy petition filed with the United States Bankruptcy Court, District of Minnesota, Third Division, by three of the Company's unsecured creditors. By request of the petitioning creditors and by a stipulation, the Company was granted until December 4, 1998 to file its answer to the involuntary petition. The Company filed a Consent to order for relief with the Bankruptcy Court on December 8, 1998 and operated as a debtor-in-possession pursuant to Chapter 11 through July 7, 1999 when the Bankruptcy Court entered the order confirming the Company's Modified First Amended Plan of Reorganization dated June 28, 1999 (the "Plan") which became effective July 30, 1999. For financial reporting purposes, the effective date of the Plan is considered to be July 31, 1999 (the "Effective Date"). The results of operations for the period July 30, 1999 through July 31, 1999 are not considered material.

       The Company's Plan of Reorganization was consummated subject to the cash investment by Biovest, LLC ("LLC") of $1,015,000 and the payment of approximately $675,000 to a financial institution, a secured creditor of the Company. Pursuant to the Plan, on the Effective Date, the $1,015,000 of Debtor-In-Possession financing provided by LLC together with the accrued interest of $30,000, was converted to common stock of the Reorganized Company.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                PREDECESSOR COMPANY NOTES TO FINANCIAL STATEMENTS
                         TEN MONTHS ENDED JULY 30, 1999


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  -  CONTINUED

       Pursuant to the Plan, as of the Effective Date, the Company's existing common stock, preferred stock, options and warrants were deemed canceled and 1,000,003 shares of new common stock were deemed issued, of which 520,000 shares (52%) were issued to LLC and 250,003 shares (25%) were issued to the Company's unsecured creditors. Until March 15, 2000, the remaining 230,000 shares were held in escrow to be released to LLC or the Schuster Group, secured creditors of the Company, pursuant to an agreement which was incorporated into the Plan. During 2000, LLC paid or obtained the release of direct claims and indirect guarantee claims of the Schuster Group in the approximate amount of $2,300,000 and the escrowed shares were released to LLC.

       Settlements with holders of debt claims were as follows:

       - Certain claims were not classified. Unclassified administrative expense claims, including professional fees, are to be paid in full in cash. Post-petition claims incurred in the ordinary course of business during the pendency of the Reorganization proceedings were paid on a current basis. Certain taxes and accrued interest, totaling $233,622 are to be paid in monthly installments for six years from the date of assessment with interest at the rate of 8% per annum. After the Effective Date, the Company shall continue to pay fees of approximately $5,000 per quarter to the U.S. Trustee through the pendency of the bankruptcy court proceedings.

       - Class A-1 secured claims of the Company's financial institution in the approximate amount of $675,000 were paid in full by LLC pursuant to the Plan and will be repaid monthly with a 15-year amortization with interest at 7% per annum. The obligation is payable to LLC in full on or before July 30, 2002, provided that Class A-3 Claims of the Schuster Group have been paid in full or released.

       - Class A-2 includes $185,000 payable to LLC, plus interest accrued during the period February 9, 1999 through July 30, 1999 ($8,856), and are subject to the same treatment discussed above for Class A-1.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                PREDECESSOR COMPANY NOTES TO FINANCIAL STATEMENTS
                         TEN MONTHS ENDED JULY 30, 1999


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  -  CONTINUED

       - Class A-3 consists of direct and indirect guarantee claims of the Schuster Group totaling approximately $2,300,000. Such claims will be paid pursuant to a Credit and Stipulation Agreement between LLC and Schuster Group which was incorporated into the Plan. Under such agreement, during the period from the Effective Date, the Company will pay the Schuster Group, on a monthly basis, accrued interest at rates ranging from 10% to 12% per annum and certain principal payments, based on a 7-year amortization with a three-year balloon, provided that, until the Schuster Group claims are paid or released, the aggregate monthly debt service payments by the Company, including payments to the Schuster Group, cannot exceed $25,000 per month.

       - Class A-4 consists of an $80,000 certificate of deposit held as a lien interest by Norwest Bank, a.k.a. Wells Fargo. Norwest will retain its interest in such security; however, with the consent of the Company's landlord and Norwest, $68,000 of such security may be applied to obligations owed by the Company to the landlord.

       - Class A-5 is secured by certain assets of the Company relating to the Company's fluidized bed technology. In full satisfaction, the Company abandoned all interest in such asset and such claim was reclassified by the creditor to an unsecured claim.

       - Class A-6 consists of $501,532 owed to the Internal Revenue Service which will be paid in full in monthly installments for six years from the date of assessment with interest at the rate of 8% per annum.

       - Class B consists of the unsecured creditors who received approximately 250,000 shares of the outstanding common stock of the Reorganized Company in full satisfaction and release of their claims.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                PREDECESSOR COMPANY NOTES TO FINANCIAL STATEMENTS
                         TEN MONTHS ENDED JULY 30, 1999



1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  -  CONTINUED

         Basis of Presentation

         During the ten months ended July 30, 1999, the Predecessor Company prepared its financial statements in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). The financial statements for the ten months ended July 30, 1999 distinguish transactions that were directly associated with the reorganization from the ongoing operations of the business. Professional fees and similar types of expenditures relating to the reorganization proceedings were expensed as incurred and reported as reorganization items. Interest expense was reported only to the extent that it was paid during the proceeding or that it was probable that it would be an allowed priority or secured claim.

         SOP 90-7 also calls for the adoption of "fresh-start reporting" if the reorganization value of the emerging entity immediately before the effective date is less than the total of all post-petition liabilities and pre-petition allowed claims and if holders of existing voting shares immediately before confirmation receive less than 50% of the voting shares of the emerging entity, both conditions of which were satisfied by the Company. Fresh-start reporting resulted in material changes to the Company's balance sheet, including valuation of assets at fair value in accordance with principles of the purchase method of accounting, valuation of liabilities pursuant to provisions of the Plan and valuation of equity based on the reorganization value of the ongoing business. In accordance with fresh-start reporting, the gain on discharge of debt of $9,013,888 resulting from the reorganization proceedings was reflected as an extraordinary item in the statement of operations of the Predecessor Company for the ten months ended July 30, 1999.

         After consideration of the Company's debt capacity, projected future earnings and cash flows, and after extensive negotiations among parties in interest, it was determined that the reorganization value should approximate the amount a willing buyer would pay for the assets of the Company immediately after the reorganization in addition to the amount of resources available and to become available for the satisfaction of post-petition liabilities and allowed claims as negotiated between the Company and its creditors. Pursuant to the Plan, the Company's senior secured creditors, LLC and the Schuster Group, paid an aggregate of $1,045,000 to receive 75% of the Company's new common stock, which results in a total equity value of $1,394,000.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                PREDECESSOR COMPANY NOTES TO FINANCIAL STATEMENTS
                         TEN MONTHS ENDED JULY 30, 1999



1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  -  CONTINUED

     The results of the period shown for the Predecessor Company are not to be considered as being indicative of the results of operations that are expected for the Reorganized Company. The results of the Predecessor Company are not comparable to those of the Reorganized Company.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.


         Property and Equipment

         Depreciation for property and equipment is computed using the straight-line method over the estimated useful lives of three to seven years. Repair and maintenance costs are charged to expense as incurred. Any gains or losses on the disposal of property and equipment are charged to operations.

         Patents and Trademarks

         Costs incurred in relation to patent applications are capitalized as deferred patent costs. If and when a patent is issued, the related patent application costs are transferred to the patent account and amortized over the legal life of the patent. If it is determined that a patent will not be issued, the related patent application costs are charged to expense at the time such determination is made. Patent and trademark costs are being amortized using the straight-line method over periods ranging from ten to 17 years.

                           BIOVEST INTERNATIONAL, INC.
                       (FORMERLY CELLEX BIOSCIENCES, INC.)
                PREDECESSOR COMPANY NOTES TO FINANCIAL STATEMENTS
                         TEN MONTHS ENDED JULY 30, 1999


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  -  CONTINUED

         Revenue Recognition

         System and consumable sales are recognized in the period in which the applicable products are shipped. The Company does not provide its customers with a right of return, however, deposits made by customers must be returned to customers in the event of non-performance by the Company. Revenues from contract cell production services are recognized during the period the applicable product is shipped, or in the case of a service, when the applicable service is performed. Grant revenue is recognized during the period in which the related activities are conducted.

         Net Income (Loss) Per Common Share

         Pursuant to the Plan, as of the Effective Date, the Predecessor Company's existing common stock, preferred stock, options and warrants were deemed canceled and 1,000,000 shares of new common stock were deemed issued to the Company's new investors and creditors. Loss per common share has not been computed because such information is not considered meaningful.


2.     CONCENTRATION OF CREDIT RISK

         One customer accounted for approximately 19% of total revenues for the ten months ended July 30, 1999.

         A significant amount of the Predecessor Company's revenues was derived from export sales. The Predecessor Company's export sales were 38% of the total revenues for the ten months ended July 30, 1999.


3.     RENT EXPENSE

         Rent expense was $201,901 for the ten months ended July 30, 1999.

                           Biovest International, Inc.
                       (formerly Cellex Biosciences, Inc.)
                PREDECESSOR COMPANY NOTES TO FINANCIAL STATEMENTS
                         Ten Months Ended July 30, 1999


4.     INCOME TAXES

         No provision for income taxes was recorded for the ten months ended July 30, 1999 as the gain on discharge of debt was excluded from taxable income which resulted in a taxable loss for the period.


5.     REORGANIZATION ITEMS

         Reorganization items consists of costs related to severance payments to two former executive officers and directors of the Predecessor Company and payments to certain employees; professional fees and services and; claims allowed by the bankruptcy court which were originally obligations of LSL Group and LSL Biolafitte SA, former subsidiaries of the Predecessor Company, but became direct obligations of the Company pursuant to guarantee and reimbursement agreements.


6.     GAIN ON DISCHARGE OF DEBT

         Pursuant to SOP 90-7, the gain on the discharge of debt of $9,013,888 resulting from the reorganization proceedings was reflected as an extraordinary item in the statement of operations of the Company for the ten months ended July 30, 1999.

               Report of Independent Certified Public Accountants


To the Board of Directors
Unisyn Technologies, Inc.


         We have audited the accompanying balance sheet of Unisyn Technologies, Inc. (a subsidiary of Medi-Cult A/S) as of December 31, 1999, and the related statements of operations, changes in stockholder's equity and cash flows for the period January 14, 1999 (date of acquisition) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unisyn Technologies, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the period January 14, 1999 through December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred recurring losses from operations and has an accumulated deficit that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                         /s/ GRANT THORNTON LLP


Boston, Massachusetts
January 12, 2001

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Balance Sheet
December 31, 1999

--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
  Cash                                                              $   40,936
  Trade accounts receivable (net of allowance for doubtful
    accounts of $70,000)                                               602,095
  Other accounts receivable                                             13,411
  Inventories                                                          640,576
  Prepaid expenses                                                      45,092
                                                                    ----------
          Total current assets                                       1,342,110
                                                                    ----------

Property, plant and equipment, net                                   1,423,922

Other assets                                                            28,073
                                                                    ----------

          TOTAL ASSETS                                              $2,794,105
                                                                    ==========

LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
  Notes payable                                                     $7,294,073
  Accounts payable                                                     821,733
  Accrued liabilities                                                  211,364
  Deferred revenue                                                     154,336
                                                                    ----------
          Total current liabilities                                  8,481,506
                                                                    ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIT
  Common stock; $.001 par value; 1,000 shares authorized;
    10 shares issued and outstanding                                     1,000
  Additional paid in capital                                         2,228,255
  Accumulated deficit                                               (7,916,656)
                                                                    ----------
          Total stockholder's deficit                               (5,687,401)
                                                                    ----------

          TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT               $2,794,105
                                                                    ==========


The accompanying notes are an integral part of these financial statements.

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Statement of Operations
For the period January 14, 1999 (date of acquisition) through December 31, 1999

--------------------------------------------------------------------------------

REVENUES                                                      $ 3,489,573

OPERATING EXPENSES
  Cost of goods sold                                            4,335,637
  Research and development                                        151,391
  Selling and marketing                                           943,266
  General and administrative                                    1,635,589
  Impairment of goodwill                                        4,017,532
                                                              -----------
                                                               11,083,415

          Loss from operations                                 (7,593,842)

OTHER INCOME (EXPENSE)
  Interest income                                                  12,383
  Interest expense                                               (335,197)
                                                              -----------
                                                                 (322,814)
                                                              -----------

          NET LOSS                                           $ (7,916,656)
                                                              ===========


The accompanying notes are an integral part of these financial statements.

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Statement of Changes in Stockholder's Equity
For the period January 14, 1999 (date of acquisition) through December 31, 1999


--------------------------------------------------------------------------------

                                 Common Stock
                              -----------------      Additional     Accumulated
                               Shares     Value    Paid-In Capital     Deficit
                              -------   -------   ---------------   -----------
Balance, January 14, 1999       -        $    -       $        -    $        -

Issuance of common stock        10        1,000        2,228,255             -

Net loss                                                             (7,916,656)
                                --       ------       ----------    ------------
Balance, December 31, 1999      10       $1,000       $2,228,255    $(7,916,656)
                                ==       ======       ==========    ===========



The accompanying notes are an integral part of these financial statements.

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Statement of Cash Flows
For the period January 14, 1999 (date of acquisition) through December 31, 1999

--------------------------------------------------------------------------------

Increase (Decrease) in Cash

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                          $(7,916,656)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization                                       648,639
    Loss on sale of fixed assets                                            856
    Impairment of goodwill                                            4,017,532
    Changes in assets and liabilities:
      Trade accounts receivable                                        (280,291)
      Other accounts receivable                                          79,011
      Inventories                                                      (480,291)
      Prepaid expenses                                                  (29,107)
      Other assets                                                       23,925
      Accounts payable                                                 (342,391)
      Accrued liabilities                                              (333,202)
      Deferred revenue                                                  (30,853)
                                                                    -----------

          Net cash used in operating activities                      (4,717,417)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                           (366,784)
  Proceeds from sale of property, plant and equipment                     2,000
                                                                    -----------

          Net cash used in investing activities                        (364,784)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings on notes payable                                     5,017,205
                                                                    -----------

          Net cash provided by financing activities                   5,017,205

          Net decrease in cash                                          (64,996)

Cash, beginning of period                                               105,932
                                                                    -----------

Cash, end of period                                                 $    40,936
                                                                    ===========


The statement of cash flows for the period ended December 31, 1999 has been prepared on a basis which excludes the effects of the purchase of certain assets and liabilities more fully described in note C to the financial statements.


Supplemental Disclosure of Cash Flow Information:

  Cash paid during the period for:
    Interest                                                        $   463,299
                                                                    ===========



The accompanying notes are an integral part of these financial statements.

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Notes to Financial Statements
December 31, 1999

--------------------------------------------------------------------------------

NOTE A - OPERATIONS

   Unisyn Technologies, Inc. (the "Company"), a wholly owned subsidiary of Medi-Cult A/S ("Medi-Cult"), develops, manufacturers and markets products and contract services that produce antibodies. The Company also provides research and development services related to these products. The Company's products are utilized to manufacture biological material for the research, diagnostic and pharmaceutical segments of the biotechnology industry. The Company sells its products mainly to pharmaceutical companies and universities throughout the United States and Europe. International sales for the period January 14, 1999 through December 31, 1999 represented approximately 25% of the Company's net sales.

   On January 14, 1999, Medi-Cult through an acquisition company acquired all of the outstanding stock of Unisyn Technologies, Inc. for cash and Medi-Cult stock. The Company has accounted for its acquisition by Medi-Cult using the purchase method of accounting and accordingly, the purchase price has been allocated to the assets purchased and liabilities assumed based upon management estimate of the fair value at the date of acquisition with a corresponding credit to Additional-Paid-In-Capital (see note C).

   The Company has incurred net losses since its inception. Prior to the Company's acquisition by MediCult A/S on January 14, 1999, the predecessor company had an accumulated deficit of approximately $43,500,000. The Company incurred a net loss of $7,916,656 for the period January 14, 1999 through December 31, 1999. The Company has been slow in paying its other creditors on a timely basis. These factors raise doubt about the Company's ability to continue as a going concern.

   On May 25, 2000, the Company sold substantially all of its assets and liabilities to Cellex Biosciences, Inc. ("the Purchaser"), a Minnesota based corporation for a purchase price of approximately $2,309,000 of which $1,163,000 was payable in 930,000 shares of common stock of the Purchaser.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     USE OF ESTIMATES

       In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Significant estimates in these financial statements include balances in accounts receivable awaiting collection and the impairment of goodwill.

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Notes to Financial Statements - Continued
December 31, 1999

--------------------------------------------------------------------------------

     REVENUE RECOGNITION

       Revenue from product sales is recognized when the products are shipped to the customer. Revenue from service contracts is recognized as the services are performed. Amounts received in advance of shipment or services to be performed under contracts are recorded as deferred revenue. Estimated warranty costs are accrued at the time of product shipment.

     CONCENTRATION OF CREDIT RISK

       Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivables. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the customer base. To minimize risk, the Company performs ongoing credit evaluations of its customers. The Company maintains reserves for potential credit losses.

     CASH AND CASH EQUIVALENTS

       For purposes of the statement of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. Excess cash is primarily invested in certificates of deposits.

     INVENTORIES

       The Company's inventory costs are determined principally under the first-in, first-out ("FIFO") method and stated at the lower of cost or market.

     DEPRECIATION AND AMORTIZATION

       Depreciation and amortization is provided for in amounts sufficient to related the cost of depreciable assets to operations over their estimated service lives ranging from 3 to 5 years using the straight-line basis. Leasehold improvements are amortized over the life of the lease.

     GOODWILL

       On January 14, 1999, the Company was acquired by Medi-Cult A/S (see note
       C). In December 1999, the Company determined that there had been an impairment in the carrying value of its goodwill as a result of continued operating losses incurred. Management determined that the impairment required the write-off of the remaining unamortized balance of goodwill related to the purchase ($4,017,532). The impairment of goodwill has been reported as a loss in the Statement of Operations.

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Notes to Financial Statements - Continued
December 31, 1999

--------------------------------------------------------------------------------

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     INCOME TAXES

       The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets or liabilities are computed based on the difference between the financial statements and income tax bases of assets and liabilities using the enacted tax rates. Deferred income tax expense or credits are based on changes in the asset or liability from period to period. Depreciation for income tax purposes is based on various accelerated methods.

     ADVERTISING

       Advertising is expensed as incurred. For the period January 14, 1999 through December 31, 1999 advertising expense was approximately $41,000.


NOTE C - BUSINESS ACQUISITION

   On January 14, 1999, Medi-Cult through an acquisition company acquired all of the outstanding stock of Unisyn Technologies, Inc. Purchased assets consisted primarily of cash, accounts receivable, inventory and machinery and equipment. Liabilities assumed included all notes payable outstanding. Goodwill is being amortized over 25 years. A summary of the transaction is as follows:

     Consideration Given
       Cash paid                                                      $   10,000
       Value of Medi-Cult common stock issued                          2,219,255
                                                                      ----------

                                                                      $2,229,255
                                                                      ----------
     Assets Purchased
       Machinery and equipment                                        $1,548,114
       Other assets                                                       51,998
                                                                      ----------
                                                                       1,600,112
                                                                      ----------
     Assumed Liabilities
       Net working capital including cash of $105,932                  1,272,041
       Notes payable                                                   2,276,868
                                                                      ----------
                                                                       3,548,909
                                                                      ----------

               Total net liabilities assumed                          $1,948,797
                                                                      ==========

     Goodwill                                                         $4,178,052
                                                                      ==========

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Notes to Financial Statements - Continued
December 31, 1999

--------------------------------------------------------------------------------

NOTE D - INVENTORIES

   At December 31, 1999, inventory consists of the following:

     Raw materials                                                $ 89,112
     Work in process                                               215,266
     Finished goods                                                336,198
                                                                  --------

                                                                  $640,576
                                                                  ========


NOTE E - PROPERTY, PLANT AND EQUIPMENT

   At December 31, 1999, property and equipment consists of the following:

     Laboratory equipment                                        $  757,294
     Demonstration equipment                                         34,229
     Office equipment                                                 9,074
     Computer equipment                                             159,678
     Automobiles                                                    155,971
     Leasehold improvements                                         795,795
                                                                 ----------
                                                                  1,912,041
        Less accumulated depreciation (including $141,000
             relating to capital lease equipment)                  (488,119)
                                                                 ----------

        Total                                                    $1,423,922
                                                                 ==========

   Included in property, plant and equipment are purchases acquired through capital lease financing arrangements with a gross value of approximately $653,000 at December 31, 1999.


NOTE F - NOTES PAYABLE

   Notes payable consists of the following:

     Note payable to Parent, note bears interest at 5%.              $6,128,978

     Unsecured note payable in thirty-seven monthly principal
     payments. Interest is at 6% and the agreement expires
     during 2002.                                                       545,000

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Notes to Financial Statements - Continued
December 31, 1999

--------------------------------------------------------------------------------

NOTE F - NOTES PAYABLE - CONTINUED

     Capital lease obligations for laboratory and other
     equipment with a stockholder of the Company. The capital
     obligations are payable in monthly installments of
     $20,000. The obligations are secured by a first lien on all property. The interest rates on the agreement is for 12.5%
     and expires in 2002 (see note G).                               $  482,965

     Note payable to a financial institution, due in 60 equal
     monthly installments of principal and interest of $425.
     The note bears interest at 8.99% and is secured by a motor
     vehicle. The note matures in April 2001.                             6,767

     Loan from lessors of the Company's facilities in Hopkinton,
     MA and Worcester, MA for tenant improvements done at the
     facilities. The leases for these facilities expire on June 1,
     2001 and March 1, 2006, respectively.                              130,363
                                                                     ----------
                                                                      7,294,073

     Less current portion                                             7,294,073
                                                                     ----------

     Long-term portion                                               $    -
                                                                     ==========

   As a result of the Company's sale of substantially all of its assets and liabilities, all of the Company's notes payable has been classified as current.

   Assuming original maturity dates, aggregate maturities of notes payable are as follows:

       Year Ending
       December 31,                                             Amount
     ----------------                                         ----------
         2000                                                 $6,424,903
         2001                                                    345,353
         2002                                                    468,065
         2003                                                     24,870
         2004                                                     24,870
         Thereafter                                                6,012
                                                              ----------

                                                              $7,294,073
                                                              ==========

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Notes to Financial Statements - Continued
December 31, 1999

--------------------------------------------------------------------------------

NOTE G - COMMITMENTS AND CONTINGENCIES

   COMMITMENTS - LEASES

     The Company has capital leases covering certain laboratory and other equipment which run through 2002. In addition, the Company leases offices, laboratory and manufacturing facilities under operating leases that expire at various dates through March 2006. Certain of the facility leases provide for future rental increases based on changes in Consumer Price Index. Total rental expense for the period January 14, 1999 through December 31, 1999 was approximately $509,000.

     At December 31, 1999, the minimum rental commitments for noncancelable leases that have initial of remaining terms of more than one year are as follows:


                                                            Capital    Operating
                                                            Leases       Leases
                                                           --------   ----------
     2000                                                  $240,000   $  379,641
     2001                                                   240,000      335,003
     2002                                                    80,000      302,208
     2003                                                   -            255,336
     2004                                                   -            255,336
     Thereafter                                             -          2,851,252
                                                           --------   ----------

     Minimum commitments                                    560,000   $4,378,776
                                                                      ==========
     Less amount representing interest                      (77,035)
                                                           --------

     Capital lease obligations (included in notes payable)
        (see note F)                                       $482,965
                                                           ========


   CONTINGENCIES

     The Company is engaged in various litigation matters. Management believes the ultimate outcome of these litigation matters will not have a material adverse effect on the Company's financial position, liquidity or results of operations.

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Notes to Financial Statements - Continued
December 31, 1999

--------------------------------------------------------------------------------

NOTE H - RETIREMENT PLAN

   The Company maintains a retirement savings plan under Section 401(K) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participant to defer a portion of their annual compensation on a pretax basis. At December 31, 1999, the Company matches 50% of employees' contributions up to a maximum of 6% of their annual compensation. For the period January 14, 1999 through December 31, 1999, the Company contributed approximately $42,000 to the plan.


NOTE I - INCOME TAXES

   No provision for income taxes has been recorded for the period ended December 31, 1999 due to losses incurred during the period. At December 31, 1999, the Company has net operating loss carryforwards to reduce Federal taxable income. Due to various changes in ownership of the Company, virtually all of these carryforwards are subject to significant restrictions with respect to the ability of the Company to use these amounts to offset future taxable income. The Company has fully offset deferred tax assets resulting from differences in accounting between income tax and financial statement treatment with a valuation allowance. These differences consist almost entirely of net operating loss carryforwards.

                  BIOVEST INTERNATIONAL, INC.
                  (f/k/a Cellex Biosciences, Inc.)


                  CELLEX BIOSCIENCES, INC. AND
                  UNISYN TECHNOLOGIES, INC.

                  PRO FORMA UNAUDITED CONDENSED COMBINED
                  FINANCIAL INFORMATION

         Except as the context otherwise indicates, the term the "Company" refers to Cellex Biosciences, Inc.

         The following pro forma financial information and related notes thereto set forth the Company's historical balance sheet and statements of operations modified to reflect the adjustments required to effect the Company's purchase of certain assets and the assumption of certain liabilities of Unisyn Technologies, Inc. ("Unisyn"). The transaction is being recorded using the purchase method of accounting.

         The Company's pro forma balance sheet, and related notes thereto, sets forth the Company's historical balance sheet modified to reflect the adjustments required to effect the transaction as if it had occurred on March 31, 2000. The Company's unaudited balance sheet at March 31, 2000 has been modified by reflecting the unaudited balance sheet of Unisyn adjusted to reflect the assets purchased and liabilities assumed and the allocation of the purchase price to specific tangible and intangible assets, which values approximate fair value. At March 31, 2000, the purchase price of $2,536,000 was determined to be the sum of the value of the 930,000 shares of the Company's common stock, no par value, issuable by the Company pursuant to the transaction and the fair value of the liabilities assumed by the Company. The value of the Company's stock at $1.25 per share is based upon the last sale price of the Company's common stock pursuant to the Company's private placement offering during the period February 17 through May 3, 2000.

         The purchase price and allocation of purchase price at March 31, 2000 is determined as follows:

                 Value of common stock issued
                     (930,000 shares at $1.25 per share)     $ 1,163,000
                 Fair value of liabilities assumed               780,000
                 Cancellation of cash advances to Unisyn         450,000
                 Transaction costs                               143,000
                                                             -----------

                     Total Purchase Price                    $ 2,536,000
                                                             ===========

                 Accounts receivable, net                    $   613,000
                 Inventories, net                                563,000
                 Property, plant and equipment                 1,349,000
                 Other assets                                     11,000
                                                             -----------

                     Allocation of Purchase Price            $ 2,536,000
                                                             ===========

CELLEX BIOSCIENCES, INC.
PRO FORMA CONDENSED FINANCIAL STATEMENTS - CONTINUED
(UNAUDITED)

         The Company's historical statements of operations for the twelve months ended September 30, 1999 and the six months ended March 31, 2000 are presented assuming the transaction had occurred on October 1, 1998. The Company's historical results for the ten months ended July 31, 2000 (unaudited), the two months ended September 30, 1999 (audited) and the six months ended March 31, 2000 (unaudited) have been adjusted by reflecting the unaudited pro forma operating results of Unisyn for the twelve months ended September 30, 1999 and the six months ended March 31, 2000, adjusted to reflect the assets purchased and the liabilities assumed and the allocation of purchase price based upon estimated fair values on May 25, 2000, the effective date of the asset purchase agreement. The Company's average number of shares outstanding for the six months ended March 31, 2000 has been adjusted by adding the 930,000 shares of common stock issued by the Company in relation to the purchase. This pro forma does not purport to be indicative of the results which would have been reported if the purchase had occurred on October 1, 1998 or which may be reported in the future.

         As of July 31, 1999, the Company adopted fresh start reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7 Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). Due to the Company's emergence from Chapter 11 Reorganization and implementation of fresh-start reporting, the financial statements for the reorganized company as of July 31, 1999 and for the periods subsequent to July 31, 1999 (the "Reorganized Company") will not be comparable to those of the Company for the periods prior to July 31, 1999 (the "Predecessor Company"). The results of the periods shown for the Predecessor Company are not considered to be indicative of the results of operations that are expected for the Reorganized Company. The results of the Predecessor Company are not comparable to those of the Reorganized Company.

         Fresh-start reporting resulted in material changes to the Company's balance sheet at July 31, 1999, including valuation of assets at fair value in accordance with principles of the purchase method of accounting, valuation of liabilities pursuant to provisions of the Company's Plan of Reorganization and valuation of equity based on the reorganization value of the ongoing business. In accordance with fresh-start reporting, the gain on discharge of debt resulting from the reorganization proceedings was reflected on the financial statements of the Predecessor Company for the ten-month period ended July 30, 1999. In addition, the accumulated deficit of the Predecessor Company was eliminated and at July 31, 1999, the Reorganized Company's financial statements reflected no beginning retained earnings or deficit. In addition, the Company's capital structure was recast in conformity with the Company's Plan of Reorganization.

CELLEX BIOSCIENCES, INC. AND UNISYN TECHNOLOGIES, INC.
PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET
MARCH 31, 2000
(IN THOUSANDS)

                                                                                 Unisyn
                                                                   -------------------------------------
                                                                             Adjustments to
                                                                             Eliminate Items                      Pro Forma
                                                       Cellex                 Not Purchased     Unisyn     -------------------------
                                                    Biosciences    Unisyn     Or Assumed (1)   Restated    Adjustments     Combined
                                                    -----------   --------   ---------------  ----------  -------------  -----------
                        ASSETS

Current assets:
     Cash                                             $   232     $    71     $    (71)        $     -    $   (97) (2)     $    135
     Private placement offering proceeds receivable     1,881           -                            -                        1,881
     Accounts receivable, net                             448         613                          613                        1,061
     Costs and estimated earnings in excess of
          billings on uncompleted contracts               244           -                            -                          244
     Inventories                                        1,271         563                          563                        1,834
     Other                                                 36          37          (37)              -                           36
                                                      -------     -------     --------         -------    -------          --------

          Total  current assets                         4,112       1,284         (108)          1,176        (97)            5,191
                                                                                                                                  -
Property, plant and equipment, net                        146       1,367          (18)          1,349                        1,495

Other assets:
     Inventories                                          378           -                            -                          378
     Patents and trademarks, net                        1,069           -                            -                        1,069

     Other assets                                         365          11            -              11        247  (2)           23
                                                                                                             (600) (2)
     Reorganization value in excess of amounts                                                                                    -
          allocable to identifiable assets              2,713           -            -               -          -             2,713
                                                      -------     -------     --------         -------    -------          --------

          Total Assets                                $ 8,783     $ 2,662     $   (126)        $ 2,536    $  (450)         $ 10,869
                                                      =======     =======     ========         =======    =======          ========

     LIABILITIES
Current liabilities:
     Notes payable                                    $   130     $ 7,849     $ (7,849)            $ -        $ -             $ 130
     Accounts payable                                     318       1,043         (263)            780          -             1,098
     Customer deposits                                    371           -                            -          -               371
     Accrued liabilities                                  329         365         (365)              -        143  (2)          472
     Billings in excess of costs and estimated
          earnings on uncompleted contracts                24           -            -               -          -                24
                                                      -------     -------     --------         -------    -------          --------

          Total current liabilities                     1,172       9,257       (8,477)            780        143             2,095

Long-term debt                                            550           -            -               -          -               550

Shareholders' equity:
     Common stock                                                       1           (1)              -          -                 -
     Additional paid in capital                         7,912       2,228       (2,228)              -      1,163  (3)        9,075
     Accumulated deficit                                 (851)     (8,824)       8,824               -          -              (851)
                                                      -------     -------     --------         -------    -------          --------
                                                      $ 8,783     $ 2,662     $ (1,882)        $   780    $ 1,306          $ 10,869
                                                      =======     =======     ========         =======    =======          ========

-------------------------------
(1) Pursuant to the Asset Purchase Agreement, the assets purchased include accounts receivable, inventory, property plant and equipment, licenses, proprietary software, certain prepaid expenses and deposits, and intangible assets including patents, trademarks, servicemarks, service names, copryrights and other intangibles. Liabilities assumed include certain accounts payable and accrued liabilities including severance obligations.

(2) During the period April 1 through May 25, 2000, the Company provided to Unisyn an additional $97,000 in working capital advances and incurred additional costs relating to the transaction in the amount of $45,000. Pursuant to the Asset Purchase Agreement, the obligation of Unisyn to repay the advances in the aggregate amount of $450,000 was cancelled.

(3) To record the issuance of 930,000 shares of the Company's common stock at $1.25 per share (based on the most recent sale price of the Company's common stock pursuant to a private placement offering of the Company's common stock during the period February 17 through May 3, 2000.

CELLEX BIOSCIENCES, INC. AND UNISYN TECHNOLOGIES, INC.
PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2000
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                        Pro Forma
                                                                                               --------------------------------
                                                               Cellex           Unisyn         Adjustments (1)      Combined
                                                             ----------      ------------      ---------------   --------------
Revenues:
      System sales                                            $     223          $    390                             $     613
      Consumable sales                                              682               544                                 1,226
      Contract production services                                1,069               921                                 1,990
      Other                                                          90              (119)                                  (29)
                                                              ---------          --------                             ---------

          Total revenues                                          2,064             1,736                                 3,800

Operating costs and expenses:
      Cost of sales                                               1,211             2,692                                 3,903
      Research and development                                      214                66                                   280
      Marketing, general and administrative                       1,197               250                 409             1,856
      Impairment of goodwill                                          -             4,018              (4,018)                -
                                                              ---------          --------             -------         ---------

          Total operating costs and expenses                      2,622             7,026              (3,609)            6,039

      Loss from operations                                         (558)           (5,290)              3,609            (2,239)

Other income (expense)
      Interest expense, net                                        (128)             (208)                208              (128)
      Other income (expense), net                                    32                 -                                    32
                                                              ---------          --------             -------         ---------
                                                                    (96)             (208)                208               (96)
                                                              ---------          --------             -------         ---------

Net loss                                                      $    (654)         $ (5,498)            $ 3,817         $  (2,335)
                                                              =========          ========             =======         =========

Net loss per common share - basic and diluted (2)             $   (0.38)                              $  4.10         $   (0.87)
                                                              =========                               =======         =========

Weighted average number of common shares
      outstanding - basic and diluted (3)                     1,739,122                               930,000         2,669,122
                                                              =========                               =======         =========

---------------------
(1) Pursuant to the Asset Purchase Agreement, certain assets were purchased and certain liabilities were assumed relating to the Unisyn business. The pro forma adjustments reflect the elimination of costs, expenses and certain credits that do not relate to the operations of the Unisyn business or to the assets acquired or liabilities assumed.

(2) Loss per common share for Unisyn has not been computed because the information is not considered meaningful.

(3) For the six months ended March 31, 2000, the weighted average number of the Company's common shares has been adjusted to reflect the issuance of 930,000 shares of the Company's common stock pursuant to the Asset Purchase Agreement.
                                      F-53

CELLEX BIOSCIENCES, INC. AND UNISYN TECHNOLOGIES, INC.
PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1999
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                      Cellex Biosciences
                                          ----------------------------------------------
                                           Ten Months      Two Months     Fiscal Year
                                              Ended          Ended           Ended                              Pro Forma
                                             July 30,     September 30,   September 30,                 ---------------------------
                                              1999            1999            1999           Unisyn                       Combined
                                           (unaudited)      (audited)      (unaudited)    (unaudited)   Adjustments(1)  (unaudited)
                                          -------------   -------------   -------------   -----------   --------------  -----------
Revenues:
   System sales                            $        543    $       173     $       716    $      806                     $   1,522
   Consumable sales                               1,180            320           1,500         1,271                         2,771
   Contract production services                   2,250            345           2,595         1,080                         3,675
   Other                                            200             30             230             -                           230
                                          -------------   -------------   -------------   -----------   --------------  -----------

      Total revenues                              4,173            868           5,041         3,157                         8,198
                                          -------------   -------------   -------------   -----------   --------------  -----------

Operating costs and expenses:
   Cost of sales                                  2,819            674           3,493         3,698                         7,191
   Research and development                         320             42             362           199                           561
   Marketing, general and administrative          1,281            292           1,573         3,795             (170)       5,198
                                          -------------   -------------   -------------   -----------   --------------  -----------

      Total operating costs and expenses          4,420          1,008           5,428         7,692             (170)      12,950

   Loss from operations                            (247)          (140)           (387)       (4,535)             170       (4,752)

Other income (expense)
   Interest expense, net                           (421)           (57)           (478)         (392)    $        392         (478)
                                          -------------   -------------   -------------   -----------   --------------  -----------
      Total                                        (421)           (57)           (478)         (392)             392         (478)
                                          -------------   -------------   -------------   -----------   --------------  -----------

Net loss before reorganization items               (668)          (197)           (865)       (4,927)             562       (5,230)
   Reorganization items                          (2,602)             -          (2,602)            -                -       (2,602)
                                          -------------   -------------   -------------   -----------   --------------  -----------

Net loss before extraordinary item               (3,270)          (197)         (3,467)       (4,927)             562       (7,832)
   Gain on discharge of debt                      9,014              -           9,014             -                -        9,014
                                          -------------   -------------   -------------   -----------   --------------  -----------

Net income (loss)                          $      5,744    $      (197)    $     5,547    $   (4,927)    $        562    $   1,182
                                          =============   =============   =============   ===========   =============   ===========

Net loss per common share - basic and diluted - before
   reorganization and extraordinary items (2)                      N/A             N/A                                         N/A
                                                          =============   =============                                 ===========

--------------------------
(1) Pursuant to the Asset Purchase Agreement, certain assets were purchased and certain liabilities were assumed relating to the Unisyn business. The pro forma adjustments reflect the elimination of costs and expenses that do not relate to the operations of the Unisyn business or to the assets acquired or liabilities assumed.

(2) Pursuant to the Company's reorganization which became effective July 31, 1999, the Predecessor Company's existing equity securities were deemed cancelled and 1,000,000 shares of new common stock were deemed issued to the Company's new investors and creditors. Loss per common share for the Predecessor Company has not been computed because the information is not meaningful. In addition, loss per common share for Unisyn has not been computed because the information is not considered to be meaningful.

         No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


                             ----------------------


                                14,898,468 Shares


                           BIOVEST INTERNATIONAL, INC.

                                  common stock
                             ----------------------

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS


         Delaware law permits a corporation to indemnify its officers, directors, employees and agents and expressly provides that such indemnification shall not be deemed exclusive of any indemnification right provided under any bylaw, vote of stockholders or disinterested directors or otherwise. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against parties entitled to indemnity for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner such person reasonably believed was in or not opposed to the best interests of the corporation. In Delaware indemnification is available in a criminal action only if the person seeking indemnity had no reasonable cause to believe that the person's conduct was unlawful. Delaware law does not allow indemnification for directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) as to which such director is adjudged to be liable to the corporation unless indemnification (limited to expenses) is ordered by a court. Our Certificate of Incorporation provides for indemnification to the full extent permitted by Delaware law.



ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:




     Description                                                   ($) Amount
     -----------                                                   ----------
     SEC Registration fee.................................           2,471.40
     Legal fees and expenses..............................          20,000.00
     Printing and shipping expenses.......................          10,000.00
     Accounting fees and expenses.........................          15,000.00
     Transfer and miscellaneous expenses..................           2,528.60
                                                                   ----------
                TOTAL                                              $50,000.00

* All expenses are estimated except the Commission filing fee.



ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES



Since July 31, 1999, we have sold and issued the following securities:

         1. In accordance with the Plan, effective as of July 31, 1999, we issued 520,000 shares of our common stock to Biovest LLC. Also, in accordance with the Plan, after we received additional funding from Biovest LLC and upon the occurrence of certain events, effective as of March 15, 2000, we issued to Biovest LLC 1,434,401 additional shares of our common stock, of which 230,000 shares were held in escrow since July 31, 1999. In addition, we issued 26,836 shares of our common stock in July 1999 and 5,000 shares in fiscal year 2000 to compensate certain employees for accrued but unpaid salary and employment benefits.

         2. During 2000, we issued 2,508,952 shares of our common stock to Biovest LLC in exchange for discharging our obligation to Biovest LLC in the amount of $3,136,000.


         3. In March 2000, we issued 239,998 shares of our common stock to two of our officers in lieu of compensation that we owed to them for services rendered through March 31, 2000.

         4. Effective May 25, 2000, we acquired substantially all the assets and technology, and assumed certain liabilities, of Unisyn Technologies, Inc. In exchange for Unisyn's assets, we issued 930,000 shares of our common stock.

         5. From February to May 31, 2000, we sold 2,785,200 shares of our common stock at $1.25 per share for approximately $3,481,000 pursuant to a private placement offering. The proceeds from this offering were $3,215,000, net of issuance costs of $266,000.

         6. In addition, in August 2000, we entered into an agreement with a group of investment advisors under which the advisors purchased 400,000 shares of our common stock at $1.25 per share and agreed to provide financial consulting services in exchange for equity interests in our company. On January 5, 2001, we entered into a new agreement that defined the equity interests to be provided in exchange for the consulting services to be rendered. Under the terms of the new agreement, the advisors are to provide consulting services to us for a one-year period from August 15, 2000 to August 15, 2001 in exchange for 800,000 irrevocable warrants. The warrants are exercisable at any time within five years from January 5, 2001; 550,000 warrants have an exercise price of $1.25 per share and 250,000 warrants have an exercise price of $2.00 per share.

         7. The Board also approved the grant of 140,000 stock options to an outside advisor for services rendered. At the time our stockholders approved our 2000 Stock Option Plan, compensation expense for the services rendered was recognized in the amount of $64,000 based upon the estimated fair value of the options.

         8. During the nine months ended June 30, 2001, we issued 123,000 shares of our common stock to several employees in lieu of compensation and 30,000 shares for services rendered to us by an outside consultant. The shares were valued at $1.25 per share, which resulted in approximately $154,000 and $38,000 of expense.


         9. In September 2001, we issued 196,281 shares of our common stock to Biovest LLC in exchange for discharging our obligation to Biovest LLC in the amount of $245,351.


The sales of the foregoing shares of our common stock were made in reliance upon the registration exemption under Section 4(2) of the Act, and/or Regulation D promulgated under that exemption, as transactions by an issuer not involving a public offering. To our knowledge, the purchasers of the shares our common stock described above acquired their shares for their own account and not with the view to a public distribution.


ITEM 27. EXHIBITS

(a)      EXHIBITS

3.1      Certificate of Incorporation of the Registrant.(1)

3.2      Bylaws of the Registrant.(1)


4.1      Specimen Certificate of the Registrant's common stock.


5.1      Opinion of Morrison Cohen Singer & Weinstein, LLP, counsel to the
         Registrant.


10.1     Biovest International, Inc. 2000 Stock Option Plan. (2)

10.2 Asset Purchase Agreement between the Company and Unisyn Technologies, Inc. (3)

10.3     Agreement between the Company and Bridge Partners III, LLC. (4)

23.1 Consents of Grant Thornton LLP, independent certified public accountants.

23.2 Consent of Morrison Cohen Singer & Weinstein, LLP, counsel to the Registrant. Reference is made to Exhibit 5.1.

24.1 Power of Attorney (contained on the signature page to this Registration Statement).
---------------------------------------------

         (1) Incorporated by reference to the Registrant's Form 10-QSB for the period ended June 30, 2001, which was filed on August 20, 2001.


         (2) Incorporated by reference to Registrant's Form 10-QSB for the period ended March 31, 2001, which was filed on May 21, 2001.

         (3) Incorporated by reference to the Company's Current Report on Form 8-K dated July 7, 2000.

         (4) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the period ended September 30, 2000, which was filed on January 16, 2001.



B.       FINANCIAL STATEMENT SCHEDULE

         Schedules not listed above have been omitted because the information required to be shown therein is not applicable or is shown in the financial statements or notes thereto.



ITEM 28. UNDERTAKINGS



         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Englewood Cliffs, Bergen County, State of New Jersey, on the 9th day of November, 2001.




                                        BIOVEST INTERNATIONAL, INC.





                                        By: /s/ Christopher Kyriakides
                                           ___________________________________
                                           Name:  Dr. Christopher Kyriakides
                                           Title: Chief Executive Officer


                   SIGNATURE                                        TITLE                             DATE
                   ---------                                        -----                             ----

/s/ Christopher Kyriakides
----------------------------------------
Dr. Christopher Kyriakides                              Director, Chairman of the Board             November 9, 2001
                                                        and Chief Executive Officer

/s/ Othon Mourkakos
----------------------------------------
Othon Mourkakos                                         Director, President, Secretary and          November 9, 2001
                                                        Chief Operating Officer


----------------------------------------
David DeFouw, Ph.D.                                     Director

/s/ Thomas F. Belleau
----------------------------------------
Thomas F. Belleau                                       Chief Financial Officer
                                                        (Principal Accounting and Financial         November 9, 2001
                                                        Officer)